Exhibit 10.1

EXECUTION COPY

CREDIT AGREEMENT

dated as of May 18, 2015

among

CYALUME TECHNOLOGIES HOLDINGS, INC.

AND CERTAIN OF ITS SUBSIDIARIES,

as Borrower,

THE VARIOUS FINANCIAL INSTITUTIONS PARTY HERETO,
as Lenders,

and

MONROE CAPITAL MANAGEMENT ADVISORS, LLC,
as Administrative Agent and Lead Arranger

i

(continued)

ii

(continued)

iii

(continued)

iv

(continued)

v

(continued)

vi

(continued)

ANNEXES

ANNEX A	Lenders and Pro Rata Shares
ANNEX B	Addresses for Notices

SCHEDULES

SCHEDULE 9.6	Litigation and Contingent Liabilities
SCHEDULE 9.8	Subsidiaries
SCHEDULE 9.16	Insurance
SCHEDULE 9.17	Real Property
SCHEDULE 9.21	Labor Matters
SCHEDULE 10.12	Post-Closing Obligations
SCHEDULE 11.1	Existing Debt
SCHEDULE 11.2	Existing Liens

vii

SCHEDULE 11.7	Transactions with Affiliates
SCHEDULE 11.11	Investments
SCHEDULE 12.1	Debt to be Repaid

EXHIBITS

EXHIBIT A	Form of Note (Section 3.1)
EXHIBIT B	Form of Compliance Certificate (Section 10.1.3)
EXHIBIT C	Form of Borrowing Base Certificate (Section 10.1.6)
EXHIBIT D	Form of Assignment Agreement (Section 15.6.1)
EXHIBIT E	Form of Notice of Borrowing (Section 2.2.2)

viii

CREDIT AGREEMENT

THIS CREDIT AGREEMENT dated as of May 18, 2015 (this “Agreement”) is entered into among (i) Cyalume Technologies Holdings, Inc., a Delaware corporation (“Holdings”), (ii) Cyalume Technologies, Inc., a Delaware corporation (“CTI”), (iii) Cyalume Specialty Products, Inc., a Delaware corporation (“CSPI”), (iv) COMBAT TRAINING SOLUTIONS, INC., a Colorado corporation (“CTSI”), (v) Cyalume Realty, Inc., a Delaware corporation (“CRI”), and (vi)  CT SAS HOLDINGS, INC., a Delaware corporation (“SAS Holdings”, and together with Holdings, CTI, CSPI, CTSI and CRI, individually and collectively referred to herein as “Borrower”), (vi) the financial institutions that are or may from time to time become parties hereto (together with their respective successors and assigns, the “Lenders”), and (vii) Monroe Capital Management Advisors, LLC (in its individual capacity, “Monroe Capital”), as administrative agent for the Lenders.

RECITALS

WHEREAS, Borrower has requested that the Lenders make Loans to provide the funds required to refinance the existing Debt of Borrower, to make the Omniglow Settlement Payment and to provide for the ongoing general corporate purposes and working capital needs of Borrower as further provided herein up to an aggregate principal amount of $25,000,000 in the form of (a) Term A Loans to Borrower in an aggregate principal amount not to exceed $18,000,000, (b) Revolving Loans to Borrower from time to time in an aggregate principal amount not to exceed $5,000,000, and (c) Delayed Draw Term Loans to Borrower in an aggregate principal amount not to exceed $2,000,000, and the Lenders are willing to do so on the terms and conditions set forth herein.

WHEREAS, to secure the Loans and other Obligations, Borrower is granting to Administrative Agent, for the benefit of Administrative Agent and Lenders, a security interest in and lien upon all of Borrower’s real and personal property.

In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

Section 1     DEFINITIONS.

1.1           Definitions. When used herein the following terms shall have the following meanings:

“Account Debtor” is defined in the Guaranty and Collateral Agreement.

“Account or Accounts” is defined in the UCC.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or a substantial portion of the assets of a Person, or of all or a substantial portion of any business or division of a Person, (b) the acquisition of in excess of 50% of the Capital Securities of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is already a Subsidiary).

“Administrative Agent” means Monroe Capital in its capacity as administrative agent for the Lenders hereunder and any successor thereto in such capacity.

“Affected Loan” is defined in Section 8.3.

“Affiliate” of any Person means (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, (b) any officer, manager or director of such Person and (c) with respect to any Lender, any entity administered or managed by such Lender or an Affiliate or investment advisor thereof and which is engaged in making, purchasing, holding or otherwise investing in commercial loans. A Person shall be deemed to be “controlled by” any other Person if such Person possesses, directly or indirectly, power to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Unless expressly stated otherwise herein, neither Administrative Agent nor any Lender shall be deemed an Affiliate of any Loan Party.

“Agent Fee Letter” means the fee letter dated as of even date herewith between Borrower and Administrative Agent.

“Agreement” is defined in the preamble of this Agreement.

“Allocable Amount” is defined in Section 16.6.

“Applicable Margin” means the following percentages per annum: (a) with respect to Revolving Loans, 9.00% for LIBOR Loans and 8.00% for Base Rate Loans, (b) with respect to Term A Loans, 9.00% for LIBOR Loans and 8.00% for Base Rate Loans, and (c) with respect to Delayed Draw Term Loans, 9.00% for LIBOR Loans and 8.00% for Base Rate Loans.

“Approved Fund” means (i) any Person (other than a natural person) engaged in making, purchasing, holding, or investing in commercial loans and similar extensions of credit and that is advised, administered, or managed by a Lender, an Affiliate of a Lender (or an entity or an Affiliate of an entity that administers, advises or manages a Lender); (ii) with respect to any Lender that is an investment fund, any other investment fund that invests in loans and that is advised, administered or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor; and (iii) any third party which provides “warehouse financing” to a Person described in the preceding clause (i) or (ii) (and any Person described in said clause (i) or (ii) shall also be deemed an Approved Fund with respect to such third party providing such warehouse financing).

“Asset Disposition” means the sale, lease, assignment or other transfer for value (each, a “Disposition”) by any Loan Party to any Person (other than Borrower) of any asset or right of such Loan Party (including, the loss, destruction or damage of any thereof or any actual or threatened (in writing to any Loan Party) condemnation, confiscation, requisition, seizure or taking thereof), other than Excluded Asset Dispositions.

2

“Assignee” is defined in Section 15.6.1.

“Assignment Agreement” is defined in Section 15.6.1.

“Attorney Costs” means, with respect to any Person, all reasonable fees and charges of any counsel to such Person and all court costs and other out-of-pocket legal expenses.

“Bank Product Agreements” means those certain agreements entered into from time to time between any Loan Party and a Lender or its Affiliates in connection with any of the Bank Products, including without limitation, Hedging Agreements.

“Bank Product Obligations” means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by the Loan Parties to any Lender or its Affiliates pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that a Loan Party is obligated to reimburse to Administrative Agent or any Lender as a result of Administrative Agent or such Lender purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to the Loan Parties pursuant to the Bank Product Agreements.

“Bank Products” means any service provided to, facility extended to, or transaction entered into with, any Loan Party by any Lender or its Affiliates consisting of, (a) deposit accounts, (b) cash management services, including, controlled disbursement, lockbox, electronic funds transfers (including, book transfers, fedwire transfers, and ACH transfers), online reporting and other services relating to accounts maintained with any Lender or its Affiliates, (c) debit cards and credit cards, (d) Hedging Agreements or (e) so long as prior written notice thereof is provided by Lender (or its Affiliate) providing such service, facility or transaction and Administrative Agent consents in writing to its inclusion as a Bank Product, any other service provided to, facility extended to, or transaction entered into with, any Loan Party by a Lender or its Affiliates.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.), as amended and in effect from time to time and the regulations issued from time to time thereunder.

“Base Rate” means at any time a fluctuating rate per annum equal to the greatest of (a) the Federal Funds Rate plus 0.5%, (b) the Prime Rate, (c) 2.00%, and (d) the LIBOR Rate plus 1.0%.

“Base Rate Loan” means any Loan which bears interest at or by reference to the Base Rate.

“Borrower” is defined in the preamble of this Agreement.

“Borrower Representative” means Holdings.

3

“Borrowing Base” means an amount equal to the sum of (a) 85% of the unpaid amount (net of such reserves and allowances as Administrative Agent deems necessary in its reasonable discretion, without duplication) of all Eligible Accounts, plus (b) 60% of the value of all Eligible Inventory valued at the lower of cost or market (net of such reserves and allowances as Administrative Agent deems necessary in its reasonable discretion, without duplication). Provided that no Default or Event of Default has occurred and is continuing, Administrative Agent shall give written notice to Borrower Representative of Administrative Agent’s determination of any new reserves from the Borrowing Base within five (5) Business Days of such determination.

“Borrowing Base Certificate” means a certificate substantially in the form of Exhibit C.

“BSA” is defined in Section 10.4.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, Illinois and, in the case of a Business Day which relates to a LIBOR Loan, on which dealings are carried on in the London interbank eurodollar market.

“Capital Expenditures” means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of Holdings and its Subsidiaries, including expenditures in respect of Capital Leases, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (a) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (b) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

“Capital Lease” means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

“Capital Securities” means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued or acquired after the Closing Date, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership, interests in a Trust, interests in other unincorporated organizations or any other equivalent of such ownership interest.

“Cash Collateralize” means to deliver cash collateral to an Issuing Lender, to be held as cash collateral for outstanding Letters of Credit, pursuant to documentation satisfactory to such Issuing Lender and in an amount satisfactory to such Issuing Lender which amount may be up to 110% of the Stated Amount of outstanding Letters of Credit. Derivatives of such term have corresponding meanings.

4

“Cash Equivalent Investment” means, at any time, (a) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by a Lender or its holding company) rated at least A-l by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or P-l by Moody’s Investors Service, Inc., (c) any certificate of deposit, time deposit or banker’s acceptance, maturing not more than one year after such time, or any overnight federal funds transaction that is issued or sold by any Lender or its holding company (or by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000), (d) any repurchase agreement entered into with any Lender (or commercial banking institution of the nature referred to in clause (c)) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) above and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder and (e) money market accounts or mutual funds which invest exclusively in assets satisfying the foregoing requirements, and (f) other short term liquid investments approved in writing by Administrative Agent.

“CFC” means a “controlled foreign corporation” as defined in Section 957(a) of the Code.

“Change of Control” means the occurrence of any of the following events: (a) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Securities and Exchange Act of 1934, as amended) shall have acquired beneficial ownership, directly or indirectly, of 35% or more on a fully diluted basis of the voting and/or economic interest in the Capital Securities of Holdings (other than Renova US Management, LLC d/b/a Columbus Nova or any of its Affiliates, including, without limitation, US VC Partners, L.P., and Cova Small Cap Holdings) or shall have obtained, directly or indirectly, the power (whether or not exercised) to elect (through contract, ownership of voting securities or otherwise) a majority of the members of the board of directors of Holdings or to direct the management policies and decisions of Holdings; (b) the majority of the seats (other than vacant seats) on the board of directors of Holdings shall cease to be occupied by Persons who either (i) were members of the board of directors of Holdings on the Closing Date or (ii) were nominated for election by the board of directors of Holdings, a majority of whom were directors on the Closing Date or whose election or nomination for election was previously approved by a majority of such directors; (c) Holdings shall cease to own and control 100% of each class of the outstanding Capital Securities of each of CTI, CSPI and SAS Holdings; (d) CTI shall cease to own and control 100% of each class of the outstanding Capital Securities of each of CTSI and CRI; (e) SAS Holdings shall cease to own and control 100% of each class of the outstanding Capital Securities of Cyalume France; (f) Borrower shall cease to, directly or indirectly, own and control 100% of each class of the outstanding Capital Securities of each other Subsidiary; (g) Zivi Nedivi shall cease to hold the office of Chief Executive Officer of each of the Loan Parties unless a successor is appointed within six (6) months of such cessation reasonably acceptable to Administrative Agent; or (h) a “Change of Control” (or similar event) shall occur under any documents evidencing or relating to Subordinated Debt.

“Closing Date” is defined in Section 12.1.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means “Collateral” (as defined in the Guaranty and Collateral Agreement) and any and all other property now or hereafter securing Obligations.

5

“Collateral Access Agreement” means an agreement in form and substance reasonably satisfactory to Administrative Agent pursuant to which a mortgagee or lessor of real property on which collateral is stored or otherwise located, or a warehouseman, processor or other bailee of Inventory or other property owned by any Loan Party, acknowledges the Liens of Administrative Agent, waives or subordinates any Liens held by such Person on such property and consents to any equity pledge and enforcement thereof, and, in the case of any such agreement with a mortgagee or lessor, permits Administrative Agent reasonable access to and use of such real property following the occurrence and during the continuance of an Event of Default to remove, assemble, complete or sell any Collateral stored or otherwise located thereon.

“Collateral Documents” means, collectively, the Guaranty and Collateral Agreement, each Mortgage, each Collateral Access Agreement, each Perfection Certificate, each control agreement and any other agreement or instrument pursuant to which Borrower, any Subsidiary or any other Person grants or purports to grant collateral to Administrative Agent for the benefit of the Lenders or otherwise relates to such collateral.

“Colon Debt” means unsecured Debt owing by Holdings to Antonio Colon pursuant to that certain Promissory Note dated as of November 19, 2013 in the original principal amount of $1,075,000 made by Holdings in favor of Antonio Colon.

“Colon Settlement Agreement” means that certain Settlement Agreement dated as of November 19, 2013 among Antonio Colon, Holdings, CTI and CRI.

“Commitment” means, as to any Lender, such Lender’s commitment to make Loans, and to issue or participate in Letters of Credit, under this Agreement. The initial amount of each Lender’s Commitment is set forth on Annex A.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit B.

“Computation Period” means each period of twelve (12) consecutive months ending on the last day of a month or Fiscal Quarter, as applicable.

“Consolidated Net Income” means, with respect to Holdings and its Subsidiaries for any period, the consolidated net income (or loss) of Holdings and its Subsidiaries for such period, excluding (i) any gains (or loss) from Asset Dispositions, (ii) any extraordinary gains or extraordinary losses (as characterized in accordance with GAAP), (iii) any gains (or loss) from discontinued operations, (iv) the income of any Person (other than a Subsidiary of Holdings) in which Holdings or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by Holdings or such Subsidiary in the form of dividends or similar distributions, (v) the undistributed earnings of any Subsidiary of Holdings to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation, governing document or law applicable to such Subsidiary, and (vi) the income of any Subsidiary of Holdings which is not a guarantor of the Obligations (excluding Cyalume France).

6

“Contingent Liability” means, with respect to any Person, each obligation and liability of such Person and all such obligations and liabilities of such Person incurred pursuant to any agreement, undertaking or arrangement by which such Person: (a) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (b) guarantees the payment of dividends or other distributions upon the Capital Securities of any other Person; (c) undertakes or agrees (whether contingently or otherwise): (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person, or (iii) to make payment to any other Person other than for value received; (d) agrees to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (e) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (f) undertakes or agrees otherwise to assure a creditor against loss. The amount of any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its assets or property is bound.

“Controlled Group” means all members of a controlled group of corporations, all members of a controlled group of trades or businesses (whether or not incorporated) under common control and all members of an affiliated service group which, together with Holdings or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

“Cyalume France” means Cyalume Technologies, SAS, an entity organized under the laws of France.

7

“Debt” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all indebtedness evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (d) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business), (e) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person; provided that if such Person has not assumed or otherwise become liable for such indebtedness, such indebtedness shall be measured at the fair market value of such property securing such indebtedness at the time of determination, (f) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn), bankers’ acceptances and similar obligations issued for the account of such Person (including the Letters of Credit), (g) all Hedging Obligations of such Person, (h) all Contingent Liabilities of such Person, (i) all Debt of any partnership of which such Person is a general partner, (j) all non-compete payment obligations, earn-outs and similar obligations and (k) any Capital Securities or other equity instrument, whether or not mandatorily redeemable, that under GAAP is characterized as debt, whether pursuant to financial accounting standards board issuance No. 150 or otherwise.

“Debt to be Repaid” means Debt listed on Schedule 12.1.

“Default” means any event that, if it continues uncured, will, with lapse of time or notice or both, constitute an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Loans or participations in Letters of Credit required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, unless the subject of a good faith dispute, (c) has been deemed or has a parent company that has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding, (d) has notified Borrower, Administrative Agent, any Issuing Lender or any Lender that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit or (e) has failed to confirm within three Business Days of a request by Administrative Agent that it will comply with the terms of this Agreement relating to its obligations to fund prospective Revolving Loans and participations in then outstanding Letters of Credit.

“Delayed Draw Term Loan” is defined in Section 2.1.3.

“Delayed Draw Term Loan Commitment” means, as to any Lender, such Lender’s commitment to make Delayed Draw Term Loans under this Agreement. The amount of each Lender’s Delayed Draw Term Loan Commitment is set forth on Annex A. The aggregate amount of the Delayed Draw Term Loan Commitments of all Lenders is $2,000,000.

“Delayed Draw Term Loan Commitment Expiration Date” means January 10, 2016.

“Delayed Draw Term Loan Non-Use Fee” is defined in Section 5.4.

“Delayed Draw Term Loan Funded Amount” means, with respect to any Lender at any time, the original aggregate principal amount of all Delayed Draw Term Loans funded by such Lender.

8

“Delayed Draw Term Loan Funding Date” means the date that the Omniglow Settlement Payment is due and payable under the Omniglow Settlement Agreement, which in any event shall not be earlier than December 1, 2015 (unless otherwise approved in writing by Administrative Agent) or later than the Delayed Draw Term Loan Commitment Expiration Date.

“Designated Proceeds” is defined in Section 6.2.2(a).

“Dollar” and the sign “$” mean lawful money of the United States of America.

“EBITDA” means, for any period, Consolidated Net Income for such period; plus, to the extent deducted in determining such Consolidated Net Income, in each case, for such period: (i) Interest Expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) (A) non-recurring non-cash charges reducing such Consolidated Net Income which do not represent a cash item in such period or any future period, (B) recurring non-cash foreign exchange losses and non-cash stock compensation expenses, (v) board of director fees and expenses paid or payable (to the extent permitted to be paid hereunder) in an aggregate amount not to exceed $25,000 per Fiscal Year, (vi) reasonable out-of-pocket legal costs, fees and expenses paid to counsel to Borrower in connection with amendments or modifications of the Loan Documents in an aggregate amount not to exceed $25,000 per Fiscal Year and out-of-pocket legal costs, fees and expenses paid to counsel to Administrative Agent in connection with amendments or modifications of the Loan Documents, (vii) amendment, waiver or forbearance fees paid to, and charged by, the Administrative Agent or any Lender in connection with any amendment to the Loan Documents, and (viii) transaction fees and expenses paid in connection with the consummation of the transactions contemplated by this Agreement not to exceed $1,920,144 in the aggregate, provided, however, that all such fees and expenses shall be paid within sixty (60) days after the Closing Date; minus to the extent included in determining such Consolidated Net Income, all non-recurring non-cash income or gains for such period and recurring non-cash foreign exchange gains for such period, provided, however, that the EBITDA of Cyalume France included in the total EBITDA of Holdings and its Subsidiaries shall not exceed 35% of the total EBITDA of Holdings and its Subsidiaries that are guarantors of the Obligations. Notwithstanding the foregoing, “EBITDA” shall be calculated as follows solely for each of the following one month periods:

ONE MONTH PERIOD ENDING	EBITDA
5/31/14	$227,000
6/30/14	$221,000
7/31/14	$468,000
8/31/14	$449,000
9/30/14	$278,000
10/31/14	$550,000
11/30/14	$660,000
12/31/14	$858,000
1/31/15	$130,000
2/28/15	$749,000
3/31/15	$249,000

9

“ECF Percentage” means 50%.

“Eligible Account” means an Account owing to Borrower which meets each of the following requirements:

(a)          it arises from the sale or lease of goods or the rendering of services which have been fully performed by Borrower; and if it arises from the sale or lease of goods, (i) such goods comply in all material respects with such Account Debtor’s specifications (if any) and have been delivered to such Account Debtor and (ii) Borrower has possession of, or if reasonably requested by Administrative Agent has delivered to Administrative Agent, delivery receipts evidencing such delivery;

(b)          it (i) is subject to a perfected, first priority Lien in favor of Administrative Agent and (ii) is not subject to any other assignment, claim or Lien;

(c)          it is a valid, legally enforceable and unconditional obligation of the Account Debtor with respect thereto, and is not subject to the fulfillment of any condition whatsoever or any counterclaim, credit, allowance, discount, rebate or adjustment by the Account Debtor with respect thereto (but such Account shall only be excluded to the extent of such credit, allowance, discount, rebate or adjustment if applicable), or to any claim by such Account Debtor denying liability thereunder (but such Account shall only be excluded to the extent of such denied amount) and the Account Debtor has not refused to accept and/or has not returned or offered to return any of the goods or services which are the subject of such Account;

(d)          there is no bankruptcy, insolvency or liquidation proceeding pending by or against the Account Debtor with respect thereto;

(e)          the Account Debtor with respect thereto is a resident or citizen of, and is located within, the United States or Canada, unless the sale of goods or services giving rise to such Account is on letter of credit, banker’s acceptance, subject to a credit insurance policy acceptable to Administrative Agent issued by an insurer acceptable to Administrative Agent, or other credit support terms reasonably satisfactory to Administrative Agent;

(f)          it is not an Account arising from a “sale on approval,” “sale or return,” “consignment” or “bill and hold” or subject to any other repurchase or return agreement;

(g)          it is not an Account with respect to which possession and/or control of the goods sold giving rise thereto is held, maintained or retained by Borrower (or by any agent or custodian of Borrower) for the account of or subject to further and/or future direction from the Account Debtor with respect thereto;

(h)          it arises in the ordinary course of business of Borrower;

(i)          if the Account Debtor is the United States or any department, agency or instrumentality thereof, Borrower has assigned its right to payment of such Account to Administrative Agent pursuant to the Assignment of Claims Act of 1940, and evidence (satisfactory to Administrative Agent) of such assignment has been delivered to Administrative Agent;

10

(j)          if Borrower maintains a credit limit for an Account Debtor, the aggregate dollar amount of Accounts due from such Account Debtor, including such Account, does not exceed such credit limit;

(k)          if the Account is evidenced by chattel paper or an instrument, the originals of such chattel paper or instrument shall have been endorsed and/or assigned and delivered to Administrative Agent or, in the case of electronic chattel paper, shall be in the control of Administrative Agent, in each case in a manner satisfactory to Administrative Agent;

(l)          such Account is evidenced by an invoice delivered to the related Account Debtor and is not more than (i) sixty (60) days past the due date thereof or (ii) ninety (90) days past the original invoice date thereof, in each case according to the original terms of sale;

(m)          it is not an Account with respect to an Account Debtor that is located in any jurisdiction which has adopted a statute or other requirement with respect to which any Person that obtains business from within such jurisdiction must file a notice of business activities report or make any other required filings in a timely manner in order to enforce its claims in such jurisdiction’s courts unless (i) such notice of business activities report has been duly and timely filed or Borrower is exempt from filing such report and has provided Administrative Agent with satisfactory evidence of such exemption or (ii) the failure to make such filings may be cured retroactively by Borrower for a nominal fee;

(n)          the Account Debtor with respect thereto is not Borrower or an Affiliate of Borrower;

(o)          it is not owed by an Account Debtor with respect to which 25% or more of the aggregate amount of outstanding Accounts owed at such time by such Account Debtor is classified as ineligible under clause (l) of this definition;

(p)          if the aggregate amount of all Accounts owed by the Account Debtor thereon exceeds 25% (or 30% solely with respect to Accounts owed by LC Industries, Inc.) of the aggregate amount of all Accounts at such time, then all Accounts owed by such Account Debtor in excess of such amount shall be deemed ineligible; and

(q)          it is otherwise not unacceptable to Administrative Agent in its reasonable discretion for any other reason.

An Account which is at any time an Eligible Account, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account. Further, with respect to any Account, if Administrative Agent or the Required Lenders at any time hereafter determine in its or their reasonable discretion that the prospect of payment or performance by the Account Debtor with respect thereto is materially impaired for any reason whatsoever, such Account shall cease to be an Eligible Account after notice of such determination is given to Borrower. Notwithstanding the foregoing, solely for purposes of this definition, Borrower shall not include Holdings.

11

“Eligible Assignee” means a commercial bank or an Affiliate thereof.

“Eligible Inventory” means Inventory of Borrower which meets each of the following requirements:

(a)          it (i) is subject to a perfected, first priority Lien in favor of Administrative Agent and (ii) is not subject to any other assignment, claim or Lien;

(b)          it is salable and not slow-moving, obsolete or discontinued;

(c)          it is in the possession and control of Borrower and it is stored and held in facilities owned by Borrower or, if such facilities are not so owned, Administrative Agent (i) is in possession of a Collateral Access Agreement with respect thereto or (ii) has established reserves against Revolving Loan Availability with respect thereto that Administrative Agent reasonably deems appropriate;

(d)          it is not Inventory produced in violation of the Fair Labor Standards Act and subject to the “hot goods” provisions contained in Title 29 U.S.C. §215;

(e)          it is not subject to any agreement or license which would restrict Administrative Agent’s ability to sell or otherwise dispose of such Inventory;

(f)          it is located in the United States or in any territory or possession of the United States that has adopted Article 9 of the Uniform Commercial Code;

(g)          it is not “in transit” to Borrower or held by Borrower on consignment;

(h)          it is not “work-in-progress” Inventory and is “finished goods” Inventory, provided, however, that raw materials may be included in the calculation of Eligible Inventory;

(i)          it is not supply items or packaging;

(j)          it is not identified to any purchase order or contract to the extent progress or advance payments are received with respect to such Inventory;

(k)          it does not breach any of the representations, warranties or covenants pertaining to Inventory set forth in the Loan Documents; and

(l)          Administrative Agent shall not have determined in its reasonable discretion that it is unacceptable due to age, type, category, quality, quantity and/or any other reason whatsoever.

12

Inventory which is at any time Eligible Inventory but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be Eligible Inventory. Notwithstanding the foregoing, solely for purposes of this definition, Borrower shall not include Holdings.

“Environmental Claims” means all claims, however asserted, by any governmental, regulatory, or judicial authority or other Person alleging any potential liability or responsibility, contingent or otherwise (including for damages, losses, punitive damages, consequential damages, costs of environmental investigation and remediation, fines, penalties, indemnities or expenses) or other obligation, directly or indirectly resulting from or based upon (a) violation of or pursuant to any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Substances, (c) exposure to any Hazardous Substances, (d) the release or threatened release of any Hazardous Substances into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Laws” means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 5101, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901, et seq.), the Federal Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f to 300j-26 et seq.), the Oil Pollution Act of 1990 (33 U.S.C. § 2701 et seq.) and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and any other present or future federal, state, local, foreign and other applicable statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions and common law relating to pollution, the protection of the environment, natural resources, human health or the release of any Hazardous Substances into the environment, including indoor and outdoor air, soil, groundwater, surface water, storm water, wetlands, sediment and discharges of wastewater to public treatment systems, all as may be amended or otherwise modified from time to time.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Event of Default” means any of the events described in Section 13.1.

“Excess Cash Flow” means, for any period, (a) EBITDA for such period, minus (b) the sum, without duplication, of (i) scheduled repayments of principal of Term Loans made pursuant to Section 6.4 during such period, plus (ii) voluntary prepayments of the Term Loans pursuant to Section 6.2.1 during such period, plus (iii) cash payments made in such period with respect to Capital Expenditures, plus (iv) all income taxes paid in cash by the Loan Parties during such period net of refunds actually received in cash, plus (v) cash Interest Expense of the Loan Parties during such period, plus (vi) reasonable out-of-pocket legal costs, fees and expenses paid to counsel to Borrower in cash during such period in connection with amendments or modifications of the Loan Documents in an aggregate amount not to exceed $25,000 per Fiscal Year and out-of-pocket legal costs, fees and expenses paid to counsel to Administrative Agent in cash during such period in connection with amendments or modifications of the Loan Documents, plus (vii) amendment, waiver or forbearance fees paid in cash during such period to, and charged by, the Administrative Agent or any Lender in connection with any amendment to the Loan Documents, plus (viii) transaction fees and expenses paid in cash during such period in connection with the consummation of the transactions contemplated by this Agreement not to exceed $1,920,144 in the aggregate, plus (ix) board of director fees and expenses paid or payable (to the extent permitted to be paid hereunder) in an aggregate amount not to exceed $25,000 per Fiscal Year, provided, however, that all such fees and expenses shall be paid within sixty (60) days after the Closing Date.

13

“Excluded Asset Disposition” means the following dispositions by a Loan Party: (a) the sale or lease of inventory in the ordinary course of business, (b) non-exclusive licenses of intellectual property of Borrower in the ordinary course of business for aggregate consideration and having a fair market value of less than $500,000 in the aggregate in any Fiscal Year, provided, that such license does not materially impair the value of such intellectual property as collateral for the Obligations, (c) dispositions of equipment in the ordinary course of business that is worn, damaged or obsolete or, in the good faith judgment of a Loan Party, no longer useful or necessary in the business of the Loan Parties, for aggregate consideration and having a fair market value of less than $100,000 in the aggregate in any Fiscal Year, (d) sales, transfers and dispositions of assets among the Borrowers, (e) the sale without recourse of accounts receivable constituting bad debts, but only in connection with the compromise or collection thereof in the ordinary course of business (not as part of a bulk sale or receivables financing) and for aggregate consideration and having a fair market value of less than $100,000 in the aggregate in any Fiscal Year, (f) liquidation of Cash Equivalent Investments into cash in the ordinary course of business, and (g) other dispositions for aggregate consideration and having a fair market value of less than $100,000 in the aggregate in any Fiscal Year.

“Excluded Swap Obligation” means, with respect to any guarantor of a Swap Obligation, including the grant of a security interest to secure the guaranty of such Swap Obligation, any Swap Obligation if, and to the extent that, such Swap Obligation is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty or grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Swap Obligation or security interest is or becomes illegal.

“Excluded Taxes” means Taxes based upon, or measured by, a Lender’s or Administrative Agent’s (or a branch of a Lender’s or Administrative Agent’s) overall net income, overall net receipts, or overall net profits (including franchise Taxes imposed in lieu of such Taxes), but only to the extent such Taxes are imposed by a taxing authority (a) in a jurisdiction in which such Lender or Administrative Agent is organized, (b) in a jurisdiction which a Lender’s or Administrative Agent’s principal office is located, or (c) in a jurisdiction in which such Lender’s or Administrative Agent’s lending office (or branch) in respect of which payments under this Agreement are made is located.

14

“Extraordinary Receipts” means any cash received by or paid to or for the account of any Loan Party not in the ordinary course of business, including without limitation, amounts received in respect of indemnity obligations of a seller under any purchase or acquisition document, foreign, United States, state or local Tax refunds to the extent not included in the calculation of EBITDA and pension plan reversions.

“Facilities” means, at any time, the facilities or real properties owned, leased, managed or operated by any Loan Party.

“Federal Funds Rate” means, for any day, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent. Administrative Agent’s determination of such rate shall be binding and conclusive absent manifest error.

“Fiscal Quarter” means a fiscal quarter of a Fiscal Year.

“Fiscal Year” means the fiscal year of Holdings and its Subsidiaries, which period shall be the 12-month period ending on December 31 of each year.

“Fixed Charge Coverage Ratio” means, for any Computation Period, the ratio of (a) the total for such period of EBITDA minus the sum of (i) income taxes paid in cash by Holdings and its Subsidiaries plus (ii) all Unfinanced Capital Expenditures to (b) the sum for such period of (i) cash Interest Expense plus (ii) required payments of principal of Funded Debt (including the Term Loans but excluding the Revolving Loans) of Holdings and its Subsidiaries plus (iii) management fees paid in cash. Notwithstanding the foregoing, clauses (b)(i) and (b)(ii) above (collectively, the "Applicable Items") shall be calculated as follows solely for each of the following Computation Periods:

(A)	for the Computation Period ending on May 31, 2015, each Applicable Item shall be calculated as: actual Applicable Item for the period beginning on May 1, 2015 and ending on May 31, 2015 multiplied by twelve (12);

(B)	for the Computation Period ending on June 30, 2015, each Applicable Item shall be calculated as: actual Applicable Item for the period beginning on May 1, 2015 and ending on June 30, 2015 multiplied by six (6);

(C)	for the Computation Period ending on July 31, 2015, each Applicable Item shall be calculated as: actual Applicable Item for the period beginning on May 1, 2015 and ending on July 31, 2015 multiplied by four (4);

(D)	for the Computation Period ending on August 31, 2015, each Applicable Item shall be calculated as: actual Applicable Item for the period beginning on May 1, 2015 and ending on August 31, 2015 multiplied by three (3);

15

(E)	for the Computation Period ending on September 30, 2015, each Applicable Item shall be calculated as: actual Applicable Item for the period beginning on May 1, 2015 and ending on September 30, 2015 multiplied by two and two-fifths (2 2/5);

(F)	for the Computation Period ending on October 31, 2015, each Applicable Item shall be calculated as: actual Applicable Item for the period beginning on May 1, 2015 and ending on October 31, 2015 multiplied by two (2);

(G)	for the Computation Period ending on November 30, 2015, each Applicable Item shall be calculated as: actual Applicable Item for the period beginning on May 1, 2015 and ending on November 30, 2015 multiplied by the quotient of twelve (12) divided by seven (7);

(H)	for the Computation Period ending on December 31, 2015, each Applicable Item shall be calculated as: actual Applicable Item for the period beginning on May 1, 2015 and ending on December 31, 2015 multiplied by one and one-half (1 1/2);

(I)	for the Computation Period ending on January 31, 2016, each Applicable Item shall be calculated as: actual Applicable Item for the period beginning on May 1, 2015 and ending on January 31, 2016 multiplied by one and one-third (1 1/3);

(J)	for the Computation Period ending on February 29, 2016, each Applicable Item shall be calculated as: actual Applicable Item for the period beginning on May 1, 2015 and ending on February 29, 2016 multiplied by one and one-fifth (1 1/5); and

(K)	for the Computation Period ending on March 31, 2016, each Applicable Item shall be calculated as: actual Applicable Item for the period beginning on May 1, 2015 and ending on March 31, 2016 multiplied by the quotient of twelve (12) divided by eleven (11).

“FRB” means the Board of Governors of the Federal Reserve System or any successor thereto.

“Funded Debt” means, as to any Person, all Debt of such Person that matures more than one year from the date of its creation (or is renewable or extendible, at the option of such Person, to a date more than one year from such date).

“GAAP” means generally accepted accounting principles in the United States set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

“Guaranty and Collateral Agreement” means the Guaranty and Collateral Agreement dated as of the date hereof executed and delivered by the Loan Parties, together with any joinders thereto and any other guaranty and collateral agreement executed by a Loan Party, in each case in form and substance satisfactory to Administrative Agent.

16

“Hazardous Substances” means all explosive or radioactive substances, materials or waste and all hazardous waste, hazardous substance, pollutant, contaminant, toxic substance, oil, hazardous material, chemical or other substance regulated by any Environmental Law.

“Hedging Agreement” means any bank underwritten cash and/or derivative financial instrument including, but not limited to, any interest rate, currency or commodity swap agreement, cap agreement, collar agreement, spot foreign exchange, forward foreign exchange, foreign exchange option (or series of options) and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

“Hedging Obligation” means, with respect to any Person, any liability of such Person under any Hedging Agreement.

“Indemnified Liabilities” is defined in Section 15.17.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and, (b) to the extent not otherwise described in clause (a), Other Taxes.

“Interest Expense” means for any period the consolidated interest expense of Holdings and its Subsidiaries for such period (including all imputed interest on Capital Leases).

“Inventory” is defined in the Guaranty and Collateral Agreement.

“Investment” means, with respect to any Person, any investment in another Person, whether by acquisition of any debt or Capital Security, by making any loan or advance, by becoming obligated with respect to a Contingent Liability in respect of obligations of such other Person (other than travel and similar advances to employees in the ordinary course of business) or by making an Acquisition.

“Issuing Lender” means any financial institution that Administrative Agent may cause to issue Letters of Credit for the account of Borrower, and their successors and assigns in such capacity.

“Joint Liability Payment” is defined in Section 16.6.

“L/C Application” means, with respect to any request for the issuance of a Letter of Credit, a letter of credit application in the form being used by an Issuing Lender at the time of such request for the type of letter of credit requested.

“L/C Fee Rate” means the percentage per annum separately agreed to in writing by Borrower, Administrative Agent and any Lenders with Revolving Commitments.

17

“Lender” is defined in the preamble of this Agreement. References to the “Lenders” shall include the Issuing Lenders; for purposes of clarification only, to the extent that Issuing Lender may have any rights or obligations in addition to those of the other Lenders due to its status as Issuing Lender, its status as such will be specifically referenced. In addition to the foregoing, for the purpose of identifying the Persons entitled to share in the Collateral and the proceeds thereof under, and in accordance with the provisions of, this Agreement and the Collateral Documents, the term “Lender” shall include Affiliates of a Lender providing a Bank Product.

“Lender Party” is defined in Section 15.17.

“Letter of Credit” is defined in Section 2.1.4.

“LIBOR Determination Date” means, with respect to any LIBOR Loan, the first Business day of the month in which such LIBOR Loan is made and the day that is two (2) Business Days prior to the first Business Day of each month occurring thereafter while such LIBOR Loan is outstanding, or such other date as determined by Administrative Agent in its sole discretion.

“LIBOR Loan” means any Loan which bears interest at a rate determined by reference to the LIBOR Rate.

“LIBOR Office” means with respect to any Lender the office or offices of such Lender which shall be making or maintaining the LIBOR Loans of such Lender hereunder. A LIBOR Office of any Lender may be, at the option of such Lender, either a domestic or foreign office.

“LIBOR Rate” means the greater of (a) 1.00% per annum, and (b) a rate per annum equal to (i) LIBOR for a period equal to one (1) month as reported in the Wall Street Journal (or other authoritative source selected by Administrative Agent in its sole discretion), on each LIBOR Determination Date (each such period, an “Interest Period”) divided by (ii) a number determined by subtracting from 1.00 the then stated maximum reserve percentage for determining reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D), or, to the extent LIBOR for a period equal to one (1) month is not reported in the Wall Street Journal or such source, as LIBOR is otherwise determined by Administrative Agent in its sole and absolute discretion. Administrative Agent’s determination of the LIBOR Rate shall be conclusive, absent manifest error.

“Lien” means, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person (including an interest in respect of a Capital Lease) which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, title retention lien, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

“Loan Documents” means this Agreement, the Notes, the Letters of Credit, the Master Letter of Credit Agreement, the L/C Applications, the Agent Fee Letter, the SBIC Regulatory Side Letter, each Perfection Certificate, the Collateral Documents, the Subordination Agreements and all documents, instruments and agreements delivered in connection with the foregoing.

18

“Loan Party” means Holdings, Borrower and each Subsidiary.

“Loan or Loans” means, as the context may require, Revolving Loans and/or Term Loans.

“Mandatory Prepayment Event” is defined in Section 6.2.2(a).

“Margin Stock” means any “margin stock” as defined in Regulation U.

“Master Letter of Credit Agreement” means, at any time, with respect to the issuance of Letters of Credit, a master letter of credit agreement or reimbursement agreement in the form, if any, being used by an Issuing Lender at such time.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the financial condition, operations, assets, business or properties of the Loan Parties taken as a whole, (b) a material impairment of the ability of any Loan Party to perform any of the Obligations under any Loan Document or (c) a material adverse effect upon any substantial portion of the Collateral under the Collateral Documents or upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document.

“Minimum Availability” means Revolving Loan Availability minus the Revolving Outstandings.

“Minimum Liquidity” means, as of any date of determination, (a) Minimum Availability; plus (b) cash owned by Loan Parties as of such date (i) that is held in deposit accounts over which the Administrative Agent has a first priority perfected Lien by virtue of “control” (as defined in the UCC) of such accounts for its benefit and the benefit of the Lenders, and (ii) that is not subject to any Lien other than a Lien in favor of Administrative Agent, for its benefit and the benefit of the Lenders.

“Monroe Capital” is defined in the preamble of this Agreement.

“Mortgage” means a mortgage, deed of trust, leasehold mortgage or similar instrument granting Administrative Agent a Lien on real property of any Loan Party.

“Multiemployer Pension Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which Holdings, Borrower or any other member of the Controlled Group may have any liability.

“Net Cash Proceeds” means:

19

(a)          with respect to any Asset Disposition, the aggregate cash proceeds (including cash proceeds received pursuant to policies of insurance or by way of deferred payment of principal pursuant to a note, installment receivable or otherwise, but only as and when received) received by any Loan Party pursuant to such Asset Disposition net of (i) the direct costs relating to such sale, transfer or other disposition (including sales commissions and legal, accounting and investment banking fees), (ii) sale, value-added or similar Taxes paid or reasonably estimated by Borrower to be payable as a result thereof (after taking into account any available Tax credits or deductions and any Tax sharing arrangements) and (iii) amounts required to be applied to the repayment of any Debt secured by a Lien on the asset subject to such Asset Disposition (other than the Loans);

(b)          with respect to any issuance of Capital Securities or receipt of a capital contribution, the aggregate cash proceeds received by any Loan Party pursuant to such issuance or contribution, net of the direct costs relating to such issuance or contribution (including legal, accounting, investment banking and valuation fees, and sales and underwriters’ commissions); and

(c)          with respect to any issuance of Debt, the aggregate cash proceeds received by any Loan Party pursuant to such issuance, net of the direct costs of such issuance (including up-front, underwriters’, placement, legal, accounting and investment banking fees).

“Non-Consenting Lender” is defined in Section 15.1.

“Non-U.S. Participant” is defined in Section 7.6(d).

“Non-Use Fee Rate” means 0.50% per annum.

“Note” means a promissory note substantially in the form of Exhibit A.

“Notice of Borrowing” is defined in Section 2.2.2.

“Obligations” means all obligations (monetary (including post-petition interest, allowed or not) or otherwise) of any Loan Party under this Agreement and any other Loan Document including Attorney Costs and any reimbursement obligations of each Loan Party in respect of Letters of Credit and surety bonds, all Hedging Obligations permitted hereunder which are owed to any Lender (or its Affiliates) or Administrative Agent, and all other Bank Product Obligations, all in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due. Notwithstanding the foregoing, “Obligations” shall not include any Excluded Swap Obligations.

“OFAC” is defined in Section 9.25.

“Omniglow Settlement Agreement” means that certain Confidential Settlement Agreement and Mutual Release dated as of July 10, 2014 among CTI, Omniglow LLC, Randye M. Holland and Stanley M. Holland as Trustees of the Randye M. Holland and Stanley M. Holland Trust, Leemon Family LLC and Ira Leemon, as amended by that certain Amendment to the Parties’ July 10, 2014 Confidential Settlement Agreement and Mutual Release dated as of July 29, 2014.

20

“Omniglow Settlement Payment” means the settlement payment required to be made by CTI pursuant to Section 3(b) of the Omniglow Settlement Agreement in an aggregate amount not to exceed $1,900,000 due and payable on or before January 10, 2016.

“Operating Lease” means any lease of (or other agreement conveying the right to use) any real or personal property by any Loan Party, as lessee, other than any Capital Lease.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

“Participant” is defined in Section 15.6.2.

“Participant Register” is defined in Section 15.6.2.

“Patriot Act” is defined in Section 15.16.

“PBGC” means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

“Pension Plan” means a “pension plan”, as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA or the minimum funding standards of ERISA (other than a Multiemployer Pension Plan), and as to which Holdings, Borrower or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Perfection Certificate” means a perfection certificate executed and delivered to Administrative Agent by a Loan Party.

“Permitted Lien” means a Lien expressly permitted hereunder pursuant to Section 11.2.

“Person” means any natural person, corporation, partnership, trust, limited liability company, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

“Prime Rate” means, for any day, the rate of interest in effect for such day equal to the prime rate in the United States as reported from time to time in the Wall Street Journal (or other authoritative source selected by Administrative Agent in its sole discretion), or, to the extent prime rate in the United States is not reported in the Wall Street Journal or such source, as Prime Rate is otherwise determined by Administrative Agent in its sole and absolute discretion. Administrative Agent’s determination of the Prime Rate shall be conclusive, absent manifest error. Any change in such rate of interest shall take effect at the opening of business on the day of such change. In the event The Wall Street Journal (or such other authoritative source) publishes a range of “prime rates”, the Prime Rate shall be the highest of the “prime rates”.

21

“Pro Rata Share” means:

(a)          with respect to a Lender’s obligation to make Revolving Loans, participate in Letters of Credit, reimburse the Issuing Lenders, and receive payments of principal, interest, fees, costs, and expenses with respect thereto, (x) prior to the Revolving Commitment being terminated or reduced to zero, the percentage obtained by dividing (i) such Lender’s Revolving Commitment, by (ii) the aggregate Revolving Commitment of all Lenders and (y) from and after the time the Revolving Commitment has been terminated or reduced to zero, the percentage obtained by dividing (i) the aggregate unpaid principal amount of such Lender’s Revolving Outstandings by (ii) the aggregate unpaid principal amount of all Revolving Outstandings;

(b)          with respect to a Lender’s obligation to make a Term A Loan and receive payments of interest, fees, and principal with respect thereto, (x) prior to the making of the Term A Loans, the percentage obtained by dividing (i) such Lender’s Term A Loan Commitment, by (ii) the aggregate amount of all Lenders’ Term A Loan Commitments, and (y) from and after the making of the Term A Loans, the percentage obtained by dividing (i) the principal amount of such Lender’s Term A Loan by (ii) the principal amount of all Term A Loans of all Lenders; and

(c)          with respect to a Lender’s obligation to make a Delayed Draw Term Loan and receive payments of interest, fees, and principal with respect thereto, (x) prior to the making of the Delayed Draw Term Loans, the percentage obtained by dividing (i) such Lender’s Delayed Draw Term Loan Commitment, by (ii) the aggregate amount of all Lenders’ Delayed Draw Term Loan Commitments, and (y) from and after the making of the Delayed Draw Term Loans, the percentage obtained by dividing (i) the principal amount of such Lender’s Delayed Draw Term Loan by (ii) the principal amount of all Delayed Draw Term Loans of all Lenders; and

(d)          with respect to all other matters as to a particular Lender, the percentage obtained by dividing (i) such Lender’s Revolving Commitment plus such Lender’s Term A Loan Commitment plus such Lender’s Delayed Draw Term Loan Commitment, by (ii) the aggregate amount of Revolving Commitment of all Lenders plus the Term A Loan Commitment of all Lenders plus the Delayed Draw Term Loan Commitment of all Lenders; provided that in the event all Commitments have been terminated or reduced to zero, the Pro Rata Share shall be the percentage obtained by dividing (a) the principal amount of such Lender’s Revolving Outstandings plus the unpaid principal amount of such Lender’s Term A Loan plus the unpaid principal amount of such Lender’s Delayed Draw Term Loan by (b) the principal amount of all outstanding Revolving Outstandings plus the unpaid principal amount of all Term A Loans of all Lenders plus the unpaid principal amount of all Delayed Draw Term Loans of all Lenders.

22

“Real Estate Documents” means, with respect to any owned real property of Loan Parties (other than a foreign Subsidiary that is a CFC), all of the following (except to the extent waived by Administrative Agent in its sole discretion): (a) a duly executed Mortgage providing for a first priority perfected Lien, in favor of Administrative Agent, in all right, title and interest of Borrower or such Subsidiary in such real property; (b) an ALTA Loan Title Insurance Policy, issued by an insurer reasonably acceptable to Administrative Agent, insuring Administrative Agent’s first priority Lien on such real property and containing such endorsements as Administrative Agent may reasonably require (it being understood that the amount of coverage, exceptions to coverage and status of title set forth in such policy shall be reasonably acceptable to Administrative Agent); (c) copies of all documents of record concerning such real property as shown on the commitment for the ALTA Loan Title Insurance Policy referred to above; (d) original or certified copies of all insurance policies required to be maintained with respect to such real property by this Agreement, the applicable Mortgage or any other Loan Document; (e) a survey certified to Administrative Agent meeting such standards as Administrative Agent may reasonably establish and otherwise reasonably satisfactory to Administrative Agent; and (f) a flood insurance policy concerning such real property, if required by the Flood Disaster Protection Act of 1973.

“Regulation D” means Regulation D of the FRB.

“Regulation U” means Regulation U of the FRB.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued thereunder as to which the PBGC has not waived the notification requirement of Section 4043(a), or the failure of a Pension Plan to meet the minimum funding standards of Section 412 of the Code (without regard to whether the Pension Plan is a plan described in Section 4021(a)(2) of ERISA) or under Section 302 of ERISA.

“Required Lenders” means, at any time, Lenders whose Pro Rata Shares exceed 66 2/3% as determined pursuant to clause (d) of the definition of “Pro Rata Share”; provided that (i) the Pro Rata Shares held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders, and (ii) at all times there are two (2) or fewer Lenders which are not Affiliates of each other, Required Lenders shall require all such Lenders which are (x) not Affiliates of each other and (y) not Defaulting Lenders.

“Revolving Commitment” means, as to any Lender, such Lender’s commitment to make Revolving Loans, and to issue or participate in Letters of Credit, under this Agreement. The initial amount of each Lender’s Revolving Commitment is set forth on Annex A. The initial aggregate amount of the Revolving Commitments of all Lenders is $5,000,000.

“Revolving Loans” is defined in Section 2.1.1.

“Revolving Loan Availability” means the lesser of (i) the Revolving Commitments of all Lenders and (ii) the Borrowing Base.

“Revolving Outstandings” means, at any time, the sum of (a) the aggregate principal amount of all outstanding Revolving Loans, plus (b) the Stated Amount of all Letters of Credit.

23

“SBIC Regulatory Side Letter” means that certain letter agreement dated as of even date herewith among Borrower and Administrative Agent.

“SEC” means the Securities and Exchange Commission or any other governmental authority succeeding to any of the principal functions thereof.

“Senior Debt” means all Debt of Holdings and its Subsidiaries other than Subordinated Debt.

“Senior Debt to EBITDA Ratio” means, as of the last day of any month, the ratio of (i) Senior Debt as of such day to (ii) EBITDA for the Computation Period ending on such day.

“Senior Officer” means, with respect to any Loan Party, any of the president, the chief executive officer, the chief financial officer or the treasurer of such Loan Party.

“Stated Amount” means, with respect to any Letter of Credit at any date of determination, (a) the maximum aggregate amount available for drawing thereunder under any and all circumstances plus (b) the aggregate amount of all unreimbursed payments and disbursements under such Letter of Credit.

“Subordinated Debt” means (a) the Colon Debt, and (b) any other unsecured Debt of Holdings and its Subsidiaries which has subordination terms, covenants, pricing and other terms which have been approved in writing by the Administrative Agent.

“Subordination Agreements” means all subordination agreements executed by a holder of Subordinated Debt in favor of Administrative Agent and the Lenders from time to time on or after the Closing Date in form and substance and on terms and conditions satisfactory to Administrative Agent.

“Subsidiary” means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person owns, directly or indirectly, such number of outstanding Capital Securities as have more than 50% of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of Holdings.

“Swap Obligation” means any Hedging Obligation that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act, as amended from time to time.

“Taxes” means any and all present and future taxes, duties, levies, imposts, deductions, assessments, charges or withholdings, and any and all liabilities (including interest and penalties and other additions to taxes) with respect to the foregoing.

“Term A Loan Commitment” means, as to any Lender, such Lender’s commitment to make Term A Loans under this Agreement. The amount of each Lender’s Term A Loan Commitment is set forth on Annex A. The aggregate amount of the Term A Loan Commitments of all Lenders is $18,000,000.

24

“Term A Loan” is defined in Section 2.1.2.

“Term Loans” means, collectively, the Term A Loans and the Delayed Draw Term Loans.

“Term Loan Maturity Date” means the earlier of (a) May 18, 2020, or (b) the Termination Date.

“Termination Date” means the earlier to occur of (a) May 18, 2020, or (b) such other date on which the Commitments terminate pursuant to Section 6 or Section 13.

“Termination Event” means, with respect to a Pension Plan that is subject to Title IV of ERISA, (a) a Reportable Event, (b) the withdrawal of Holdings, Borrower or any other member of the Controlled Group from such Pension Plan during a plan year in which Holdings, Borrower or any other member of the Controlled Group was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA, (c) the termination of such Pension Plan, the filing of a notice of intent to terminate the Pension Plan or the treatment of an amendment of such Pension Plan as a termination under Section 4041 of ERISA, (d) the institution by the PBGC of proceedings to terminate such Pension Plan or (e) any event or condition that might constitute grounds under Section 4042 of ERISA for the termination of, or appointment of a trustee to administer, such Pension Plan.

“Total Plan Liability” means, at any time, the present value of all vested and unvested accrued benefits under all Pension Plans, determined as of the then most recent valuation date for each Pension Plan, using PBGC actuarial assumptions for single employer plan terminations.

“UCC” is defined in the Guaranty and Collateral Agreement.

“Unfinanced Capital Expenditures” shall mean all Capital Expenditures of Holdings and its Subsidiaries, other than those made utilizing financing provided by the applicable seller or third party lenders. For the avoidance of doubt, Capital Expenditures made by Holdings and its Subsidiaries utilizing Revolving Loans or other Obligations shall be deemed Unfinanced Capital Expenditures.

“Unfunded Liability” means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Pension Plans exceeds the fair market value of all assets allocable to those benefits, all determined as of the then most recent valuation date for each Pension Plan, using PBGC actuarial assumptions for single employer plan terminations.

“Withholding Certificate” is defined in Section 7.6(d).

“Wholly-Owned Subsidiary” means, as to any Person, a Subsidiary all of the Capital Securities of which (except directors’ qualifying Capital Securities as required by applicable law) are at the time directly or indirectly owned by such Person and/or another Wholly-Owned Subsidiary of such Person. Unless the context otherwise requires, each reference to Wholly-Owned Subsidiaries shall be a reference to Wholly-Owned Subsidiaries of Holdings.

25

1.2          Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)          Section, Annex, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c)          The term “including” is not limiting and means “including without limitation.”

(d)          In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.”

(e)          Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement and the other Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

(f)          This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

(g)          This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to Administrative Agent, Borrower, the Lenders and the other parties thereto and are the products of all parties. Accordingly, they shall not be construed against Administrative Agent or the Lenders merely because of Administrative Agent’s or Lenders’ involvement in their preparation.

Section 2 COMMITMENTS OF THE LENDERS; BORROWING, CONVERSION AND LETTER OF CREDIT PROCEDURES.

2.1          Commitments. On and subject to the terms and conditions of this Agreement, each of the Lenders, severally and for itself alone, agrees to make loans to, and to issue or participate in letters of credit for the account of, Borrower as follows:

2.1.1           Revolving Commitment. Each Lender with a Revolving Commitment agrees to make loans on a revolving basis (“Revolving Loans”) from time to time until the Termination Date in such Lender’s Pro Rata Share of such aggregate amounts as Borrower Representative may request from all Lenders; provided that the Revolving Outstandings will not at any time exceed Revolving Loan Availability.

26

2.1.2           Term A Loan Commitment. Each Lender with a Term A Loan Commitment agrees to make a loan to Borrower (each such loan, a “Term A Loan”) on the Closing Date in such Lender’s Pro Rata Share of the aggregate amount of the Term A Loan Commitments of all Lenders. The Commitments of the Lenders to make Term A Loans shall expire concurrently with the making of the Term A Loans on the Closing Date. Amounts repaid or prepaid with respect to Term A Loans may not be re-borrowed.

2.1.3           Delayed Draw Term Loan Commitment. Each Lender with a Delayed Draw Term Loan Commitment agrees to make a loan to Borrower (each such loan, a “Delayed Draw Term Loan”) on the Delayed Draw Term Loan Funding Date in such Lender’s Pro Rata Share of the Delayed Draw Term Loan Commitments of all Lenders to the extent of the aggregate amount requested by Borrower Representative; provided that (i) the total Delayed Draw Term Loan Funded Amount of all Lenders with a Delayed Draw Term Loan Commitment shall not exceed the total Delayed Draw Term Loan Commitments, and (ii) the Delayed Draw Term Loan Funded Amount of each Lender with a Delayed Draw Term Loan Commitment shall not exceed such Lender’s Delayed Draw Term Loan Commitment. Borrower shall use all of the proceeds of the Delayed Draw Term Loans solely to pay the Omniglow Settlement Payment (and any reasonable, out-of-pocket and documented fees, costs and expenses related thereto) on the Delayed Draw Term Loan Funding Date. The Delayed Draw Term Loan Commitments of the Lenders with a Delayed Draw Term Loan Commitment shall reduce to zero automatically on the earlier of (i) the Delayed Draw Term Loan Commitment Expiration Date, or (ii) the making of any Delayed Draw Term Loan. Amounts repaid or prepaid on Delayed Draw Term Loans may not be re-borrowed.

2.1.4           L/C Commitment. Subject to Section 2.3.1, each Issuing Lender agrees to issue letters of credit, in each case containing such terms and conditions as are permitted by this Agreement and are reasonably satisfactory to such Issuing Lender (each, a “Letter of Credit”), at the request of and for the account of Borrower from time to time before the scheduled Termination Date and, as more fully set forth in Section 2.3.2, each Lender with a Revolving Commitment agrees to purchase a participation in each such Letter of Credit; provided that (a) the aggregate Stated Amount of all Letters of Credit shall not at any time exceed $0 and (b) the Revolving Outstandings shall not at any time exceed Revolving Loan Availability.

2.2           Loan Procedures.

2.2.1           Various Types of Loans. Each Loan shall be a LIBOR Loan, subject to Section 8 below. All borrowings, conversions, and repayments of Loans shall be effected so that each Lender will have a ratable share (according to its Pro Rata Share) of all Loans.

27

2.2.2           Borrowing Procedures.

(a)          Borrower Representative shall give written notice (each such written notice, a “Notice of Borrowing”) substantially in the form of Exhibit E or telephonic notice (followed immediately by a Notice of Borrowing) to Administrative Agent and each Lender with a Revolving Commitment of each proposed borrowing of a Revolving Loan not later than 10:00 a.m., Chicago time, at least five (5) Business Days (or such shorter time period as agreed to by all Lenders with Revolving Commitments in their sole discretion) prior to the proposed date of such borrowing. Each such notice shall be effective upon receipt by such Lender with a Revolving Commitment, shall be irrevocable, and shall specify the date, amount and type of borrowing. On the requested borrowing date, each Lender with a Revolving Commitment shall provide Borrower with immediately available funds covering such Lender’s Pro Rata Share of such borrowing so long as the applicable Lender has not received written notice that the conditions precedent set forth in Section 12 with respect to such borrowing have not been satisfied. Each borrowing shall be on a Business Day. Each such borrowing shall be in an aggregate amount of at least $400,000 and an integral multiple of $50,000; provided, that if Minimum Availability is less than $400,000, borrowings shall be permitted in an amount equal to, but not less than, Minimum Availability. Each Lender with a Revolving Commitment hereby agrees, upon request of Administrative Agent, to deliver to Administrative Agent a list of all Revolving Loans made by such Lender, together with such information related thereto as Administrative Agent may reasonably request.

(b)          Borrower Representative shall give a Notice of Borrowing substantially in the form of Exhibit E or telephonic notice (followed immediately by a Notice of Borrowing) to Administrative Agent and each Lender with a Delayed Draw Term Loan Commitment of a proposed borrowing of a Delayed Draw Term Loan not later than 10:00 a.m., Chicago time, at least five (5) Business Days (or such shorter time period as agreed to by Administrative Agent in its sole discretion) prior to the proposed date of such borrowing. Each such notice shall be effective upon receipt by Administrative Agent, shall be irrevocable, and shall specify the date, amount and type of borrowing. Promptly upon receipt of such notice, Administrative Agent shall advise each Lender thereof. Not later than 10:00 a.m., Chicago time, on the date of the proposed borrowing, each Lender with a Delayed Draw Term Loan Commitment shall provide Administrative Agent with immediately available funds covering such Lender’s Pro Rata Share of such borrowing and, so long as Administrative Agent has not received written notice that the conditions precedent set forth in Section 12 with respect to such borrowing have not been satisfied, Administrative Agent shall pay over the funds received by Administrative Agent to Borrower on the requested borrowing date. The borrowing shall be on a Business Day. Borrower shall only be entitled to borrow Delayed Draw Term Loans on the Delayed Draw Term Loan Funding Date, and shall not be entitled to make more than one (1) borrowing of Delayed Draw Term Loans.

(c)          Unless payment is otherwise timely made by Borrower, the becoming due of any Obligations (whether principal, interest, fees or other charges) shall be deemed to be a request for a borrowing of a Revolving Loan on the due date, in the amount of such Obligations. The proceeds of such Revolving Loans shall be disbursed as direct payment of the relevant Obligation. In addition, Administrative Agent may, at its option, charge any such Obligations against any operating, investment or other account of Borrower maintained with Administrative Agent or any of its Affiliates.

28

2.3           Letter of Credit Procedures.

2.3.1           L/C Applications. Borrower shall execute and deliver to each Issuing Lender each Master Letter of Credit Agreement from time to time in effect with respect to such Issuing Lender. Borrower Representative shall give notice to Administrative Agent and the applicable Issuing Lender of the proposed issuance of each Letter of Credit on a Business Day which is at least three (3) Business Days (or such lesser number of days as Administrative Agent and such Issuing Lender shall agree in any particular instance in their sole discretion) prior to the proposed date of issuance of such Letter of Credit. Each such notice shall be accompanied by an L/C Application, duly executed by Borrower and in all respects reasonably satisfactory to Administrative Agent and the applicable Issuing Lender, together with such other documentation as Administrative Agent or such Issuing Lender may request in support thereof, it being understood that each L/C Application shall specify, among other things, the date on which the proposed Letter of Credit is to be issued, the expiration date of such Letter of Credit (which shall not be later than the scheduled Termination Date (unless such Letter of Credit is Cash Collateralized)) and whether such Letter of Credit is to be transferable in whole or in part. Any Letter of Credit outstanding after the scheduled Termination Date which is Cash Collateralized for the benefit of an Issuing Lender shall be the sole responsibility of such Issuing Lender. So long as the applicable Issuing Lender has not received written notice that the conditions precedent set forth in Section 12 with respect to the issuance of such Letter of Credit have not been satisfied, such Issuing Lender shall issue such Letter of Credit on the requested issuance date. Each Issuing Lender shall promptly advise Administrative Agent of the issuance of each Letter of Credit and of any amendment thereto, extension thereof or event or circumstance changing the amount available for drawing thereunder. In the event of any inconsistency between the terms of any Master Letter of Credit Agreement, any L/C Application and the terms of this Agreement, the terms of this Agreement shall control.

2.3.2           Participations in Letters of Credit. Concurrently with the issuance of each Letter of Credit, the applicable Issuing Lender shall be deemed to have sold and transferred to each Lender with a Revolving Commitment, and each such Lender shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Lender’s Pro Rata Share, in such Letter of Credit and Borrower’s reimbursement obligations with respect thereto. If Borrower does not pay any reimbursement obligation when due, Borrower shall be deemed to have immediately requested that the Lenders with Revolving Commitments make a Revolving Loan in a principal amount equal to such reimbursement obligations. Administrative Agent shall promptly notify such Lenders of such deemed request and, without the necessity of compliance with the requirements of Section 2.2.2, Section 12.2 or otherwise such Lender shall make available to the applicable Issuing Lender its Pro Rata Share of such Loan for the account of Borrower in satisfaction of such reimbursement obligations. For the purposes of this Agreement, the unparticipated portion of each Letter of Credit shall be deemed to be the applicable Issuing Lender’s “participation” therein. Each Issuing Lender hereby agrees, upon request of Administrative Agent or any Lender, to deliver to Administrative Agent or such Lender a list of all Letters of Credit issued by such Issuing Lender, together with such information related thereto as Administrative Agent or such Lender may reasonably request.

29

2.3.3           Reimbursement Obligations. (a) Borrower hereby unconditionally and irrevocably agrees to reimburse each Issuing Lender for each payment or disbursement made by such Issuing Lender under any Letter of Credit honoring any demand for payment made by the beneficiary thereunder, in each case on the date that such payment or disbursement is made. Any amount not reimbursed on the date of such payment or disbursement shall bear interest from the date of such payment or disbursement to the date that the applicable Issuing Lender is reimbursed by Borrower therefor, payable on demand, at a rate per annum equal to the Base Rate from time to time in effect plus the Applicable Margin for Revolving Loans that are Base Rate Loans plus, beginning on the third Business Day after receipt of notice from such Issuing Lender of such payment or disbursement, 2%. Each Issuing Lender shall notify Borrower and Administrative Agent whenever any demand for payment is made under any Letter of Credit by the beneficiary thereunder; provided that the failure of an Issuing Lender to so notify Borrower or Administrative Agent shall not affect the rights of such Issuing Lender or the Lenders in any manner whatsoever.

(a)          Borrower’s reimbursement obligations hereunder shall be irrevocable and unconditional under all circumstances, including (a) any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Document, (b) the existence of any claim, set-off, defense or other right which any Loan Party may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), Administrative Agent, the Issuing Lenders, any Lender or any other Person, whether in connection with any Letter of Credit, this Agreement, any other Loan Document, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between any Loan Party and the beneficiary named in any Letter of Credit), (c) the validity, sufficiency or genuineness of any document which an Issuing Lender has determined complies on its face with the terms of the applicable Letter of Credit, even if such document should later prove to have been forged, fraudulent, invalid or insufficient in any respect or any statement therein shall have been untrue or inaccurate in any respect, or (d) the surrender or impairment of any security for the performance or observance of any of the terms hereof. Without limiting the foregoing, no action or omission whatsoever by Administrative Agent or any Lender (excluding any Lender in its capacity as an Issuing Lender) under or in connection with any Letter of Credit or any related matters shall result in any liability of Administrative Agent or any Lender to Borrower, or relieve Borrower of any of its obligations hereunder to any such Person.

30

2.3.4           Funding by Lenders to Issuing Lender. If any Issuing Lender makes any payment or disbursement under any Letter of Credit and (a) Borrower has not reimbursed such Issuing Lender in full for such payment or disbursement by 10:00 A.M., Chicago time, on the date of such payment or disbursement, (b) a Revolving Loan may not be made in accordance with Section 2.3.2 or (c) any reimbursement received by such Issuing Lender from Borrower is or must be returned or rescinded upon or during any bankruptcy or reorganization of Borrower or otherwise, each other Lender with a Revolving Commitment shall be obligated to pay to the applicable Issuing Lender, in full or partial payment of the purchase price of its participation in such Letter of Credit, its Pro Rata Share of such payment or disbursement (but no such payment shall diminish the obligations of Borrower under Section 2.3.3), and, upon notice from such Issuing Lender, Administrative Agent shall promptly notify each other Lender thereof. Each other Lender with a Revolving Commitment irrevocably and unconditionally agrees to so pay the applicable Issuing Lender in immediately available funds the amount of such other Lender’s Pro Rata Share of such payment or disbursement. If and to the extent any such Lender shall not have made such amount available to the applicable Issuing Lender by 2 p.m., Chicago time, on the Business Day on which such Lender receives notice from Administrative Agent of such payment or disbursement (it being understood that any such notice received after noon, Chicago time, on any Business Day shall be deemed to have been received on the next following Business Day), such Lender agrees to pay interest on such amount to the applicable Issuing Lender forthwith on demand, for each day from the date such amount was to have been delivered to the applicable Issuing Lender to the date such amount is paid, at a rate per annum equal to (a) for the first three days after demand, the Federal Funds Rate from time to time in effect and (b) thereafter, the Base Rate from time to time in effect. Any Lender’s failure to make available to the applicable Issuing Lender its Pro Rata Share of any such payment or disbursement shall not relieve any other Lender of its obligation hereunder to make available to the applicable Issuing Lender such other Lender’s Pro Rata Share of such payment, but no Lender shall be responsible for the failure of any other Lender to make available to the applicable Issuing Lender such other Lender’s Pro Rata Share of any such payment or disbursement.

2.4           Commitments Several. The failure of any Lender to make a requested Loan on any date shall not relieve any other Lender of its obligation (if any) to make a Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make any Loan to be made by such other Lender.

2.5           Certain Conditions. Except as otherwise provided in Section 2.3.4 of this Agreement, no Lender shall have an obligation to make any Loan, and no Issuing Lender shall have any obligation to issue any Letter of Credit, if an Event of Default or Default exists.

2.6           Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

2.6.1           fees shall cease to accrue on the unfunded portion of the Revolving Commitment and Delayed Draw Term Loan Commitment of such Defaulting Lender pursuant to Sections 5.1 and 5.4;

2.6.2           if any Letters of Credit are outstanding at the time a Lender becomes a Defaulting Lender then:

31

(a)          all or any part of the Defaulting Lender’s obligation to participate in Letters of Credit shall be reallocated among the non-Defaulting Lenders with Revolving Commitments in accordance with their respective Pro Rata Shares as determined pursuant to clause (a) of the definition of “Pro Rata Share” but only to the extent (x) the sum of all non-Defaulting Lenders’ Revolving Outstandings plus such Defaulting Lender’s obligation to participate in Letters of Credit does not exceed the total of all non-Defaulting Lenders’ Commitments and (y) the conditions set forth in Section 12.2 are satisfied at such time; and

(b)          if the reallocation described in clause (a) above cannot, or can only partially, be effected, Borrower shall within one (1) Business Day following notice by Administrative Agent Cash Collateralize such Defaulting Lender’s obligation to participate in Letters of Credit (after giving effect to any partial reallocation pursuant to clause (a) above) in accordance with the procedures set forth in Section 2.3.1 for so long as such obligation to participate in Letters of Credit is outstanding;

(c)          if Borrower Cash Collateralizes any portion of such Defaulting Lender’s obligation to participate in Letters of Credit pursuant to Section 2.6.2, Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 5.2 with respect to such Defaulting Lender’s obligation to participate in Letters of Credit during the period such Defaulting Lender’s obligation to participate in Letters of Credit is Cash Collateralized;

(d)          if the obligation to participate in Letters of Credit of the non-Defaulting Lenders is reallocated pursuant to Section 2.6.2, then the fees payable to the Lenders pursuant to Section 5.1 and Section 5.2 shall be adjusted in accordance with such non-Defaulting Lenders’ Pro Rata Shares (as determined pursuant to clause (a) of the definition of “Pro Rata Share”); or

(e)          if any Defaulting Lender’s obligation to participate in Letters of Credit is neither Cash Collateralized nor reallocated pursuant to Section 2.6.2, then, without prejudice to any rights or remedies of any Issuing Lender or any Lender hereunder, all letter of credit fees payable under Section 5.2 with respect to such Defaulting Lender’s obligation to participate in Letters of Credit shall be payable to the applicable Issuing Lender until such obligation to participate in Letters of Credit is Cash Collateralized and/or reallocated; and

(f)          so long as any Lender is a Defaulting Lender, no Issuing Lender shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders with Revolving Commitments and/or cash collateral will be provided by Borrower in accordance with Section 2.6.2, and participating interests in any such newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.6.2(a) (and Defaulting Lenders shall not participate therein).

32

2.6.3           In the event that Administrative Agent, Borrower and the applicable Issuing Lender(s) each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the obligations to participate in Letters of Credit of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Pro Rata Share (as determined pursuant to clause (a) of the definition of “Pro Rata Share”).

2.6.4           Any amount payable to a Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 7.5 but excluding Section 8.7(b)) shall, in lieu of being distributed to such Defaulting Lender, be retained by Administrative Agent and, subject to any applicable requirements of law, be applied at such time or times as may be determined by Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder, (ii) second, pro rata, to the payment of any amounts owing by such Defaulting Lender to the Issuing Lender(s) hereunder, (iii) third, to the funding of any Revolving Loan or Delayed Draw Term Loan or the funding or Cash Collateralization of any participating interest in any Letter of Credit in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent, (iv) fourth, if so determined by Administrative Agent and Borrower, held as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, (v) fifth, pro rata, to the payment of any amounts owing to Borrower or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by Borrower or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and (vi) sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that if such payment is (x) a prepayment of the principal amount of any Loans or reimbursement obligations in respect of draws under Letters of Credit with respect to which the Issuing Lender has funded its participation obligations and (y) made at a time when the conditions set forth in Section 12.2 are satisfied, such payment shall be applied solely to prepay the Loans of, and reimbursement obligations owed to, all Lenders that are not Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or reimbursement obligations owed to, any Defaulting Lender.

2.6.5           No Defaulting Lender shall have any right to approve or disapprove any amendment, waiver, consent or any other action the Lenders or the Required Lenders have taken or may take hereunder (including any consent to any amendment or waiver pursuant to Section 15.1), provided that any waiver, amendment or modification requiring the consent of all Lenders or each directly affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender.

Section 3 EVIDENCING OF LOANS.

3.1           Notes.  At a Lender’s request, the Loans of such Lender shall be evidenced by one or more Notes, with appropriate insertions, payable to the order of such Lender in a face principal amount equal to such Lender’s Revolving Commitment or the principal amount of such Lender’s Term A Loans or the principal amount of such Lender’s Delayed Draw Term Loans, as applicable.

33

3.2           Recordkeeping.  Administrative Agent, on behalf of each Lender, shall record in its records, the date and amount of each Loan made by each Lender, each repayment or conversion thereof.  The aggregate unpaid principal amount so recorded shall be rebuttably presumptive evidence of the principal amount of the Loans owing and unpaid.  The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the Obligations of Borrower hereunder or under any Note to repay the principal amount of the Loans hereunder, together with all interest accruing thereon.

Section 4   INTEREST.

4.1           Interest Rates.  Borrower agrees to pay interest on the unpaid principal amount of each Loan for the period commencing on the date of such Loan until such Loan is paid in full as follows:

(a)          at all times while such Loan is a Base Rate Loan, at a rate per annum equal to the sum of the Base Rate from time to time in effect plus the Applicable Margin for Base Rate Loans; and

(b)          at all times while such Loan is a LIBOR Loan, at a rate per annum equal to the sum of the LIBOR Rate from time to time in effect plus the Applicable Margin for LIBOR Loans;

provided that at any time an Event of Default exists, if the Administrative Agent or the Required Lenders request, the interest rate applicable to each Loan shall be increased by 2% (and, in the case of Obligations not bearing interest, such Obligations shall bear interest at the Base Rate applicable to Revolving Loans plus the Applicable Margin for Base Rate Loans that are Revolving Loans plus 2%), provided further that such increase may thereafter be rescinded by the Administrative Agent and Required Lenders, notwithstanding Section 15.1.  Notwithstanding the foregoing, upon the occurrence of an Event of Default under Sections 13.1.1 or 13.1.4, such increase and such bearing of interest shall occur automatically.  In no event shall interest payable by Borrower to any Lender hereunder exceed the maximum rate permitted under applicable law, and if any such provision of this Agreement is in contravention of any such law, such provision shall be deemed modified to limit such interest to the maximum rate permitted under such law.

4.2           Interest Payment Dates.  Accrued interest on each Loan shall be payable in arrears on the last Business Day of each calendar month, upon a prepayment of such Loan and at maturity.  After maturity, and at any time an Event of Default exists, all accrued interest on all Loans shall be payable in cash on demand.

4.3           Setting and Notice of LIBOR Rates.  The LIBOR Rate shall be determined by Administrative Agent.  Each determination of the applicable LIBOR Rate by Administrative Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error.

34

4.4           Computation of Interest.  Interest shall be computed for the actual number of days elapsed on the basis of a year of (a) three hundred sixty (360) days for interest calculated at the LIBOR Rate and (b) three hundred sixty-five (365)/three hundred sixty-six (366) days for interest calculated at the Base Rate.  The applicable interest rate for each Base Rate Loan shall change simultaneously with each change in the Base Rate.

Section 5   FEES.

5.1           Non-Use Fee.  Borrower agrees to pay to Administrative Agent for the account of each Lender with a Revolving Commitment (except as provided in Section 2.6) a non-use fee, for the period from the Closing Date to the Termination Date, at the Non-Use Fee Rate in effect from time to time of such Lender’s Pro Rata Share (as adjusted from time to time) of the average daily unused amount of the Revolving Commitments.  For purposes of calculating usage under this Section, the Revolving Commitments shall be deemed used to the extent of Revolving Outstandings.  Such non-use fee shall be payable in arrears on the last Business Day of each calendar quarter and on the Termination Date for any period then ending for which such non-use fee shall not have previously been paid.  The non-use fee shall be computed for the actual number of days elapsed on the basis of a year of three hundred sixty (360) days.

5.2           Letter of Credit Fees.  (a) Except as provided in Section 2.6, Borrower agrees to pay to Administrative Agent for the account of each Lender with a Revolving Commitment (except as provided in Section 2.6) a letter of credit fee for each Letter of Credit equal to the L/C Fee Rate of such Lender’s Pro Rata Share (as adjusted from time to time) of the undrawn amount of such Letter of Credit (computed for the actual number of days elapsed on the basis of a year of three hundred sixty (360) days); provided that, unless the Administrative Agent and Required Lenders otherwise consent, the rate applicable to each Letter of Credit shall be increased by 2% at any time that an Event of Default exists.  Such letter of credit fee shall be payable in arrears on the last Business Day of each calendar quarter and on the Termination Date (or such later date on which such Letter of Credit expires or is terminated) for the period from the date of the issuance of each Letter of Credit (or the last day on which the letter of credit fee was paid with respect thereto) to the date such payment is due or, if earlier, the date on which such Letter of Credit expired or was terminated.

(b)          In addition, with respect to each Letter of Credit, except as provided in Section 2.6, Borrower agrees to pay to any Issuing Lender, for its own account, (i) such fees and expenses as such Issuing Lender customarily requires in connection with the issuance, negotiation, processing and/or administration of letters of credit in similar situations and (ii) a letter of credit fronting fee in the amount and at the times agreed to by Borrower and such Issuing Lender.

5.3           Administrative Agent’s Fees.  Borrower agrees to pay to Administrative Agent such agent’s fees as are mutually agreed to from time to time by Borrower and Administrative Agent including the fees set forth in the Agent Fee Letter.

35

5.4           Delayed Draw Term Loan Non-Use Fee.  Borrower agrees to pay to Administrative Agent for the account of each Lender with a Delayed Draw Term Loan Commitment in accordance with its Pro Rata Share (except as provided in Section 2.6), an unused delayed draw term loan fee equal to the product of (i) 0.50% per annum times (ii) the unused amount of the Delayed Draw Term Loan Commitments (“Delayed Draw Term Loan Non-Use Fee”).  The Delayed Draw Term Loan Non-Use Fee shall accrue at all times from the Closing Date through the earlier to occur of (i) the date that the Delayed Draw Term Loans are funded by the Lenders and (ii) the Delayed Draw Term Loan Commitment Expiration Date, and shall be due and payable quarterly in arrears (i) on the last day of each calendar quarter, and (ii) on the date that the Delayed Draw Term Loans are funded by the Lenders or the Delayed Draw Term Loan Commitment Expiration Date.  The Delayed Draw Term Loan Non-Use Fee shall be computed for the actual number of days elapsed on the basis of a year of three hundred sixty (360) days.

Section 6   REDUCTION OR TERMINATION OF THE REVOLVING COMMITMENT; PREPAYMENTS.

6.1           Reduction or Termination of the Revolving Commitment.

6.1.1           Voluntary Reduction or Termination of the Revolving Commitment.  Borrower may from time to time on at least five (5) Business Days’ prior written notice received by Administrative Agent (which shall promptly advise each Lender thereof) permanently reduce the Revolving Commitments to an amount not less than the Revolving Outstandings (after giving effect to any repayment of the Revolving Outstandings concurrently with such reduction).  Any such reduction shall be in an amount not less than $500,000 or a higher integral multiple of $100,000.  Concurrently with any reduction of the Revolving Commitments to zero, Borrower shall pay all interest on the Revolving Loans, all non-use fees and all letter of credit fees and shall Cash Collateralize in full all obligations arising with respect to the Letters of Credit.

6.1.2           Mandatory Reductions of Revolving Commitment.  On the date of any Mandatory Prepayment Event, the Revolving Commitments shall be permanently reduced by an amount (if any) equal to the Designated Proceeds of such Mandatory Prepayment Event over the amount (if any) applied to prepay Term Loans pursuant to Section 6.2.2.

6.1.3           All Reductions of the Revolving Commitment.  All reductions of the Revolving Commitments shall reduce the Revolving Commitments ratably among the Lenders according to their respective Pro Rata Shares.

6.1.4           Voluntary Reduction or Termination of the Delayed Draw Term Loan Commitment.  Borrower may from time to time on at least five (5) Business Days’ prior written notice received by Administrative Agent (which shall promptly advise each Lender thereof) permanently reduce the Delayed Draw Term Loan Commitments to an amount not less than the then outstanding principal amount of the Delayed Draw Term Loans.  Any such reduction shall be in an amount not less than $500,000 or a higher integral multiple of $100,000.  Concurrently with any reduction of the Delayed Draw Term Loan Commitments to zero, Borrower shall pay all non-use fees on the Delayed Draw Term Loan Commitments.

36

6.1.5           All Reductions of the Delayed Draw Term Loan Commitment.  All reductions of the Delayed Draw Term Loan Commitments shall reduce the Delayed Draw Term Loan Commitments ratably among the Lenders according to their respective Pro Rata Shares.

6.2           Prepayments.

6.2.1           Voluntary Prepayments.  Borrower may from time to time prepay the Loans in whole or in part; provided that Borrower Representative shall give Administrative Agent (which shall promptly advise each Lender) notice thereof not later than 10:00 a.m., Chicago time, on the day of such prepayment of any Term Loan (which shall be a Business Day), specifying the date and amount of prepayment.  Any such partial prepayment of a Term Loan shall be in an amount equal to $500,000 or a higher integral multiple of $100,000.

6.2.2            Mandatory Prepayments.

(a)          Borrower shall make a prepayment of the Term Loans until paid in full upon the occurrence of any of the following (each a “Mandatory Prepayment Event”) at the following times and in the following amounts (such applicable amounts being referred to as “Designated Proceeds”):

(i)          Concurrently with the receipt by any Loan Party of any Net Cash Proceeds from any Asset Disposition, in an amount equal to 100% of such Net Cash Proceeds.  Notwithstanding the foregoing, if at the time of the receipt of such Net Cash Proceeds, the Borrower Representative delivers to the Administrative Agent a certificate, executed by the Borrower Representative's chief financial officer, that it intends within one hundred eighty (180) days after receipt thereof to use all of such Net Cash Proceeds to purchase assets of similar utility, Borrower may use such Net Cash Proceeds for such purpose, provided, that, (A) such Net Cash Proceeds shall be held in deposit accounts over which the Administrative Agent has a first priority perfected Lien by virtue of "control" (as defined in the UCC) of such accounts, until such time as such Net Cash Proceeds are used to purchase such assets, (B) the aggregate amount of such Net Cash Proceeds so used and not subject to prepayment under this clause (i) of this Section 6.2.2(a) shall not exceed $500,000 in the aggregate, (C) no Default or Event of Default has occurred and is continuing at the time of the receipt of such Net Cash Proceeds or at the time of the usage of such Net Cash Proceeds or as a result thereof, and (D) any such Net Cash Proceeds not so used on or before the earlier of the following dates shall promptly (but in any event within three (3) Business Days after such date) be applied as a prepayment of the Term Loans: (1) the date that is one hundred eighty (180) days after receipt thereof, and (2) the date that is five (5) Business Days after the date on which the Borrower Representative shall have notified the Administrative Agent of the Borrowers' determination not to purchase such assets with such Net Cash Proceeds.

37

(ii)         Concurrently with the receipt by any Loan Party of any Net Cash Proceeds from any issuance of Capital Securities of any Loan Party or from any capital contribution received by a Loan Party (excluding any issuance by a Subsidiary to Borrower or another Wholly-Owned Subsidiary), in an amount equal to 100% of such Net Cash Proceeds.

(iii)        Concurrently with the receipt by any Loan Party of any Net Cash Proceeds from any issuance of any Debt of any Loan Party (excluding Debt permitted by Section 11.1), in an amount equal to 100% of such Net Cash Proceeds.

(iv)        Within the earlier of (x) fifty (50) days after the end of each Fiscal Quarter (commencing with the Fiscal Quarter ending on September 30, 2015) and (y) five (5) days after Borrower’s delivery of the Fiscal Quarter-end financial statements delivered pursuant to Section 10.1.2(a) (commencing with the Fiscal Quarter ending on September 30, 2015), in an amount equal to the ECF Percentage of Excess Cash Flow for such Fiscal Quarter; and

(v)         Concurrently with the receipt by any Loan Party of any Extraordinary Receipts, in an amount equal to 100% of such Extraordinary Receipts.

(b)          If on any date the Revolving Outstandings exceeds the Revolving Loan Availability, Borrower shall immediately first prepay Revolving Loans and second Cash Collateralize the outstanding Letters of Credit, in an aggregate amount sufficient to eliminate such excess.

(c)          If on any day on which the Revolving Commitments are reduced pursuant to Section 6.1.2 the Revolving Outstandings exceeds the aggregate amount of the Revolving Commitments of all Lenders, Borrower shall immediately first prepay Revolving Loans and second Cash Collateralize the outstanding Letters of Credit, in an aggregate amount sufficient to eliminate such excess.

6.3           Manner of Prepayments.

6.3.1           All Prepayments.  Any prepayment of a LIBOR Loan on a day other than the last day of an Interest Period therefor shall include interest on the principal amount being repaid and shall be subject to Section 8.4.  All prepayments of Term Loans shall be applied pro rata among the Term Loans according to the principal amounts thereof and, as to each Term Loan, in the inverse order of maturity to the remaining installments thereof (including, without limitation, the final installment thereof).

6.4           Repayments.

6.4.1           Revolving Loans.  The Revolving Loans of each Lender shall be paid in full and the Revolving Commitments shall terminate on the Termination Date.

38

6.4.2           Term A Loans.  The Term A Loans shall be paid in installments as follows:

PAYMENT DATE	INSTALLMENT AMOUNT

June 30, 2015	$112,500
September 30, 2015	$112,500
December 31, 2015	$112,500
March 31, 2016	$112,500
June 30, 2016	$225,000
September 30, 2016	$225,000
December 31, 2016	$225,000
March 31, 2017	$225,000
June 30, 2017	$450,000
September 30, 2017	$450,000
December 31, 2017	$450,000
March 31, 2018	$450,000
June 30, 2018	$450,000
September 30, 2018	$450,000
December 31, 2018	$450,000
March 31, 2019	$450,000
June 30, 2019	$450,000
September 30, 2019	$450,000
December 31, 2019	$450,000
March 31, 2020	$450,000
Term Loan Maturity Date	$11,250,000

Unless sooner paid in full, the outstanding principal balance of the Term A Loans shall be paid in full on the Term Loan Maturity Date.

6.4.3           Delayed Draw Term Loans.  If the Delayed Draw Term Loans are funded, the Delayed Draw Term Loans shall be paid in installments as follows:

PAYMENT DATE	INSTALLMENT AMOUNT

December 31, 2015	0.625% of the original principal amount of the Delayed Draw Term Loans
March 31, 2016	0.625% of the original principal amount of the Delayed Draw Term Loans
June 30, 2016	1.25% of the original principal amount of the Delayed Draw Term Loans
September 30, 2016	1.25% of the original principal amount of the Delayed Draw Term Loans
December 31, 2016	1.25% of the original principal amount of the Delayed Draw Term Loans

39

PAYMENT DATE	INSTALLMENT AMOUNT

March 31, 2017	1.25% of the original principal amount of the Delayed Draw Term Loans
June 30, 2017	2.5% of the original principal amount of the Delayed Draw Term Loans
September 30, 2017	2.5% of the original principal amount of the Delayed Draw Term Loans
December 31, 2017	2.5% of the original principal amount of the Delayed Draw Term Loans
March 31, 2018	2.5% of the original principal amount of the Delayed Draw Term Loans
June 30, 2018	2.5% of the original principal amount of the Delayed Draw Term Loans
September 30, 2018	2.5% of the original principal amount of the Delayed Draw Term Loans
December 31, 2018	2.5% of the original principal amount of the Delayed Draw Term Loans
March 31, 2019	2.5% of the original principal amount of the Delayed Draw Term Loans
June 30, 2019	2.5% of the original principal amount of the Delayed Draw Term Loans
September 30, 2019	2.5% of the original principal amount of the Delayed Draw Term Loans
December 31, 2019	2.5% of the original principal amount of the Delayed Draw Term Loans
March 31, 2020	2.5% of the original principal amount of the Delayed Draw Term Loans
Term Loan Maturity Date	The outstanding principal amount of the Delayed Draw Term Loans

Unless sooner paid in full, the outstanding principal balance of the Delayed Draw Term Loans shall be paid in full on the Term Loan Maturity Date.

Section 7   MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.

7.1           Making of Payments.  All payments of principal or interest on the Note(s), and of all fees, shall be made by Borrower to Administrative Agent in immediately available funds at the office specified by Administrative Agent not later than noon, Chicago time, on the date due; and funds received after that hour shall be deemed to have been received by Administrative Agent on the following Business Day.  Subject to Section 2.6, Administrative Agent shall promptly remit to each Lender its share of all such payments received in collected funds by Administrative Agent for the account of such Lender.  All payments under Section 8.1 shall be made by Borrower directly to the Lender entitled thereto without setoff, counterclaim or other defense.

40

7.2           Application of Certain Payments.  So long as no Default  or Event of Default has occurred and is continuing, (a) payments matching specific scheduled payments then due shall be applied to those scheduled payments and (b) voluntary and mandatory prepayments shall be applied as set forth in Sections 6.2 and 6.3.  After the occurrence and during the continuance of a Default or an Event of Default, all amounts collected or received by Administrative Agent or any Lender as proceeds from the sale of, or other realization upon, all or any part of the Collateral shall be applied as Administrative Agent shall determine in its discretion or, in the absence of a specific determination by Administrative Agent, as set forth in the Guaranty and Collateral Agreement.

7.3           Due Date Extension.  If any payment of principal or interest with respect to any of the Loans, or of any fees, falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day (unless, in the case of a LIBOR Loan, such immediately following Business Day is the first Business Day of a calendar month, in which case such due date shall be the immediately preceding Business Day) and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.

7.4           Setoff.  Borrower, for itself and each other Loan Party, agrees that Administrative Agent and each Lender have all rights of set-off and bankers’ lien provided by applicable law, and in addition thereto, Borrower, for itself and each other Loan Party, agrees that at any time any Event of Default exists, Administrative Agent and each Lender may apply to the payment of any Obligations of Borrower and each other Loan Party hereunder, whether or not then due, any and all balances, credits, deposits, accounts or moneys of Borrower and each other Loan Party then or thereafter with Administrative Agent or such Lender.

7.5           Proration of Payments.  Except as provided in Section 2.6, if any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset or otherwise), on account of (a) principal of or interest on any Loan (but excluding (i) any payment pursuant to Section 8 or 15.6 and (ii) payments of interest on any Affected Loan) or (b) its participation in any Letter of Credit in excess of its applicable Pro Rata Share of payments and other recoveries obtained by all Lenders on account of principal of and interest on the Loans (or such participation) then held by them, then such Lender shall purchase from the other Lenders such participations in the Loans (or sub-participations in Letters of Credit) held by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.

7.6           Taxes.

(a)          All payments made by Borrower hereunder or under any Loan Documents shall be made without setoff, counterclaim, or other defense.  To the extent permitted by applicable law, all payments hereunder or under the Loan Documents (including any payment of principal, interest, or fees) to, or for the benefit, of any person shall be made by Borrower free and clear of and without deduction or withholding for, or account of, any Taxes now or hereinafter imposed by any taxing authority.

41

(b)          If Borrower makes any payment hereunder or under any Loan Document in respect of which it is required by applicable law to deduct or withhold any Taxes, (if such Taxes are Indemnified Taxes) Borrower shall increase the payment hereunder or under any such Loan Document such that after the reduction for the amount of such Taxes withheld (and any Taxes withheld or imposed with respect to the additional payments required under this Section 7.6(b)), the amount paid to the Lenders or Administrative Agent equals the amount that was payable hereunder or under any such Loan Document without regard to this Section 7.6(b).  To the extent Borrower withholds any Taxes on payments hereunder or under any Loan Document, Borrower shall pay the full amount deducted to the relevant taxing authority within the time allowed for payment under applicable law and shall deliver to Administrative Agent within thirty (30) days after it has made payment to such authority a receipt issued by such authority (or other evidence reasonably satisfactory to Administrative Agent) evidencing the payment of all amounts so required to be deducted or withheld from such payment. Borrower shall timely pay to the relevant taxing authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)          If any Lender or Administrative Agent is required by law to make any payments of any Indemnified Taxes on or in relation to any amounts received or receivable hereunder or under any other Loan Document, or any Indemnified Tax is assessed against a Lender or Administrative Agent with respect to amounts received or receivable hereunder or under any other Loan Document, Borrower will indemnify such person against (i) such Tax (and any reasonable counsel fees and expenses associated with such Tax) and (ii) any Taxes imposed as a result of the receipt of the payment under this Section 7.6(c).  A certificate prepared in good faith as to the amount of such payment by such Lender or Administrative Agent shall, absent manifest error, be final, conclusive, and binding on all parties.

(d)          (i) To the extent permitted by applicable law, each Lender that is not a United States person within the meaning of Code Section 7701(a)(30) (a “Non-U.S. Participant”) shall deliver to Borrower and Administrative Agent on or prior to the Closing Date (or in the case of a Lender that is an Assignee, on the date of such assignment to such Lender) two accurate and complete original signed copies of IRS Form W-8BEN-E, W-8ECI, or W-8IMY (or any successor or other applicable form prescribed by the IRS), as applicable, certifying to such Lender’s entitlement to a complete exemption from, or a reduced rate in, United States withholding Tax on interest payments to be made hereunder or any Loan.  If a Lender that is a Non-U.S. Participant is claiming a complete exemption from withholding on interest pursuant to Code Sections 871(h) or 881(c), the Lender shall deliver (along with two accurate and complete original signed copies of IRS Form W-8BEN-E) a certificate in form and substance reasonably acceptable to Administrative Agent (any such certificate, a “Withholding Certificate”).  In addition, each Lender that is a Non-U.S. Participant  agrees that from time to time after the Closing Date, (or in the case of a Lender that is an Assignee, after the date of the assignment to such Lender), when a lapse in time (or change in circumstances occurs) renders the prior certificates hereunder obsolete or inaccurate in any material respect, such Lender shall, to the extent permitted under applicable law, deliver to Borrower and Administrative Agent two new and accurate and complete original signed copies of an IRS Form W-8BEN-E, W-8ECI, or W-8IMY (or any successor or other applicable forms prescribed by the IRS), and if applicable, a new Withholding Certificate, to confirm or establish the entitlement of such Lender or Administrative Agent to an exemption from, or reduction in, United States withholding Tax on interest payments to be made hereunder or any Loan.

42

(ii)         Each Lender that is not a Non-U.S. Participant (other than any such Lender which is taxed as a corporation for U.S. federal income tax purposes) shall provide two properly completed and duly executed copies of IRS Form W-9 (or any successor or other applicable form) to Borrower and Administrative Agent certifying that such Lender is exempt from United States backup withholding Tax.  To the extent that a form provided pursuant to this Section 7.6(d)(ii) is rendered obsolete or inaccurate in any material respect as result of change in circumstances with respect to the status of a Lender, such Lender shall, to the extent permitted by applicable law, deliver to Borrower and Administrative Agent revised forms necessary to confirm or establish the entitlement to such Lender’s or Administrative Agent’s exemption from United States backup withholding Tax.

(iii)        Borrower shall not be required to pay additional amounts to a Lender under this Section 7.6 to the extent that such obligations would not have arisen but for the failure of such Lender to comply with Section 7.6(d).

(iv)        Each Lender agrees to indemnify Administrative Agent and hold Administrative Agent harmless for the full amount of any and all present or future Taxes and related liabilities (including penalties, interest, additions to Tax and expenses, and any Taxes imposed by any jurisdiction on amounts payable to Administrative Agent under this Section 7.6) which are imposed on or with respect to principal, interest or fees payable to such Lender hereunder and which are not paid by Borrower pursuant to this Section 7.6 or as a result of such Lender’s failure to maintain a Participant Register in accordance with Section 15.6.2 hereof, whether or not such Taxes or related liabilities were correctly or legally asserted.  This indemnification shall be made within thirty (30) days from the date Administrative Agent makes written demand therefor.

Section 8   INCREASED COSTS; SPECIAL PROVISIONS FOR LIBOR LOANS.

8.1           Increased Costs.  (a) If, after the date hereof, the adoption of, or any change in, any applicable law, rule or regulation, or any change in the interpretation or administration of any applicable law, rule or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:  (i) shall impose, modify or deem applicable any reserve (including any reserve imposed by the FRB, but excluding any reserve included in the determination of the LIBOR Rate pursuant to Section 4), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Lender; (ii) shall impose on any Lender any other condition affecting its LIBOR Loans, its Note or its obligation to make LIBOR Loans; or (iii) shall subject any Lender to any Taxes or change the basis of taxation of any payment to any Lender, or otherwise in respect of any Loans, Commitments, Letters of Credit or any obligations under any Loan Document; and the result of anything described in clauses (i), (ii) and (iii) above is to increase the cost to (or to impose a cost on) such Lender (or any LIBOR Office of such Lender) of making or maintaining any LIBOR Loan, or to reduce the amount of any sum received or receivable by such Lender (or its LIBOR Office) under this Agreement or under its Note with respect thereto, then within fifteen (15) days of demand by such Lender (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to Administrative Agent), Borrower shall pay directly to such Lender such additional amount as will compensate such Lender for such increased cost or such reduction, so long as such amounts have accrued on or after the day which is one hundred eighty (180) days prior to the date on which such Lender first made demand therefor.

43

(b)          If any Lender shall reasonably determine that any change in, or the adoption or phase-in of, any applicable law, rule or regulation regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or the compliance by any Lender or any Person controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender’s or such controlling Person’s capital as a consequence of such Lender’s obligations hereunder or under any Letter of Credit to a level below that which such Lender or such controlling Person could have achieved but for such change, adoption, phase-in or compliance (taking into consideration such Lender’s or such controlling Person’s policies with respect to capital adequacy) by an amount deemed by such Lender or such controlling Person to be material, then from time to time, within fifteen (15) days of demand by such Lender (which demand shall be accompanied by a statement setting forth in reasonable detail the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to Administrative Agent), Borrower shall pay to such Lender such additional amount as will compensate such Lender or such controlling Person for such reduction so long as such amounts have accrued on or after the day which is one hundred eighty (180) days prior to the date on which such Lender first made demand therefor.

8.2           Basis for Determining Interest Rate Inadequate or Unfair.  If:

(a)          Administrative Agent reasonably determines (which determination shall be binding and conclusive on Borrower) that by reason of circumstances affecting the interbank LIBOR market adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate; or

(b)          the Required Lenders advise Administrative Agent that the LIBOR Rate as determined by Administrative Agent will not adequately and fairly reflect the cost to such Lenders of maintaining or funding LIBOR Loans (taking into account any amount to which such Lenders may be entitled under Section 8.1) or that the making or funding of LIBOR Loans has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of such Lenders materially affects such Loans;

44

then Administrative Agent shall promptly notify the other parties thereof and, so long as such circumstances shall continue, (i) no Lender shall be under any obligation to make LIBOR Loans and (ii) on the last day of the current Interest Period for each LIBOR Loan (or such earlier date as requested by Administrative Agent), such Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan.

8.3           Changes in Law Rendering LIBOR Loans Unlawful.  If any change in, or the adoption of any new, law or regulation, or any change in the interpretation of any applicable law or regulation by any governmental or other regulatory body charged with the administration thereof, should make it (or in the good faith judgment of any Lender cause a substantial question as to whether it is) unlawful for any Lender to make, maintain or fund LIBOR Loans, then such Lender shall promptly notify each of the other parties hereto and, so long as such circumstances shall continue, (a) such Lender shall have no obligation to make a LIBOR Loan (but shall make Base Rate Loans concurrently with the making of LIBOR Loans by the Lenders which are not so affected, in each case in an amount equal to the amount of LIBOR Loans which would be made by such Lender at such time in the absence of such circumstances) and (b) on the last day of the current Interest Period for each LIBOR Loan of such Lender (or, in any event, on such earlier date as may be required by the relevant law, regulation or interpretation or as required by Administrative Agent), such LIBOR Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan.  Each Base Rate Loan made by a Lender which, but for the circumstances described in the foregoing sentence, would be a LIBOR Loan (an “Affected Loan”) shall remain outstanding for the period corresponding to the LIBOR Loans of which such Affected Loan would be a part absent such circumstances.

8.4           Funding Losses.  Borrower hereby agrees that upon demand by any Lender (which demand shall be accompanied by a statement setting forth the basis for the amount being claimed, a copy of which shall be furnished to Administrative Agent), Borrower will indemnify such Lender against any net loss or expense which such Lender may sustain or incur (including any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain any LIBOR Loan), as reasonably determined by such Lender, as a result of (a) any payment, prepayment or conversion of any LIBOR Loan of such Lender on a date other than the last day of an Interest Period for such Loan (including any conversion pursuant to Section 8.3) or (b) any failure of Borrower to borrow, prepay, convert or continue any Loan on a date specified therefor in a notice of borrowing, prepayment, conversion or continuation pursuant to this Agreement.  For this purpose, all notices to Administrative Agent pursuant to this Agreement shall be deemed to be irrevocable.

8.5           Right of Lenders to Fund through Other Offices.  Each Lender may, if it so elects, fulfill its commitment as to any LIBOR Loan by causing a foreign branch or Affiliate of such Lender to make such Loan; provided that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by such Lender and the obligation of Borrower to repay such Loan shall nevertheless be to such Lender and shall be deemed held by it, to the extent of such Loan, for the account of such branch or Affiliate.

45

8.6           Discretion of Lenders as to Manner of Funding.  Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each LIBOR Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the LIBOR Rate for such Interest Period.

8.7           Mitigation of Circumstances; Replacement of Lenders.  (a) Each Lender shall promptly notify Borrower and Administrative Agent of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in such Lender’s sole judgment, otherwise disadvantageous to such Lender) to mitigate or avoid, (i) any obligation by Borrower to pay any amount pursuant to Sections 7.6 or 8.1 or (ii) the occurrence of any circumstances described in Sections 8.2 or 8.3 (and, if any Lender has given notice of any such event described in clause (i) or (ii) above and thereafter such event ceases to exist, such Lender shall promptly so notify Borrower and Administrative Agent).  Without limiting the foregoing, each Lender will designate a different funding office if such designation will avoid (or reduce the cost to Borrower of) any event described in clause (i) or (ii) above and such designation will not, in such Lender’s sole judgment, be otherwise disadvantageous to such Lender.

(b)          If Borrower becomes obligated to pay additional amounts to any Lender pursuant to Sections 7.6 or 8.1, or any Lender gives notice of the occurrence of any circumstances described in Sections 8.2 or 8.3, or any Lender becomes a Defaulting Lender, Borrower may designate another lender which is acceptable to Administrative Agent in its reasonable discretion and the Issuing Lender in its reasonable discretion (such other lender being called a “Replacement Lender”) to purchase the Loans of such Lender and such Lender’s rights hereunder, without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans and all accrued but unpaid fees owed to such Lender and any other amounts payable to such Lender under this Agreement and any other Loan Document, and to assume all the obligations of such Lender hereunder, and, upon such purchase and assumption (pursuant to an Assignment Agreement), such Lender shall no longer be a party hereto or have any rights hereunder (other than rights with respect to indemnities and similar rights applicable to such Lender prior to the date of such purchase and assumption) and shall be relieved from all obligations to Borrower hereunder, and the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder.

8.8           Conclusiveness of Statements; Survival of Provisions.  Determinations and statements of any Lender pursuant to Sections 8.1, 8.2, 8.3 or 8.4 shall be conclusive absent demonstrable error.  Lenders may use reasonable averaging and attribution methods in determining compensation under Sections 8.1 and 8.4, and the provisions of such Sections shall survive repayment of the Obligations, cancellation of any Note(s), expiration or termination or Cash Collateralization of the Letters of Credit and termination of this Agreement.  For purposes of this Agreement, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be adopted and gone into effect after the date of this Agreement.

46

Section 9   REPRESENTATIONS AND WARRANTIES.

To induce Administrative Agent and the Lenders to enter into this Agreement and to induce the Lenders to make Loans and participate in Letters of Credit hereunder and the Issuing Lenders to issue Letters of Credit hereunder, Borrower represents and warrants to Administrative Agent and the Lenders that:

9.1           Organization.  Each Loan Party is validly existing and in good standing under the laws of its jurisdiction of organization; and each Loan Party is duly qualified to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect.

9.2           Authorization; No Conflict.  Each Loan Party is duly authorized to execute and deliver each Loan Document to which it is a party, Borrower is duly authorized to borrow monies hereunder and each Loan Party is duly authorized to perform its Obligations under each Loan Document to which it is a party.  The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party, and the borrowings by Borrower hereunder, do not and will not (a) require any consent or approval of any governmental agency or authority (other than any consent or approval which has been obtained and is in full force and effect), (b) conflict with (i) any provision of law, (ii) the charter, by-laws or other organizational documents of any Loan Party or (iii) any material agreement, material indenture, material instrument or other material document, or any judgment, order or decree, which is binding upon any Loan Party or any of their respective properties, or (c) require, or result in, the creation or imposition of any Lien on any asset of any Loan Party (other than Liens in favor of Administrative Agent created pursuant to the Collateral Documents).

9.3           Validity and Binding Nature.  Each of this Agreement and each other Loan Document to which any Loan Party is a party is the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

9.4           Financial Condition.  The audited consolidated financial statements of Holdings and its Subsidiaries as at December 31, 2014,  and the unaudited consolidated financial statements of Holdings and its Subsidiaries through February 28, 2015, copies of each of which have been delivered to each Lender, were prepared in accordance with GAAP (subject, in the case of such unaudited statements, to the absence of footnotes and to normal year-end adjustments) and present fairly the consolidated financial condition of Holdings and its Subsidiaries as at such dates and the results of their operations for the periods then ended.

47

9.5           No Material Adverse Change.  Since December 31, 2014, there has been no material adverse change in the financial condition, operations, assets, business, properties or prospects of the Loan Parties taken as a whole.

9.6           Litigation and Contingent Liabilities.  No litigation (including derivative actions), arbitration proceeding or governmental investigation or proceeding is pending or, to Borrower’s knowledge, threatened in writing against any Loan Party which could reasonably be expected to have a Material Adverse Effect, except as set forth in Schedule 9.6.  Other than any liability incident to such litigation or proceedings, no Loan Party has any material contingent liabilities not listed on Schedule 9.6 or permitted by Section 11.1.

9.7           Ownership of Properties; Liens.  Each Loan Party owns good and, in the case of real property,  marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and the like) except as permitted by Section 11.2.  No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except filings evidencing Permitted Liens and filings for which termination statements have been delivered to Administrative Agent.

9.8           Equity Ownership; Subsidiaries.  All issued and outstanding Capital Securities of each Loan Party are duly authorized and validly issued, fully paid, non-assessable, and (in the case of Subsidiaries of Holdings) free and clear of all Liens other than those in favor of Administrative Agent, and such securities were issued in all material respects in compliance with all applicable state and federal laws concerning the issuance of securities.  Schedule 9.8 sets forth the authorized Capital Securities of each Loan Party as of the Closing Date.  All of the issued and outstanding Capital Securities of Borrower are owned as set forth on Schedule 9.8 as of the Closing Date, and all of the issued and outstanding Capital Securities of each Wholly-Owned Subsidiary is, directly or indirectly, owned by Borrower.  As of the Closing Date, except as set forth on Schedule 9.8, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights or other similar agreements or understandings for the purchase or acquisition of any Capital Securities of any Loan Party.

9.9           Pension Plans.  (a) The Unfunded Liability of all Pension Plans does not in the aggregate exceed 20% of the Total Plan Liability for all such Pension Plans.  Each Pension Plan complies in all material respects with all applicable requirements of law and regulations.  No contribution failure under Section 430 of the Code, Section 303 of ERISA or the terms of any Pension Plan has occurred with respect to any Pension Plan, sufficient to give rise to a Lien under Section 303(k) of ERISA, or otherwise to have a Material Adverse Effect.  There are no pending or, to the knowledge of Borrower, threatened, claims, actions, investigations or lawsuits against any Pension Plan, any fiduciary of any Pension Plan, or any Loan Party or any other member of the Controlled Group with respect to a Pension Plan or a Multiemployer Pension Plan which could reasonably be expected to have a Material Adverse Effect.  No Loan Party and no other member of the Controlled Group has engaged in any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Pension Plan or Multiemployer Pension Plan which would subject that Person to any material liability.  Within the past five years, no Loan Party and no other member of the Controlled Group has engaged in a transaction which resulted in a Pension Plan with an Unfunded Liability being transferred out of the Controlled Group, which could reasonably be expected to have a Material Adverse Effect.  No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan, which could reasonably be expected to have a Material Adverse Effect.

48

(b)          All contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by Loan Parties or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable law; no Loan Party and no other member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, could result in a withdrawal or partial withdrawal from any such plan; and no Loan Party and no other member of the Controlled Group has received any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

9.10         Investment Company Act.  No Loan Party is an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company,” within the meaning of the Investment Company Act of 1940.

9.11         Compliance with Laws.  Each Loan Party and each Subsidiary thereof is in compliance with the requirements of all laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

9.12         Regulation U.  No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

9.13         Taxes.  Each Loan Party has timely filed (taking into account any valid extensions to file) all Tax returns and reports required by law to have been filed by it and has paid all Taxes and governmental charges due and payable with respect to such return, except any such Taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.  The Loan Parties have made adequate reserves on their books and records in accordance with GAAP for all taxes that have accrued but which are not yet due and payable.  No Loan Party has participated in any transaction that relates to a year of the taxpayer (which is still open under the applicable statute of limitations) which is a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (irrespective of the date when the transaction was entered into).  No Loan Party is a party to any Tax sharing, Tax indemnity or similar agreement or arrangement with any other Person.

49

9.14         Solvency, etc.  On the Closing Date, and immediately prior to and after giving effect to the issuance of each Letter of Credit and each borrowing hereunder and the use of the proceeds thereof, with respect to each Loan Party, individually, (a) the fair value of its assets is greater than the amount of its liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated in accordance with GAAP, (b) the present fair saleable value of its assets is not less than the amount that will be required to pay the probable liability on its debts as they become absolute and matured, (c) it is able to realize upon its assets and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) it does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature and (e) it is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute unreasonably small capital.

9.15         Environmental Matters.  Except as would not reasonably be expected to have a Material Adverse Effect:

(a)          Each of the Facilities and all past and current operations at or from the Facilities are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Facilities or the Loan Party’s operations, and there are no conditions relating to the Facilities or the Loan Party’s operations that could give rise to liability or obligation under any applicable Environmental Laws.

(b)          None of the Facilities contains or has previously contained any Hazardous Substances at, on or under the Facilities in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

(c)          Each Loan Party has obtained, and maintained in good standing, all licenses, permits, authorizations, registrations and other approvals required under any Environmental Law and required for their respective ordinary course operations, and for their reasonably anticipated future operations, and each Loan Party is in compliance with all terms and conditions thereof.

(d)          No Loan Party has received or reasonably anticipates the issuance of any written or verbal notice of, or inquiry from, or agreement with, any federal, state or local governmental authority regarding any violation, alleged violation, non-compliance, liability or potential liability arising under Environmental Laws with regard to any of the Facilities or the Loan Party’s operations, nor does any Loan Party have knowledge or reason to believe that any such notice will be received or is being threatened.

(e)          Hazardous Substances have not been transported or disposed of from the Facilities, or generated, treated, stored or disposed of at, on or under any of the Facilities or any other location, in each case by or on behalf of any Loan Party, or arising from any Loan Party’s operations, in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.

50

(f)          No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Loan Parties, threatened, under any Environmental Law to which any Loan Party is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any Loan Party, the Facilities or the Loan Party’s operations.

(g)          There has been no release of Hazardous Substances at or from the Facilities, or arising from or related to the operations (including disposal) of any Loan Party in connection with the Facilities or otherwise in connection with the Loan Party’s operations, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

(h)          No Loan Party has any underground storage tanks that are not properly registered or permitted under applicable Environmental Laws or that at any time have released, leaked, disposed of or otherwise discharged Hazardous Substances.

9.16         Insurance.  Set forth on Schedule 9.16 is a complete and accurate summary of the property and casualty insurance program of the Loan Parties as of the Closing Date (including the names of all insurers, policy numbers, expiration dates, amounts and types of coverage, annual premiums, exclusions, deductibles, self-insured retention, and a description in reasonable detail of any self-insurance program, retrospective rating plan, fronting arrangement or other risk assumption arrangement involving any Loan Party).  Each Loan Party and its properties are insured with financially sound and reputable insurance companies which are not Affiliates of the Loan Parties, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Loan Parties operate.

9.17         Real Property.  Set forth on Schedule 9.17 is a complete and accurate list, as of the Closing Date, of the address of all real property owned or leased by any Loan Party, together with, in the case of leased property, the name and mailing address of the lessor of such property.

9.18         Information.  All information heretofore or contemporaneously herewith furnished in writing by any Loan Party to Administrative Agent or any Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of any Loan Party to Administrative Agent or any Lender pursuant hereto or in connection herewith will be, true and accurate in all material respects on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by Administrative Agent and the Lenders that any projections and forecasts provided by Borrower are based on good faith estimates and assumptions believed by Borrower to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

9.19         Intellectual Property.  Each Loan Party owns and possesses or has a license or other right to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as are necessary for the conduct of the businesses of the Loan Parties, without any infringement upon rights of others which could reasonably be expected to have a Material Adverse Effect.

51

9.20         Burdensome Obligations.  No Loan Party is a party to any agreement or contract or subject to any restriction contained in its organizational documents which could reasonably be expected to have a Material Adverse Effect.

9.21         Labor Matters.  Except as set forth on Schedule 9.21, no Loan Party is subject to any labor or collective bargaining agreement.  There are no existing or threatened strikes, lockouts or other labor disputes involving any Loan Party that singly or in the aggregate could reasonably be expected to have a Material Adverse Effect.  Hours worked by and payment made to employees of the Loan Parties are not in violation of the Fair Labor Standards Act or any other applicable law, rule or regulation dealing with such matters.

9.22         Anti-Terrorism Laws.  (a)  No Loan Party (and, to the knowledge of each Loan Party, no joint venture or subsidiary thereof) is in violation in any material respects of any United States Requirements of Law relating to terrorism, sanctions or money laundering (the “Anti-Terrorism Laws”), including the United States Executive Order No. 13224 on Terrorist Financing (the “Anti-Terrorism Order”) and the Patriot Act.

(a)          No Loan Party (and, to the knowledge of each Loan Party, no joint venture or subsidiary thereof) (i) is listed in the annex to, or is otherwise subject to the provisions of, the Anti-Terrorism Order, (ii) is owned or controlled by, or acting for or on behalf of, any person listed in the annex to, or is otherwise subject to the provisions of, the Anti-Terrorism Order, (iii) commits, threatens or conspires to commit or supports “terrorism” as defined in the Anti-Terrorism Order or (iv) is named as a “specially designated national and blocked person” in the most current list published by OFAC.

(b)          No Loan Party (and, to the knowledge of each Loan Party, no joint venture or Affiliate thereof) (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in clauses (b)(i) through (b)(iv) above, (ii) deals in, or otherwise engages in any transactions relating to, any property or interests in property blocked pursuant to the Anti-Terrorism Order or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

9.23         No Default.  No Default or Event of Default exists or would result from the incurrence by any Loan Party of any Debt hereunder or under any other Loan Document.

9.24         Hedging Agreements.  No Loan Party is a party to, nor will it be a party to, any Hedging Agreement other than a bona fide (not speculative) unsecured Hedging Agreement, in form and substance reasonably acceptable to Administrative Agent, to protect the Loan Parties against fluctuations in interest rates and with respect to not more than $25,000 of principal in the aggregate.

52

9.25         OFAC.  Each Loan Party is and will remain in compliance in all material respects with all U.S. economic sanctions laws, Executive Orders and implementing regulations as promulgated by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it.  No Loan Party and no Person who owns a controlling interest in or otherwise controls a Loan Party (i) is a Person designated by the U.S. government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a U.S. Person cannot deal with or otherwise engage in business transactions, (ii) is a Person who is otherwise the target of U.S. economic sanctions laws such that a U.S. Person cannot deal or otherwise engage in business transactions with such Person or (iii) is controlled by (including without limitation by virtue of such person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any person or entity on the SDN List or a foreign government that is the target of U.S. economic sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Loan Document would be prohibited under U.S. law.

9.26         Patriot Act.  Loan Parties and each Person who owns a controlling interest in or otherwise controls a Loan Party are in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (b) the Patriot Act and (c) other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations.  No part of the proceeds of any Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

9.27         Reserved.

9.28         Subordinated Debt.  The subordination provisions of the Subordinated Debt are enforceable against the holders of the Subordinated Debt by Administrative Agent and the Lenders.  All Obligations constitute senior Debt entitled to the benefits of the subordination provisions contained in the Subordinated Debt.  Borrower acknowledges that Administrative Agent and each Lender are entering into this Agreement and are extending the Commitments and making the Loans in reliance upon the subordination provisions of the Subordinated Debt and this Section 9.28.

9.29         Holdings and SAS Holdings.  Holdings and/or SAS Holdings have not engaged in any activities or operations other than (a) acting as a holding company and transactions and activities reasonably incidental thereto, (b) issuing Capital Securities and, solely with respect to Holdings,  the Colon Debt, and (c) paying usual and customary (i) solely with respect to Holdings, expenses related to its status as a publicly traded company, (ii) expenses related to its board of directors, (iii) premiums for D&O insurance, (iv) Delaware franchise Taxes, (v) expenses related to investor relations, (vi) solely with respect to Holdings, fees and expenses related to SEC filings, and (vii) fees and expenses paid to BDO USA, LLP for audit and tax related services, in each case to the extent permitted pursuant to this Agreement.  Neither Holdings nor SAS Holdings, respectively, holds any assets other than all of the issued and outstanding Capital Securities of, with respect to Holdings, CTI, CSPI and SAS Holdings, and with respect to SAS Holdings, Cyalume France.  Without limiting the generality of the foregoing, neither Holdings nor SAS Holdings shall at any time directly hold any Capital Securities of any foreign Subsidiary, other than Cyalume France with respect to SAS Holdings.

53

9.30         French Subsidiary.  The activities engaged in or carried out by Cyalume France do not fall under any of the items listed under article R.153-2 of the French monetary and financial code.  The acquisition by the Borrower, directly or indirectly, of the shares of Cyalume France did not require, at the time it was carried out, a prior approval of any governmental authority or agency.

Section 10 AFFIRMATIVE COVENANTS.

Until the expiration or termination of the Commitments and thereafter until all Obligations hereunder and under the other Loan Documents are paid in full and all Letters of Credit have been terminated or Cash Collateralized, Borrower agrees that, unless at any time the Required Lenders shall otherwise expressly consent in writing, it will:

10.1         Reports, Certificates and Other Information.  Furnish to Administrative Agent and each Lender:

10.1.1           Annual Report.  Promptly when available and in any event within one hundred five (105) days after the close of each Fiscal Year: (a) a copy of the annual audit report of Holdings and its Subsidiaries for such Fiscal Year, including therein consolidated balance sheets and statements of earnings and cash flows of Holdings and its Subsidiaries as at the end of such Fiscal Year,  certified without adverse reference to going concern value and without qualification by independent auditors of recognized standing selected by Borrower and reasonably acceptable to Administrative Agent (Administrative Agent acknowledges and agrees that, as of the Closing Date, BDO USA, LLP is an accounting firm acceptable to Administrative Agent), together with a comparison with the budget for such Fiscal Year and a comparison with the previous Fiscal Year; and (b) a consolidating balance sheet of Holdings and its Subsidiaries as of the end of such Fiscal Year and consolidating statement of earnings and cash flows for Holdings and its Subsidiaries for such Fiscal Year, certified by a Senior Officer of Borrower.

10.1.2           Interim Reports.  (a)  Promptly when available and in any event within forty-five (45) days after the end of each Fiscal Quarter, consolidated and consolidating balance sheets of Holdings and its Subsidiaries as of the end of such Fiscal Quarter, together with consolidated and consolidating statements of earnings and cash flows for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter, together with a comparison with the corresponding period of the previous Fiscal Year and a comparison with the budget for such period of the current Fiscal Year, certified by a Senior Officer of Borrower; and (b) promptly when available and in any event within thirty (30) days after the end of each month, consolidated and consolidating balance sheets of Holdings and its Subsidiaries as of the end of such month, together with consolidated and consolidating statements of earnings and a consolidated statement of cash flows for such month and for the period beginning with the first day of such Fiscal Year and ending on the last day of such month, together with a comparison with the corresponding period of the previous Fiscal Year and a comparison with the budget for such period of the current Fiscal Year, certified by a Senior Officer of Borrower.

54

10.1.3           Compliance Certificates.  Contemporaneously with the furnishing of a copy of each annual audit report pursuant to Section 10.1.1 and each set of annual, quarterly, and monthly statements pursuant to Section 10.1.2, a duly completed compliance certificate in the form of Exhibit B, with appropriate insertions, dated the date of such annual report or such statements and signed by a Senior Officer of Borrower, containing (i) a computation of each of the financial ratios and restrictions set forth in Section 11.14 and to the effect that such officer has not become aware of any Default or Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it and (ii) a written statement of Borrower’s management setting forth a discussion of Holdings’ and its Subsidiaries’ financial condition, changes in financial condition and results of operations.

10.1.4           Reports to the SEC and to Shareholders.  Promptly upon the filing or sending thereof, copies of all regular, periodic or special reports of any Loan Party filed with the SEC; copies of all registration statements of any Loan Party filed with the SEC (other than on Form S-8); and copies of all proxy statements or other communications made to security holders generally.

10.1.5           Notice of Default, Litigation and ERISA Matters.  Promptly (and in no event later than three (3) Business Days) upon becoming aware of any of the following, written notice describing the same and the steps being taken by Borrower or the Subsidiary affected thereby with respect thereto:

(a)          the occurrence of a Default or an Event of Default;

(b)          any litigation, arbitration or governmental investigation or proceeding not previously disclosed by Borrower to Administrative Agent which has been instituted or, to the knowledge of Borrower, is threatened in writing against any Loan Party or to which any of the properties of any thereof is subject which might reasonably be expected to have a Material Adverse Effect;

(c)          the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan, or the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a Lien under Section 303(k) of ERISA) or to any Multiemployer Pension Plan, or the taking of any action with respect to a Pension Plan which could result in the requirement that any Loan Party furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan or Multiemployer Pension Plan which could result in the incurrence by any member of the Controlled Group of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Pension Plan), or any material increase in the contingent liability of any Loan Party with respect to any post-retirement welfare benefit plan of any Loan Party or another member of the Controlled Group, or any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise Tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent;

55

(d)          any cancellation or material change in any insurance maintained by any Loan Party; or

(e)          any other event which might reasonably be expected to have a Material Adverse Effect (including (i) any violation of any Environmental Law or the assertion of any Environmental Claim or (ii) the enactment or effectiveness of any law, rule or regulation).

10.1.6           Borrowing Base Certificates; Accounts Receivable and Inventory Reports.  Within fifteen (15) days of the end of each month, (a) a Borrowing Base Certificate dated as of the end of such month and executed by a Senior Officer of Borrower on behalf of Borrower (provided that (i) Borrower may deliver a Borrowing Base Certificate more frequently if it chooses and (ii) at any time an Event of Default exists, Administrative Agent may require Borrower to deliver Borrowing Base Certificates more frequently) and (b) reports in form and detail reasonably satisfactory to Administrative Agent and certified by a Senior Officer of the Borrower Representative as being accurate and complete (i) listing all Inventory and accounts receivable of Borrower as of such day, which shall include the amount and age of each such account receivable, showing separately those which are more than 30, 60, 90, and 120 days old and a description of all Liens, set-offs, defenses and counterclaims with respect thereto, together with a reconciliation of such schedule with the schedule delivered to Administrative Agent pursuant to this clause for the immediately preceding month and such other information as Administrative Agent may reasonably request, and (ii) listing all accounts payable of Borrower as of each such day which shall include the amount and age of each such account payable and such other information as Administrative Agent may reasonably request.

10.1.7           Management Reports.  Promptly (and in no event later than five (5) Business Days) upon receipt thereof, copies of all detailed financial and management reports submitted to Holdings or its Subsidiaries by independent auditors in connection with each annual or interim audit made by such auditors of the books of Holdings and its Subsidiaries.

10.1.8           Projections.  As soon as practicable, and in any event not later than the first Business Day of each Fiscal Year, financial projections for Holdings and its Subsidiaries for such Fiscal Year (including a business plan, monthly operating and cash flow budgets and a capital expenditures budget) prepared in a manner consistent with the projections delivered by Borrower to the Administrative Agent prior to the Closing Date or otherwise in a manner reasonably satisfactory to Administrative Agent, accompanied by a certificate of a Senior Officer of Borrower Representative on behalf of Borrower to the effect that (i) such projections were prepared by Borrower in good faith, (ii) Borrower has a reasonable basis for the assumptions contained in such projections, (iii) such projections have been prepared in accordance with such assumptions, and (iv) Holdings’ board of directors (or similar governing body) have approved such projections.

56

10.1.9           Subordinated Debt Notices.  Promptly (and in no event later than three (3) Business Days) following receipt, copies of any notices (including notices of default or acceleration) received from any holder or trustee of, under or with respect to any Subordinated Debt.

10.1.10         Updated Schedule.  Contemporaneously with the furnishing of each annual audit report pursuant to Section 10.1.1, an updated version of Schedule 9.17 showing information as of the date of such audit report (it being agreed and understood that this requirement shall be in addition to the other notice and delivery requirements set forth herein).

10.1.11         Other Information.  Promptly from time to time, such other information (including, without limitation, business or financial data, reports, appraisals and projections) concerning the Loan Parties, their properties or business, as Administrative Agent may reasonably request.

10.2         Books, Records and Inspections.  Keep, and cause each other Loan Party to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; keep, and cause each other Loan Party to keep, its books and records in an electronic medium; permit, and cause each other Loan Party to permit, Administrative Agent or any representative or agent thereof to inspect the properties and operations of the Loan Parties at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists); and permit, and cause each other Loan Party to permit, at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists), Administrative Agent or any representative or agent thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and Borrower hereby authorizes such independent auditors to discuss such financial matters with any Lender or Administrative Agent or any representative or agent thereof), and to examine (and, at the expense of the Loan Parties, photocopy extracts from) any of its books or other records; and permit, and cause each other Loan Party to permit, Administrative Agent and its representatives and agents to inspect the Inventory and other tangible assets of the Loan Parties, to perform appraisals of the equipment of the Loan Parties, and to inspect, audit, check and make copies of and extracts from the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to Inventory, Accounts and any other collateral.  All such inspections or audits by Administrative Agent shall be at Borrower’s expense; provided, however, that so long as no Default or Event of Default exists, Borrower shall not be required to reimburse Administrative Agent for inspections more frequently than twice each Fiscal Year or an appraisal or audit more frequently than once each Fiscal Year.  Any Lender may accompany Administrative Agent or its representatives or agents in connection with any inspection or visit at Lender’s expense (except at Borrower’s expense during the existence of an Event of Default).

57

10.3         Maintenance of Property; Insurance.  (a) Keep, and cause each other Loan Party to keep, all property useful and necessary in the business of the Loan Parties in good working order and condition, ordinary wear and tear excepted.

(b)          Maintain, and cause each other Loan Party to maintain, with responsible insurance companies, such insurance coverage as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated (including, without limitation, business interruption insurance in an amount not less than $2,750,000), but which shall insure against all risks and liabilities of the type identified on Schedule 9.16 and shall have insured amounts no less than, and deductibles no higher than, those set forth on such schedule; and, upon request of Administrative Agent or any Lender, furnish to Administrative Agent or such Lender original or electronic copies of policies evidencing such insurance, and a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Loan Parties.  Borrower shall cause each issuer of an insurance policy to provide Administrative Agent with an endorsement (i) showing Administrative Agent as loss payee with respect to each policy of property or casualty insurance and naming Administrative Agent as an additional insured with respect to each policy of liability insurance, (ii) providing that thirty (30) days’ notice will be given to Administrative Agent prior to any cancellation of, material reduction or change in coverage provided by or other material modification to such policy and (iii) reasonably acceptable in all other respects to Administrative Agent.  Borrower shall, and shall cause each other Loan Party to, execute and deliver to Administrative Agent a collateral assignment, in form and substance reasonably satisfactory to Administrative Agent, of each business interruption insurance policy maintained by any Loan Party.

(c)          If either Dale Baker or Zivi Nedivi cease to remain employees, officers or directors of Borrower, maintain (within sixty (60) days of the date such Person ceases to remain an employee, officer or director), a key man life insurance policy on the remaining Person in the amount of $4,500,000.  In the event a key man life insurance policy is required pursuant to this subsection (c), Borrower shall deliver to Administrative Agent a collateral assignment, in form and substance reasonably satisfactory to Administrative Agent, of such key man life insurance policy.

(d)          UNLESS BORROWER PROVIDES ADMINISTRATIVE AGENT WITH EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY THIS AGREEMENT, AFTER WRITTEN NOTICE TO THE BORROWER (EXCEPT THAT SUCH NOTICE SHALL NOT BE REQUIRED DURING THE EXISTENCE OF A DEFAULT OR EVENT OF DEFAULT), ADMINISTRATIVE AGENT MAY PURCHASE INSURANCE AT BORROWER’S EXPENSE TO PROTECT ADMINISTRATIVE AGENT’S AND THE LENDERS’ INTERESTS IN THE COLLATERAL.  THIS INSURANCE MAY, BUT NEED NOT, PROTECT ANY LOAN PARTY’S INTERESTS.  THE COVERAGE THAT ADMINISTRATIVE AGENT PURCHASES MAY NOT PAY ANY CLAIM THAT IS MADE AGAINST ANY LOAN PARTY IN CONNECTION WITH THE COLLATERAL.  BORROWER MAY LATER CANCEL ANY INSURANCE PURCHASED BY ADMINISTRATIVE AGENT, BUT ONLY AFTER PROVIDING ADMINISTRATIVE AGENT WITH EVIDENCE THAT LOAN PARTIES HAVE OBTAINED INSURANCE AS REQUIRED BY THIS AGREEMENT.  IF ADMINISTRATIVE AGENT PURCHASES INSURANCE FOR THE COLLATERAL, BORROWER WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING INTEREST AND ANY OTHER CHARGES THAT MAY BE IMPOSED WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE.  THE COSTS OF THE INSURANCE MAY BE ADDED TO THE PRINCIPAL AMOUNT OF THE LOANS OWING HEREUNDER.  THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF THE INSURANCE THE LOAN PARTIES MAY BE ABLE TO OBTAIN ON THEIR OWN.

58

10.4         Compliance with Laws; Payment of Taxes and Liabilities.  (a)  Comply, and cause each other Loan Party to comply, with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits, except where failure to comply could not reasonably be expected to have a Material Adverse Effect; (b) without limiting clause (a) above, ensure, and cause each other Loan Party to ensure, that no person who owns a controlling interest in or otherwise controls a Loan Party is or shall be (i) listed on the Specially Designated Nationals and Blocked Person List maintained by OFAC, Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (ii) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders, (c) without limiting clause (a) above, comply, and cause each other Loan Party to comply, with all applicable Bank Secrecy Act (“BSA”) and anti-money laundering laws and regulations and (d) pay, and cause each other Loan Party to pay, prior to delinquency, all taxes and other governmental charges against it or any of its property, as well as claims of any kind which, if unpaid, could become a Lien on any of its property; provided that the foregoing shall not require any Loan Party to pay any such Tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP and, in the case of a claim which could become a Lien on any collateral, such contest proceedings shall stay the foreclosure of such Lien or the sale of any portion of the collateral to satisfy such claim.

10.5         Maintenance of Existence, etc.  Maintain and preserve, and (subject to Section 11.5) cause each other Loan Party to maintain and preserve, (a) its existence and good standing in the jurisdiction of its organization and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect).

10.6         Use of Proceeds.  Use the proceeds of the Loans (other than the Delayed Draw Term Loans) and the Letters of Credit solely to repay the Debt to be Repaid, for working capital purposes, for Capital Expenditures and for other general business purposes; use the proceeds of the Delayed Draw Term Loans solely to make the Omniglow Settlement Payment; and not use or permit any proceeds of any Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of “purchasing or carrying” any Margin Stock.

59

10.7         Employee Benefit Plans.

(a)          Maintain, and cause each other member of the Controlled Group to maintain, each Pension Plan in substantial compliance with all applicable requirements of law and regulations.

(b)          Make, and cause each other member of the Controlled Group to make, on a timely basis, all required contributions to any Multiemployer Pension Plan.

(c)          Not, and not permit any other member of the Controlled Group to (i) seek a waiver of the minimum funding standards of ERISA, (ii) terminate or withdraw from any Pension Plan or Multiemployer Pension Plan or (iii) take any other action with respect to any Pension Plan that would reasonably be expected to entitle the PBGC to terminate, impose liability in respect of, or cause a trustee to be appointed to administer, any Pension Plan, unless the actions or events described in clauses (i), (ii) and (iii) individually or in the aggregate would not have a Material Adverse Effect.

10.8         Environmental Matters.  (a) If any release or threatened release or other disposal of Hazardous Substances shall occur or shall have occurred on any of the Facilities or any other assets of any Loan Party, Borrower shall, or shall cause the applicable Loan Party to, cause the prompt containment and removal of such Hazardous Substances and the remediation of such real property or other assets as necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets.  Without limiting the generality of the foregoing, Borrower shall, and shall cause each other Loan Party to, comply with any Federal or state judicial or administrative order requiring the performance at any of the Facilities of any Loan Party of activities in response to the release or threatened release of a Hazardous Substance.  To the extent that the transportation, handling, storage, generation, treatment or disposal of Hazardous Substances is permitted by this Agreement, Borrower shall, and shall cause each other Loan Party to comply with Environmental Laws in all such activities and to dispose of such Hazardous Substances, or of any other wastes, only at licensed disposal facilities operating in compliance with Environmental Laws.

(b)          Borrower shall comply in all material respects with the requirements of all federal, state, and local Environmental Laws applicable to the Loan Parties or the Facilities; notify the Administrative Agent promptly in the event of any spill, release or disposal of Hazardous Substances on, or hazardous waste pollution or contamination affecting, the Facilities in material violation of applicable Environmental Laws of which a Loan Party has actual knowledge; forward to the Administrative Agent promptly any written notices relating to such matters received from any Governmental Authority; and pay when due any fine or assessment against the Facilities arising under Environmental Laws, provided, that the Loan Parties shall not be required to pay any such fine or assessment so long as the validity thereof shall be diligently contested in good faith by appropriate proceedings and they shall have set aside on their books reasonable reserves (in accordance with GAAP) with respect to any such fine or assessment so contested; and provided further that, in any event, payment of any such fine or assessment shall be made before any of the Facilities shall be subjected to a Lien or be seized or sold in satisfaction thereof.

60

(c)          Borrower shall promptly notify the Administrative Agent upon becoming aware of any fact or change in circumstances that would be expected to cause any of the representations and warranties contained in Section 9.15 to cease to be true in all material respects for any time before the Closing Date.

10.9         Further Assurances.  Take, and cause each other Loan Party to take, such actions as are necessary or as Administrative Agent or the Required Lenders may reasonably request from time to time to ensure that the Obligations of each Loan Party under the Loan Documents are secured by a first priority perfected Lien in favor of Administrative Agent (subject to Permitted Liens) on substantially all of the assets of Borrower and each Loan Party (other than a foreign Subsidiary that is a CFC) (as well as all Capital Securities of each domestic Subsidiary, all Capital Securities of each first-tier foreign Subsidiary that is not a CFC, and with respect to any first-tier foreign Subsidiary that is a CFC, 100% of all non-voting Capital Securities and 65% of all voting Capital Securities) and guaranteed by each Loan Party (including immediately upon the acquisition or creation thereof (or such longer period as the Administrative Agent may provide in its sole discretion), any Subsidiary acquired or created after the Closing Date other than a foreign Subsidiary that is a CFC), in each case as Administrative Agent may determine, including (a) the execution and delivery of guaranties, security agreements, pledge agreements, mortgages, deeds of trust, financing statements, opinions of counsel and other documents, in each case in form and substance reasonably satisfactory to Administrative Agent, and the filing or recording of any of the foregoing, (b) the delivery of certificated securities and other Collateral with respect to which perfection is obtained by possession, and (c) with respect to any real property acquired by any Loan Party (other than a foreign Subsidiary that is a CFC) after the Closing Date, the delivery within thirty (30) days after the date such real property was acquired (or such longer period as the Administrative Agent may provide in its sole discretion) of each of the Real Estate Documents with respect to such real property.

10.10         Accounts.  Unless Administrative Agent otherwise consents in writing, in order to facilitate Administrative Agent’s and the Lenders’ maintenance and monitoring of their security interests in the Collateral, maintain all of their deposit accounts and securities accounts (a) with a Lender within sixty (60) days after the Closing Date, provided, that each deposit account or securities account of a Loan Party shall at all times be maintained with an institution that has entered into a control agreement with Administrative Agent and the applicable Loan Party granting “control” (as defined in the UCC) of such accounts to Administrative Agent and otherwise in form and substance reasonably satisfactory to Administrative Agent, and (b) in a structure reasonably acceptable to Administrative Agent.

10.11         Reserved.

10.12         Post Closing Covenants.  Borrower shall satisfy the requirements and/or provide to the Administrative Agent each of the documents, instruments, agreements and information set forth on Schedule 10.12, in form and substance acceptable to the Administrative Agent, on or before the date specified for such requirement in such Schedule or such later date to be determined by the Administrative Agent in its sole discretion, each of which shall be completed or provided in form and substance satisfactory to the Administrative Agent.

61

10.13         Holdings.  Holdings shall not, directly or indirectly, (i) enter into any agreement (including any agreement for incurrence or assumption of Debt, any purchase, sale, lease or exchange of any property or the rendering of any service), between itself and any other Person, other than the Loan Documents to which it is a party (collectively, the “Holdings Documents”), (ii) engage in any business or operations or conduct any activity (including the making of any Investment or payment) or transfer any of its assets, other than the making of Investments in Borrower existing on the date hereof, the performance of its obligations under the Holdings Documents in accordance with the terms thereof and the performance of ministerial activities (including, without limitation, the activities conducted on the Closing Date that are permitted by Section 9.29) and the payment of taxes and administrative fees or (iii) consolidate or merge with or into any other Person.  Holdings shall preserve, renew and keep in full force and effect its existence.  Holdings shall not own any assets other than all of the issued and outstanding Capital Securities of CTI, CSPI and SAS Holdings.  Without limiting the generality of the foregoing, Holdings shall not at any time directly hold any Capital Securities of any foreign Subsidiary.

Section 11 NEGATIVE COVENANTS

Until the expiration or termination of the Commitments and thereafter until all Obligations hereunder and under the other Loan Documents are paid in full and all Letters of Credit have been terminated, Borrower agrees that, unless at any time the Required Lenders shall otherwise expressly consent in writing, it will:

11.1         Debt.  Not, and not permit any other Loan Party to, create, incur, assume or suffer to exist any Debt, except:

(a)          Obligations under this Agreement and the other Loan Documents;

(b)          Debt secured by Liens permitted by Section 11.2(d), and extensions, renewals and refinancings thereof; provided that the aggregate amount of all such Debt at any time outstanding shall not exceed $125,000;

(c)          Debt of Borrower to any domestic Wholly-Owned Subsidiary or Debt of any domestic Wholly-Owned Subsidiary to Borrower or another domestic Wholly-Owned Subsidiary; provided that unless waived by the Administrative Agent, such Debt shall be evidenced by a demand note in form and substance reasonably satisfactory to Administrative Agent and pledged and delivered to Administrative Agent pursuant to the Collateral Documents as additional collateral security for the Obligations, and the obligations under such demand note shall be subordinated to the Obligations of Borrower hereunder in a manner reasonably satisfactory to Administrative Agent;

(d)          unsecured Hedging Obligations approved by Administrative Agent and incurred in favor of a Lender or an Affiliate thereof for bona fide hedging purposes and not for speculation;

62

(e)          Debt described on Schedule 11.1 and any extension, renewal or refinancing thereof so long as the principal amount thereof is not increased;

(f)          the Debt to be Repaid (so long as such Debt is repaid on the Closing Date with the proceeds of the initial Loans hereunder);

(g)          Contingent Liabilities arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions permitted under Section 11.5;

(h)          the Colon Debt: provided, however, that (i) such Debt shall at all times be subordinated to the Obligations on the terms and conditions set forth in the documentation evidencing such Debt, (ii) the aggregate outstanding principal amount of such Debt shall not at any time exceed $752,500, and (iii) such Debt shall at all times be unsecured;

(i)          guarantees by a Borrower of the obligations of any other Borrower arising pursuant to a lease or license by such Borrower of real or personal property in the ordinary course of the business of such Borrower, provided that such lease or license is not otherwise prohibited under the Loan Documents;

(j)          Debt in respect of appeal, bid, performance or surety or similar bonds issued for the account of any Borrower in the ordinary course of business (in each case other than for an obligation for money borrowed), in an aggregate outstanding amount not at any time exceeding $100,000;

(k)          Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, that, such Debt is extinguished within two (2) Business Days of its incurrence;

(l)          other unsecured Debt in an aggregate outstanding amount not at any time exceeding $100,000;

(m)          Debt owing by Cyalume France to HSBC France in the maximum aggregate outstanding principal amount not to exceed EUR 200,000 pursuant to an unlimited duration overdraft (découvert à durée indéterminée) renewable each year; provided, however, that none of the other Loan Parties are liable or obligated with respect to such Debt; and

(n)          Debt owing by Cyalume France to Banque Palatine (i) in the maximum aggregate outstanding principal amount not to exceed EUR 200,000 pursuant to an unlimited duration overdraft facility (facilité de caisse à durée indéterminée) and (ii) in the maximum aggregate principal amount not to exceed EUR 350,000 pursuant to a MCNE facility (mobilisation des créances nées sur l’étranger) either by way of a facility secured by an assignment by way of guarantee of receivables or by a sale on discount of receivables; provided, however, that none of the other Loan Parties are liable or obligated with respect to such Debt.

63

11.2         Liens.  Not, and not permit any other Loan Party to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:

(a)          Liens for Taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves in accordance with GAAP and the execution or other enforcement of which is effectively stayed;

(b)          Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being diligently contested in good faith by appropriate proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves in accordance with GAAP and the execution or other enforcement of which is effectively stayed;

(c)          Liens described on Schedule 11.2 as of the Closing Date;

(d)          subject to the limitation set forth in Section 11.1(b), (i) Liens arising in connection with Capital Leases (and attaching only to the property being leased), and (ii) Liens that constitute purchase money security interests on any property securing debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within twenty (20) days of the acquisition thereof and attaches solely to the property so acquired;

(e)          attachments, appeal bonds, judgments and other similar Liens for sums not exceeding $150,000 arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

(f)          easements, rights of way, restrictions, minor defects or irregularities in title that are disclosed by current ALTA/ASCM surveys, and other similar Liens, in each case solely affecting real property, none of which, individually or collectively, (i) interfere in any material respect with the ordinary conduct of the business of any Loan Party; or  (ii) materially or adversely affect the value of the real property owned by any Loan Party;

(g)          Liens arising under the Loan Documents;

(h)          customary set off rights against depository accounts permitted hereunder in favor of banks at which a Loan Party maintains such depository accounts, which set off rights only secure the obligations of such Loan Party to pay ordinary course fees and bank charges;

64

(i)          Liens consisting of precautionary filings of UCC financing statements filed with respect to Operating Leases permitted hereunder and any interest of title of a lessor under any Operating Lease permitted hereunder; and

(j)          Liens securing the Debt described in Section 11.1(n) hereof granted by Cyalume France to Banque Palatine solely on its receivables, provided, however, that none of the assets of the other Loan Parties secure such Debt.

Notwithstanding anything contained herein to the contrary, no Loan Party shall create or permit to exist any Lien on (x) any real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired) of any foreign Subsidiary, or (y) any Capital Securities issued by any foreign Subsidiary (other than Liens arising under the Loan Documents).

11.3         Operating Leases.  Not permit the aggregate amount of all rental payments under Operating Leases made (or scheduled to be made) by the Loan Parties (on a consolidated basis) to exceed $1,000,000 in any Fiscal Year.

11.4         Restricted Payments.  Not, and not permit any other Loan Party to, (a) make any distribution to any holders of its Capital Securities (other than dividends or distributions payable solely in the Capital Securities of the Person making such dividend or distribution), (b) purchase or redeem any of its Capital Securities, (c) pay any management fees, transaction-based fees or similar fees to any of its equity holders or any Affiliate thereof, (d) make any redemption, prepayment (whether mandatory or optional), defeasance, repurchase or any other payment in respect of any Subordinated Debt except (i) as otherwise expressly permitted by the terms of a Subordination Agreement or (ii) regularly scheduled payments, on a non-default, non-accelerated basis, of the Colon Debt, (e) pay any cash bonuses to Zivi Nedivi or Dale Baker earned in Fiscal Year 2015 except for cash bonuses in an aggregate amount not to exceed $1,200,000, for so long as (i) there exists no Default or Event of Default both before and after making such payment and (ii) Minimum Liquidity is equal to or greater than $750,000 both before and after making such payment, provided, that in the event that any cash bonus payment is not permitted to be paid as a result of any Loan Party’s failure to comply with clauses (i) and (ii) above, such payment may be paid immediately upon compliance (for the avoidance of doubt, the foregoing restrictions shall not apply to any cash bonuses to Zivi Nedivi and/or Dale Baker earned any time after Fiscal Year 2015), or (f) set aside funds for any of the foregoing.

11.5         Mergers, Consolidations, Sales.  Not, and not permit any other Loan Party to, (a) be a party to any merger or consolidation, (b) sell, transfer, dispose of, convey or lease any of its assets or Capital Securities (including the sale of Capital Securities of any Subsidiary) except for Excluded Asset Dispositions and the issuance of shares of Holdings, or (c) sell or assign with or without recourse any receivables, except for (i) upon at least five (5) Business Days prior written notice to Administrative Agent, any such merger, consolidation, sale, transfer, conveyance, lease or assignment of or by any domestic Wholly-Owned Subsidiary into Borrower or into any other domestic Wholly-Owned Subsidiary; and (ii) any such purchase or other acquisition by Borrower or any domestic Wholly-Owned Subsidiary of the assets or Capital Securities of any domestic Wholly-Owned Subsidiary.

65

11.6         Modification of Organizational Documents.  Not permit the charter, by-laws or other organizational documents of any Loan Party to be amended or modified in any way which could reasonably be expected to materially adversely affect the interests of the Lenders; not change, or allow any Loan Party to change, its state of formation or its organizational form.

11.7         Transactions with Affiliates.  Except as set forth on Schedule 11.7, not, and not permit any other Loan Party to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its other Affiliates (other than the Loan Parties) which is on terms which are less favorable than are obtainable from any Person which is not one of its Affiliates.

11.8         Unconditional Purchase Obligations.  Not, and not permit any other Loan Party to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether delivery is ever made of such materials, supplies or other property or services.

11.9         Inconsistent Agreements.  Not, and not permit any other Loan Party to, enter into any agreement containing any provision which would (a) be violated or breached by any borrowing by Borrower hereunder or by the performance by any Loan Party of any of its Obligations hereunder or under any other Loan Document, (b) prohibit any Loan Party from granting to Administrative Agent and the Lenders, a Lien on any of its assets or (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make other distributions to Borrower or any other Subsidiary, or pay any Debt owed to Borrower or any other Subsidiary, (ii) make loans or advances to any Loan Party or (iii) transfer any of its assets or properties to any Loan Party, other than (a) customary restrictions and conditions contained in agreements relating to the sale of all or a substantial part of the assets of any Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary to be sold and such sale is permitted hereunder (b) restrictions or conditions imposed by any agreement relating to purchase money Debt, Capital Leases and other secured Debt permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Debt and (c) customary provisions in leases and other contracts restricting the assignment thereof.

11.10         Business Activities; Issuance of Equity.  Not, and not permit any other Loan Party to, engage in any line of business other than the businesses engaged in on the date hereof and businesses reasonably related thereto.  Not, and not permit any other Loan Party to, issue any Capital Securities other than (a) any issuance of shares of Holdings or (b) any issuance by a Subsidiary to Borrower or another Wholly-Owned Subsidiary in accordance with Section 11.4.

11.11         Investments.  Not, and not permit any other Loan Party to, make or permit to exist any Investment in any other Person, except the following:

(a)          contributions by Borrower to the capital of any domestic Wholly-Owned Subsidiary in existence on the Closing Date, or by any Subsidiary to the capital of any other domestic Wholly-Owned Subsidiary in existence on the Closing Date, so long as the recipient of any such capital contribution has guaranteed the Obligations and such guaranty is secured by a pledge of all of its Capital Securities and substantially all of its real and personal property, in each case in accordance with Section 10.9;

66

(b)          Investments constituting Debt permitted by Section 11.1;

(c)          Contingent Liabilities constituting Debt permitted by Section 11.1 or Liens permitted by Section 11.2;

(d)          Cash Equivalent Investments;

(e)          Subject to Section 10.10, bank deposits in the ordinary course of business;

(f)          Investments in securities of Account Debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Account Debtors;

(g)          Investments listed on Schedule 11.11 as of the Closing Date;

(h)          loans and advances to employees in the ordinary course of business not to exceed $100,000 in the aggregate at any time outstanding;

(i)          Investments in securities of Account Debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Account Debtors; and

(j)          other Investments not exceeding $50,000 at any one time outstanding;

provided that (x) any Investment which when made complies with the requirements of the definition of the term “Cash Equivalent Investment” may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; (y) no Investment otherwise permitted by clause (b) or (c) shall be permitted to be made if, immediately before or after giving effect thereto, any Default or Event of Default exists.

11.12         Restriction of Amendments to Certain Documents.  Not amend or otherwise modify, or waive any rights under any provisions of (a) any Subordinated Debt (except to the extent permitted under the related Subordination Agreement), (b) the Colon Settlement Agreement, or (c) the Omniglow Settlement Agreement.

11.13         Fiscal Year.  Not change its Fiscal Year.

67

11.14         Financial Covenants.

11.14.1         Fixed Charge Coverage Ratio.  Not permit the Fixed Charge Coverage Ratio for any Computation Period to be less than the applicable ratio set forth below for such Computation Period:

Computation Period Ending	Fixed Charge Coverage Ratio

05/31/15	1.25 to 1.00
06/30/15	1.25 to 1.00
07/31/15	1.25 to 1.00
08/31/15	1.25 to 1.00
09/30/15	1.25 to 1.00
10/31/15	1.25 to 1.00
11/30/15	1.25 to 1.00
12/31/15	1.25 to 1.00
01/31/16	1.25 to 1.00
02/29/16	1.25 to 1.00
03/31/16	1.25 to 1.00
04/30/16	1.25 to 1.00
05/31/16	1.25 to 1.00
06/30/16	1.25 to 1.00
07/31/16	1.25 to 1.00
08/31/16	1.25 to 1.00
09/30/16	1.25 to 1.00
10/31/16	1.25 to 1.00
11/30/16	1.25 to 1.00
12/31/16	1.25 to 1.00
03/31/17 and the last day of each Fiscal Quarter thereafter	1.25 to 1.00

11.14.2         Reserved.

11.14.3         Senior Debt to EBITDA Ratio.  Not permit the Senior Debt to EBITDA Ratio as of the last day of any Computation Period to exceed the applicable ratio set forth below for such Computation Period:

Computation Period Ending	Senior Debt to EBITDA Ratio

05/31/15	4.50 to 1.00
06/30/15	4.25 to 1.00
07/31/15	4.00 to 1.00
08/31/15	4.00 to 1.00
09/30/15	3.75 to 1.00

68

Computation Period Ending	Senior Debt to EBITDA Ratio

10/31/15	3.50 to 1.00
11/30/15	3.50 to 1.00
12/31/15	3.50 to 1.00
01/31/16	3.50 to 1.00
02/29/16	3.50 to 1.00
03/31/16	3.50 to 1.00
04/30/16	3.50 to 1.00
05/31/16	3.50 to 1.00
06/30/16	3.25 to 1.00
07/31/16	3.25 to 1.00
08/31/16	3.25 to 1.00
09/30/16	3.00 to 1.00
10/31/16	3.00 to 1.00
11/30/16	3.00 to 1.00
12/31/16	2.75 to 1.00
03/31/17	2.50 to 1.00
06/30/17	2.25 to 1.00
09/30/17	2.00 to 1.00
12/31/17	2.00 to 1.00
03/31/18	1.75 to 1.00
06/30/18	1.75 to 1.00
09/30/18	1.75 to 1.00
12/31/18	1.75 to 1.00
03/31/19	1.50 to 1.00
06/30/19	1.50 to 1.00
09/30/19	1.50 to 1.00
12/31/19 and the last day of each Fiscal Quarter thereafter	1.50 to 1.00

11.14.4         Capital Expenditures.  Not permit the aggregate amount of all Capital Expenditures made by the Loan Parties in any Fiscal Year to exceed the following amounts:

Fiscal Year Ending	Capital Expenditures

12/31/15	$1,250,000
12/31/16	$1,400,000
12/31/17 and the last day of each Fiscal Year thereafter	$1,500,000

11.14.5         EBITDA.  Not permit EBITDA for any Computation Period to be less than the applicable amount set forth below for such Computation Period:

69

Computation Period Ending	EBITDA
05/31/15	$4,750,000
06/30/15	$5,000,000
07/31/15	$5,250,000
08/31/15	$5,250,000
09/30/15	$5,250,000
10/31/15	$5,250,000
11/30/15	$5,250,000
12/31/15	$5,250,000
01/31/16	$5,500,000
02/29/16	$5,500,000
03/31/16	$5,500,000
04/30/16	$5,750,000
05/31/16	$5,750,000
06/30/16	$5,750,000
07/31/16	$5,750,000
08/31/16	$5,750,000
09/30/16	$5,750,000
10/31/16	$6,000,000
11/30/16	$6,000,000
12/31/16	$6,000,000
03/31/17	$6,250,000
06/30/17	$6,500,000
09/30/17	$6,750,000
12/31/17	$6,750,000
03/31/18	$6,750,000
06/30/18	$6,750,000
09/30/18 and the last day of each Fiscal Quarter thereafter	$7,000,000

11.15         Cancellation of Debt.  Not, and not permit any other Loan Party to, cancel any claim or debt owing to it, except for reasonable consideration or in the ordinary course of business, and except for the cancellation of debts or claims not to exceed $100,000 in any Fiscal Year.

11.16         Transfer to Foreign Subsidiaries.  Not, and not permit any of the Loan Parties to, sell, transfer, assign (by operation of law or otherwise), distribute, loan, advance, invest or otherwise dispose of, any money, assets or property in or to any foreign Subsidiary, except for (i) not greater than $200,000 in the aggregate (such amount to be increased in the sole discretion of the Administrative Agent) in cash per twelve month period to Cyalume France and (ii) sales of inventory to Cyalume France on arm’s-length terms, in the ordinary course of business and consistent with past practice.

70

11.17         Compliance with Laws.  Not, and not permit any of the Loan Parties, to fail to comply with the laws, regulations and executive orders referred to in Sections 9.25 and 9.26.

11.18         French Accounts.  Not, and not permit any of the Loan Parties to, maintain more than $500,000 in the aggregate at any time in foreign deposit accounts or foreign securities accounts.

11.19         French Subsidiary.  Not permit Cyalume France to engage in or carry out any activities that fall under any of the items listed under article R.153-2 of the French monetary and financial code.

Section 12 EFFECTIVENESS; CONDITIONS OF LENDING, ETC.

The obligation of each Lender to make its Loans and of the Issuing Lenders to issue Letters of Credit is subject to the following conditions precedent:

12.1         Initial Credit Extension.  The obligation of the Lenders to make the initial Loans and the obligation of the Issuing Lenders to issue their initial Letters of Credit (whichever first occurs) is, in addition to the conditions precedent specified in Section 12.2, subject to the conditions precedent that (a) all Debt to be Repaid has been (or concurrently with the initial borrowing will be) paid in full, and that all agreements and instruments governing the Debt to be Repaid and that all Liens securing such Debt to be Repaid have been (or concurrently with the initial borrowing will be) terminated; (b) Borrower’s aggregate amount of Subordinated Debt is not greater than $752,500; and (c) Administrative Agent shall have received all of the following, each duly executed and dated the Closing Date (or such earlier date as shall be reasonably satisfactory to Administrative Agent), in form and substance reasonably satisfactory to Administrative Agent (and the date on which all such conditions precedent have been satisfied or waived in writing by Administrative Agent and the Lenders is called the “Closing Date”):

12.1.1           Agreement, Notes and other Loan Documents.  This Agreement and, to the extent requested by any Lender, a Note made payable to such Lender, and all other Loan Documents.

12.1.2           Authorization Documents.  For each Loan Party, such Person’s (a) charter (or similar formation document), certified by the appropriate governmental authority; (b) good standing certificates in its state of incorporation (or formation) and in each other state requested by Administrative Agent; (c) bylaws (or similar governing document); (d) resolutions of its board of directors (or similar governing body) approving and authorizing such Person’s execution, delivery and performance of the Loan Documents to which it is party and the transactions contemplated thereby; and (e) signature and incumbency certificates of its officers executing any of the Loan Documents (it being understood that Administrative Agent and each Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein), all certified by its secretary or an assistant secretary (or similar officer) as being in full force and effect without modification.

12.1.3           Consents, etc.  Certified copies of all documents evidencing any necessary corporate or partnership action, consents and governmental approvals (if any) required for the execution, delivery and performance by the Loan Parties of the documents referred to in this Section 12.

71

12.1.4           Letter of Direction. A letter of direction containing funds flow information with respect to the proceeds of the Loans on the Closing Date.

12.1.5           Guaranty and Collateral Agreement. A counterpart of the Guaranty and Collateral Agreement executed by each Loan Party, together with all instruments, transfer powers and other items required to be delivered in connection therewith.

12.1.6           Perfection Certificate. A Perfection Certificate completed and executed by each Loan Party.

12.1.7           Colon Debt.

(a)          Certified copy of the promissory note evidencing the Colon Debt.

12.1.8           Collateral Access Agreements.

(a)          In the case of any leased real property, a Collateral Access Agreement from the landlord of such property waiving any landlord’s Lien in respect of personal property kept at the premises subject to such lease.

(b)          A Collateral Access Agreement with respect to each bailee with which Borrower or any Subsidiary keeps Inventory or other assets that are required under the Guaranty and Collateral Agreement to be delivered on the Closing Date.

12.1.9           Control Agreements. All deposit account control agreements and securities account control agreements that are required under the Guaranty and Collateral Agreement to be delivered on the Closing Date.

12.1.10         Opinions of Counsel. Opinions of counsel for each Loan Party, including local counsel reasonably requested by Administrative Agent.

12.1.11         Insurance. Evidence of the existence of insurance required to be maintained pursuant to Section 10.3(b), together with evidence that Administrative Agent has been named as a lender’s loss payee and an additional insured on all related insurance policies.

12.1.12         Payment of Fees. Evidence of payment by Borrower of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date (including, without limitation, fees under the Agent Fee Letter), together with all Attorney Costs of Administrative Agent to the extent invoiced prior to the Closing Date, plus such additional amounts of Attorney Costs as shall constitute Administrative Agent’s reasonable estimate of Attorney Costs incurred or to be incurred by Administrative Agent through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between Borrower and Administrative Agent).

72

12.1.13         Solvency Certificate. A Solvency Certificate executed by a Senior Officer of Borrower.

12.1.14         Pro Forma. A consolidated pro forma balance sheet of Borrower as at the Closing Date, adjusted to give effect to the consummation of the financings contemplated hereby as if such transactions had occurred on such date, consistent in all material respects with the sources and uses of cash as previously described to the Lenders and the forecasts previously provided to the Lenders.

12.1.15         Environmental Reports. Environmental site assessment reports requested by Administrative Agent.

12.1.16         Search Results; Lien Terminations. Certified copies of Uniform Commercial Code search reports dated a date reasonably near to the Closing Date, listing all effective financing statements which name any Loan Party (under their present names and any previous names) as debtors, together with (a) copies of such financing statements, (b) payoff letters evidencing repayment in full of all Debt to be Repaid, the termination of all agreements relating thereto and the release of all Liens granted in connection therewith, with Uniform Commercial Code or other appropriate termination statements and documents effective to evidence the foregoing (other than Liens permitted by Section 11.2) and (c) such other Uniform Commercial Code termination statements as Administrative Agent may reasonably request.

12.1.17         Filings, Registrations and Recordings. Administrative Agent shall have received each document (including Uniform Commercial Code financing statements) required by the Collateral Documents or under law or reasonably requested by Administrative Agent to be filed, registered or recorded in order to create in favor of Administrative Agent, for the benefit of the Lenders, a perfected Lien on the collateral described therein, prior to any other Liens (subject only to Liens permitted pursuant to Section 11.2), in proper form for filing, registration or recording.

12.1.18         Closing Certificate, Consents and Permits. A certificate executed by an officer of Borrower on behalf of Borrower certifying the matters set forth in Section 12.2.1 and certain other matters requested by the Administrative Agent as of the Closing Date.

12.1.19         Financial Statements. Administrative Agent shall have received and been reasonably satisfied with such financial statements of Loan Parties requested by Administrative Agent, including, without limitation, through the most recent year-to-date interim period.

12.1.20         No Material Adverse Change. There shall not have occurred since December 31, 2014, any developments or events which individually or in the aggregate with other such circumstances has had or could reasonably be expected to have a Material Adverse Effect.

73

12.1.21         Investment Documents. The Administrative Agent shall have received confirmation of ownership and capital structure of the Loan Parties and be satisfied with the constituent documents of the Loan Parties and related investment agreements. Monroe Capital and/or Affiliates thereof shall have received Capital Securities of Holdings in an amount, and in form and substance, reasonably acceptable to Administrative Agent.

12.1.22         Employment Agreements; Validity and Support Agreements. Receipt by the Administrative Agent of employment agreements and validity and support agreements for certain key management and shareholders of the Loan Parties duly executed and delivered by each party thereto, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

12.1.23         Financial Tests. Administrative Agent shall have received evidence reasonably satisfactory to it that (a) Loan Parties shall have a trailing twelve (12) month EBITDA of at least $5,100,000 as of March 31, 2015, on a pro forma basis after giving effect to (i) the funding of the initial Loans as provided hereunder and the use of proceeds thereof, including the payment of all fees, costs and expenses as set forth above, and (ii) year-end and other adjustments reasonably satisfactory to the Administrative Agent, (b) an accounting firm reasonably acceptable to Administrative Agent has verified the foregoing clause (a), and (c) the Loan Parties shall have sufficient liquidity to operate their business plan (assuming that all accounts payable, taxes and other obligations are paid current in accordance with the Loan Parties’ historical business practices) after giving effect to the funding of the initial Loans as provided hereunder and the use of the proceeds thereof, including the payment of all fees, costs and expenses as set forth above.

12.1.24         Diligence. The Administrative Agent shall have received all due diligence materials as Administrative Agent has requested and Administrative Agent shall have found such due diligence satisfactory to it, including, without limitation, material contracts, service contracts, orders and existing backlog (including, but not limited to, American Rheinmetall Munitions purchase orders and contracts).

12.1.25         Condition. Administrative Agent shall have completed a satisfactory examination of the condition of the Loan Parties, including, without limitation, review of (a) the books, records and assets of the Loan Parties, (b) a special purpose review of the Loan Parties' historical cash flow, trailing twelve month EBITDA and EBITDA adjustments, conducted by a firm and in form and substance reasonably acceptable to Administrative Agent.

12.1.26         Background Checks. Administrative Agent shall have reviewed and shall have been satisfied with background checks on certain key management and shareholders of Loan Parties.

12.1.27         Approvals. Administrative Agent shall have received approval of its executive credit committee.

12.1.28         Maximum Revolving Outstandings. After giving effect to the initial Loans on the Closing Date, there shall not be more than $3,000,000 of Revolving Outstandings.

74

12.1.29         Borrowing Base Certificate. A Borrowing Base Certificate dated as of the Closing Date.

12.1.30         Other. Such other documents as Administrative Agent or any Lender may reasonably request.

12.2        Conditions. The obligation (a) of each Lender to make each Loan and (b) of the Issuing Lenders to issue each Letter of Credit is subject to the following further conditions precedent that:

12.2.1           Compliance with Warranties, No Default, etc. Both before and after giving effect to any borrowing and the issuance of any Letter of Credit, the following statements shall be true and correct:

(a)          (i) with respect to Loans advanced on the Closing Date, the representations and warranties of each Loan Party set forth in this Agreement and the other Loan Documents shall be true and correct in all respects with the same effect as if then made (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date), and (ii) with respect to any Loans advanced or Letters of Credit issued after the Closing Date, the representations and warranties of each Loan Party set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects with the same effect as if then made (except (x) to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and (y) to the extent such representation or warranty is qualified by materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects);

(b)          no Default or Event of Default shall have then occurred and be continuing;

(c)          the Loan Parties shall be in compliance on a pro forma basis with the financial covenants set forth in Section 11.14 computed using the covenant levels and financial information for the most recently ended month or quarter, as applicable, for which information is available (assuming for such purpose that the required covenant levels as of any date occurring prior to May 31, 2015 are the same levels required for the Computation Period ending May 31, 2015); and

(d)          prior to funding any Delayed Draw Term Loan, the Administrative Agent shall have received a fully executed acknowledgment from the parties to the Omniglow Settlement Agreement, in form and substance satisfactory to the Administrative Agent, that shall provide that the making of the Omniglow Settlement Payment shall (i) satisfy all of the Loan Parties’ obligations under the Omniglow Settlement Agreement and under the “Amended Final Judgment” (as defined in the Omniglow Settlement Agreement), and (ii) cause the release of the Loan Parties set forth in Section 8(a) of the Omniglow Settlement Agreement to become automatically effective.

75

12.2.2           Confirmatory Certificate. If requested by Administrative Agent or any Lender, Administrative Agent shall have received (in sufficient counterparts to provide one to each Lender) a certificate dated the date of such requested Loan or Letter of Credit and signed by a duly authorized representative of Borrower as to the matters set out in Section 12.2.1 (it being understood that each request by Borrower for the making of a Loan or the issuance of a Letter of Credit shall be deemed to constitute a representation and warranty by Borrower that the conditions precedent set forth in Section 12.2.1 will be satisfied at the time of the making of such Loan or the issuance of such Letter of Credit), together with such other documents as Administrative Agent or any Lender may reasonably request in support thereof.

Section 13 EVENTS OF DEFAULT AND THEIR EFFECT.

13.1        Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

13.1.1           Non-Payment of the Loans, etc. Default in the payment when due of the principal of any Loan; or default, and continuance thereof for five (5) days, in the payment when due of any interest, fee, reimbursement obligation with respect to any Letter of Credit or other amount payable by any Loan Party hereunder or under any other Loan Document.

13.1.2           Non-Payment of Other Debt. Any default shall occur under the terms applicable to any Debt of any Loan Party in an aggregate amount (for all such Debt so affected and including undrawn committed or available amounts and amounts owing to all creditors under any combined or syndicated credit arrangement) exceeding $100,000 and such default shall (a) consist of the failure to pay such Debt when due, whether by acceleration or otherwise and after the expiration of any grace periods applicable thereto, or (b) accelerate the maturity of such Debt or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable (or require any Loan Party to purchase or redeem such Debt or post cash collateral in respect thereof) prior to its expressed maturity.

13.1.3           Other Material Obligations. Default in the payment when due and after the expiration of any grace periods applicable thereto, or in the performance or observance of, any material obligation of, or condition agreed to by, any Loan Party with respect to any material purchase or lease of goods or services where such default, singly or in the aggregate with all other such defaults, might reasonably be expected to have a Material Adverse Effect.

13.1.4           Bankruptcy, Insolvency, etc. Any Loan Party becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or any Loan Party applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for such Loan Party or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for any Loan Party or for a substantial part of the property of any thereof and is not discharged within sixty (60) days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of any Loan Party, and if such case or proceeding is not commenced by such Loan Party, it is consented to or acquiesced in by such Loan Party, or remains for sixty (60) days undismissed; or any Loan Party takes any action to authorize, or in furtherance of, any of the foregoing.

76

13.1.5           Non-Compliance with Loan Documents. (a) Failure by any Loan Party to comply with or to perform any covenant set forth in Sections 10.1, 10.2, 10.3(b), 10.3(c), 10.5, 10.6, 10.12, 10.13 or Section 11; or (b) failure by any Loan Party to comply with or to perform any other provision of this Agreement or any other Loan Document (and not constituting an Event of Default under any other provision of this Section 13) and continuance of such failure described in this clause (b) for fifteen (15) days.

13.1.6           Representations; Warranties. Any representation or warranty made by any Loan Party herein or any other Loan Document is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by any Loan Party to Administrative Agent or any Lender in connection herewith is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

13.1.7           Pension Plans. (a) Any Person institutes steps to terminate a Pension Plan if as a result of such termination Borrower or any member of the Controlled Group could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $100,000; (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; (c) the Unfunded Liability exceeds 20% of the Total Plan Liability, or (d) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of such withdrawal (including any outstanding withdrawal liability that Borrower or any member of the Controlled Group have incurred on the date of such withdrawal) exceeds $100,000.

13.1.8           Judgments. Final judgments or awards which exceed an aggregate of $150,000 shall be rendered against any Loan Party (not covered by insurance as to which the insurance company has acknowledged coverage, provided, however, that such insurance shall have been paid to Borrower within thirty (30) days of the rendering of such judgment), and shall not have been paid, discharged or vacated or had execution thereof stayed pending appeal within thirty (30) days after entry or filing of such judgments.

13.1.9           Invalidity of Collateral Documents, etc. Any Collateral Document shall cease to be in full force and effect; or any Loan Party (or any Person by, through or on behalf of any Loan Party) shall contest in any manner the validity, binding nature or enforceability of any Collateral Document.

13.1.10         Invalidity of Subordination Provisions, etc. Any subordination provision in any document or instrument governing Subordinated Debt, or any subordination provision in any subordination agreement that relates to any Subordinated Debt, or any subordination provision in any guaranty by any Loan Party of any Subordinated Debt, shall cease to be in full force and effect, or any Loan Party or any other Person (including the holder of any applicable Subordinated Debt) shall contest in any manner the validity, binding nature or enforceability of any such provision.

77

13.1.11         Change of Control. A Change of Control shall occur.

13.1.12         Public Company Failure. Holdings’ Capital Securities fail to remain registered with the SEC in good standing, and/or such Capital Securities fail to remain publicly traded on and registered with a public securities exchange.

13.1.13         Material Adverse Effect. The occurrence of any event having a Material Adverse Effect.

13.1.14         Regulatory Violation. A “Regulatory Violation” (as defined in the SBIC Regulatory Side Letter) shall occur.

13.1.15         Settlement Agreements. Default in the payment when due, or in the performance or observance of, any obligation of, or condition agreed to by, any Loan Party under the Colon Settlement Agreement or Omniglow Settlement Agreement.

13.2        Effect of Event of Default. If any Event of Default described in Section 13.1.4 shall occur, the Commitments shall immediately terminate and the Loans and all other Obligations hereunder shall become immediately due and payable and Borrower shall become immediately obligated to Cash Collateralize all Letters of Credit, all without presentment, demand, protest or notice of any kind; and, if any other Event of Default shall occur and be continuing, Administrative Agent may (and, upon the written request of the Required Lenders shall) declare the Commitments to be terminated in whole or in part and/or declare all or any part of the Loans and all other Obligations hereunder to be due and payable and/or demand that Borrower immediately Cash Collateralize all or any Letters of Credit, whereupon the Commitments shall immediately terminate (or be reduced, as applicable) and/or the Loans and other Obligations hereunder shall become immediately due and payable (in whole or in part, as applicable) and/or Borrower shall immediately become obligated to Cash Collateralize the Letters of Credit (all or any, as applicable), all without presentment, demand, protest or notice of any kind. Administrative Agent shall promptly advise Borrower of any such declaration, but failure to do so shall not impair the effect of such declaration. Any cash collateral delivered hereunder shall be held by Administrative Agent (without liability for interest thereon) and applied to the Obligations arising in connection with any drawing under a Letter of Credit. After the expiration or termination of all Letters of Credit, such cash collateral shall be applied by Administrative Agent to any remaining Obligations hereunder and any excess shall be delivered to Borrower or as a court of competent jurisdiction may elect.

78

13.3         Credit Bidding. The Loan Parties and the Lenders hereby irrevocably authorize (and by entering into a Bank Product Agreement, each Bank Product provider shall be deemed to authorize) Administrative Agent, based upon the instruction of the Required Lenders, to Credit Bid and purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (and the Loan Parties shall approve Administrative Agent as a qualified bidder and such Credit Bid as qualified bid) at any sale thereof conducted by Administrative Agent, based upon the instruction of the Required Lenders, under any provisions of the Uniform Commercial Code, as part of any sale or investor solicitation process conducted by any Loan Party, any interim receiver, receiver, receiver and manager, administrative receiver, trustee, agent or other Person pursuant or under any insolvency laws; provided, however, that (i) the Required Lenders may not direct Administrative Agent in any manner that does not treat each of the Lenders equally, without preference or discrimination, in respect of consideration received as a result of the Credit Bid, (ii) the acquisition documents shall be commercially reasonable and contain customary protections for minority holders, such as, among other things, anti-dilution and tag-along rights, (iii) the exchanged debt or equity securities must be freely transferable, without restriction (subject to applicable securities laws) and (iv) reasonable efforts shall be made to structure the acquisition in a manner that causes the governance documents pertaining thereto to not impose any obligations or liabilities upon the Lenders individually (such as indemnification obligations).

For purposes of the preceding sentence, the term “Credit Bid” shall mean, an offer submitted by Administrative Agent (on behalf of the Lender group), based upon the instruction of the Required Lenders, to acquire the property of any Loan Party or any portion thereof in exchange for and in full and final satisfaction of all or a portion (as determined by Administrative Agent, based upon the instruction of the Required Lenders) of the claims and Obligations under this Agreement and other Loan Documents.

Section 14 THE AGENT.

14.1         Appointment and Authorization. Each Lender hereby irrevocably (subject to Section 14.10) appoints, designates and authorizes Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, Administrative Agent shall not have any duty or responsibility except those expressly set forth herein, nor shall Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in other Loan Documents with reference to Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

79

14.2         Issuing Lenders. The Issuing Lenders shall act on behalf of the Lenders (according to their Pro Rata Shares) with respect to any Letters of Credit issued by them and the documents associated therewith. The Issuing Lenders shall have all of the benefits and immunities (a) provided to Administrative Agent in this Section 14 with respect to any acts taken or omissions suffered by the Issuing Lenders in connection with Letters of Credit issued by them or proposed to be issued by them and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Administrative Agent”, as used in this Section 14, included the Issuing Lenders with respect to such acts or omissions and (b) as additionally provided in this Agreement with respect to the Issuing Lenders.

14.3         Delegation of Duties. Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

14.4         Exculpation of Administrative Agent. None of Administrative Agent nor any of its directors, officers, employees or agents shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except to the extent resulting from its own gross negligence or willful misconduct in connection with its duties expressly set forth herein as determined by a final, nonappealable judgment by a court of competent jurisdiction), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or Affiliate of Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document (or the creation, perfection or priority of any Lien or security interest therein), or for any failure of Borrower or any other party to any Loan Document to perform its Obligations hereunder or thereunder. Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower or any of Borrower’s Subsidiaries or Affiliates.

14.5         Reliance by Administrative Agent. Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, electronic mail message, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by Administrative Agent. Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, confirmation from the Lenders of their obligation to indemnify Administrative Agent against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon each Lender. For purposes of determining compliance with the conditions specified in Section 12, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Administrative Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

80

14.6         Notice of Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Default except with respect to defaults in the payment of principal, interest and fees required to be paid to Administrative Agent for the account of the Lenders, unless Administrative Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Event of Default or Default and stating that such notice is a “notice of default”. Administrative Agent will notify the Lenders of its receipt of any such notice. Administrative Agent shall take such action with respect to such Event of Default or Default as may be requested by the Required Lenders in accordance with Section 13; provided that unless and until Administrative Agent has received any such request, Administrative Agent may (but shall not be obligated to) take any action, or refrain from taking any action, with respect to such Event of Default or Default as it shall deem advisable or in the best interest of the Lenders.

14.7         Credit Decision. Each Lender acknowledges that Administrative Agent has not made any representation or warranty to it, and that no act by Administrative Agent hereafter taken, including any consent and acceptance of any assignment or review of the affairs of the Loan Parties, shall be deemed to constitute any representation or warranty by Administrative Agent to any Lender as to any matter, including whether Administrative Agent has disclosed material information in its possession. Each Lender represents to Administrative Agent that it has, independently and without reliance upon Administrative Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties, and made its own decision to enter into this Agreement and to extend credit to Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by Administrative Agent, Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of Borrower which may come into the possession of Administrative Agent.

81

14.8         Indemnification. Whether or not the transactions contemplated hereby are consummated, each Lender shall indemnify upon demand Administrative Agent and its directors, officers, employees and agents (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), according to its applicable Pro Rata Share, from and against any and all Indemnified Liabilities (as hereinafter defined); provided that no Lender shall be liable for any payment to any such Person of any portion of the Indemnified Liabilities to the extent determined by a final, nonappealable judgment by a court of competent jurisdiction to have resulted from the applicable Person’s own gross negligence or willful misconduct. No action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs and Taxes) incurred by Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Administrative Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit, any foreclosure under, or modification, release or discharge of, any or all of the Collateral Documents, termination of this Agreement and the resignation or replacement of Administrative Agent.

14.9         Administrative Agent in Individual Capacity. Monroe Capital and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Loan Parties and Affiliates as though Monroe Capital were not Administrative Agent hereunder and without notice to or consent of any Lender. Each Lender acknowledges that, pursuant to such activities, Monroe Capital or its Affiliates may receive information regarding Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of Borrower or such Affiliate) and acknowledges that Administrative Agent shall be under no obligation to provide such information to them. With respect to their Loans (if any), Monroe Capital and its Affiliates shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though Monroe Capital were not Administrative Agent, and the terms “Lender” and “Lenders” include Monroe Capital and its Affiliates, to the extent applicable, in their individual capacities.

14.10         Successor Administrative Agent. Administrative Agent may resign as Administrative Agent upon thirty (30) days’ notice to the Lenders. If Administrative Agent resigns under this Agreement, the Required Lenders shall, with (so long as no Default or Event of Default exists) the consent of Borrower (which shall not be unreasonably withheld or delayed), appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of Administrative Agent, Administrative Agent may appoint, after consulting with the Lenders and Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor agent, and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Section 14 and Sections 15.5 and 15.17 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is thirty (30) days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

82

14.11         Collateral Matters. Each Lender authorizes and directs Administrative Agent to enter into the other Loan Documents for the benefit of Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by Administrative Agent or Required Lenders in accordance with the provisions of this Agreement or the other Loan Documents, and the exercise by the Administrative Agent or Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders. Administrative Agent is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender to take any action with respect to any Collateral or Loan Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to this Agreement and the other Loan Documents. The Lenders irrevocably authorize Administrative Agent, at its option and in its discretion, (a) to release any Lien granted to or held by Administrative Agent under any Collateral Document (i) upon termination of the Commitments and payment in full of all Loans and all other outstanding obligations of Borrower hereunder and the expiration or termination or Cash Collateralization of all Letters of Credit; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder (including the release of any guarantor); or (iii) subject to Section 15.1, if approved, authorized or ratified in writing by the Required Lenders; or (b) to subordinate its interest in any Collateral to any holder of a Lien on such Collateral which is permitted by Section 11.2(d)(i) or (d)(iii) (it being understood that Administrative Agent may conclusively rely on a certificate from Borrower in determining whether the Debt secured by any such Lien is permitted by Section 11.1(b)). Upon request by Administrative Agent at any time, the Lenders will confirm in writing Administrative Agent’s authority to release, or subordinate its interest in, particular types or items of Collateral pursuant to this Section 14.11. Each Lender hereby authorizes Administrative Agent to give blockage notices in connection with any Subordinated Debt.

14.12         Restriction on Actions by Lenders. Each Lender agrees that it shall not, without the express written consent of Administrative Agent, and shall, upon the written request of Administrative Agent (to the extent it is lawfully entitled to do so), set off against the Obligations, any amounts owing by such Lender to a Loan Party or any deposit accounts of any Loan Party now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Administrative Agent, take or cause to be taken, any action, including the a commencement of any legal or equitable proceedings to foreclose any loan or otherwise enforce any security interest in any of the Collateral or to enforce all or any part of this Agreement or the other Loan Documents. All enforcement actions under this Agreement and the other Loan Documents against the Loan Parties or any third party with respect to the Obligations or the Collateral may only be taken by Administrative Agent (at the direction of the Required Lenders or as otherwise permitted in this Agreement) or by its agents at the direction of Administrative Agent.

83

14.13       Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)          to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and Administrative Agent under Sections 5, 15.5 and 15.17) allowed in such judicial proceedings; and

(b)          to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Sections 5, 15.5 and 15.17.

Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

14.14         Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “documentation agent,” “co-agent,” “book manager,” “lead manager,” “arranger,” “lead arranger” or “co-arranger”, if any, shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

84

Section 15 GENERAL.

15.1         Waiver; Amendments. No delay on the part of Administrative Agent or any Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the other Loan Documents shall in any event be effective unless the same shall be in writing and acknowledged by Lenders having an aggregate Pro Rata Shares of not less than the aggregate Pro Rata Shares expressly designated herein with respect thereto or, in the absence of such designation as to any provision of this Agreement, by the Required Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that the Agent Fee Letter and SBIC Regulatory Side Letter may be amended, waived, consented to or modified by the parties thereto. No amendment, modification, waiver or consent shall (a) extend or increase the Commitment of any Lender without the written consent of such Lender, (b) extend the date scheduled for payment of any principal (excluding mandatory prepayments) of or interest on the Loans or any fees payable hereunder without the written consent of each Lender directly affected thereby, (c) reduce the principal amount of any Loan, the rate of interest thereon or any fees payable hereunder, without the consent of each Lender directly affected thereby (except for periodic adjustments of interest rates and fees resulting from a change in the Applicable Margin to the extent provided for in this Agreement); or (d) release any guarantor from its obligations under the Guaranty and Collateral Agreement, other than as part of or in connection with any disposition permitted hereunder, or all or any substantial part of the Collateral granted under the Collateral Documents (except as permitted by Section 14.11), change the definition of Required Lenders, any provision of this Section 15.1, any provision of Section 13.3 or reduce the aggregate Pro Rata Share required to effect an amendment, modification, waiver or consent, without, in each case set forth in this clause (d), the written consent of all Lenders. No provision of Section 6.2.2 or 6.3 with respect to the timing or application of mandatory prepayments of the Loans shall be amended, modified or waived without the consent of Lenders having a majority of the aggregate Pro Rata Shares of the Term Loans affected thereby. No provision of Section 14 or other provision of this Agreement affecting Administrative Agent in its capacity as such shall be amended, modified or waived without the consent of Administrative Agent. No provision of this Agreement relating to the rights or duties of the Issuing Lenders in their capacities as such shall be amended, modified or waived without the consent of the Issuing Lenders.

Notwithstanding the foregoing, this agreement may be amended (or amended and restated) with the written consent of the Required Lenders, Administrative Agent and Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans, the Revolving Loans, the Revolving Commitments and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

85

If, in connection with any proposed amendment, modification, waiver or termination requiring the consent of all Lenders, the consent of the Required Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained being referred to as a “Non-Consenting Lender”), then, so long as Administrative Agent is not a Non-Consenting Lender, Administrative Agent and/or a Person or Persons reasonably acceptable to Administrative Agent shall have the right to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Administrative Agent’s request, sell and assign to Administrative Agent and/or such Person or Persons, all of the Loans and Revolving Commitments of such Non-Consenting Lenders for an amount equal to the principal balance of all such Loans and Revolving Commitments held by such Non-Consenting Lenders and all accrued interest, fees, expenses and other amounts then due with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

15.2         Confirmations. Borrower and each holder of a Note agree from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to Administrative Agent) the aggregate unpaid principal amount of the Loans then outstanding under such Note.

15.3         Notices. Except as otherwise provided in Section 2.2.2, all notices hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party at its address shown on Annex B or at such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given three (3) Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service shall be deemed to have been given when received. For purposes of Section 2.2.2, Administrative Agent shall be entitled to rely on telephonic instructions from any person that Administrative Agent in good faith believes is an authorized officer or employee of Borrower, and Borrower shall hold Administrative Agent and each other Lender harmless from any loss, cost or expense resulting from any such reliance.

15.4         Computations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP, consistently applied; provided that if Borrower notifies Administrative Agent that Borrower wishes to amend any covenant in Section 10 or 11.14 (or any related definition) to eliminate or to take into account the effect of any change in GAAP on the operation of such covenant (or if Administrative Agent notifies Borrower that the Required Lenders wish to amend Section 10 or 11.14 (or any related definition) for such purpose), then Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant (or related definition) is amended in a manner satisfactory to Borrower and the Required Lenders.

86

15.5         Costs, Expenses and Taxes. Each Loan Party, jointly and severally agrees to pay on demand all reasonable out-of-pocket costs and expenses of Administrative Agent (including Attorney Costs and any Taxes) in connection with the preparation, execution, syndication, delivery and administration (including perfection and protection of any Collateral and the costs of Intralinks (or other similar service), if applicable) of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Loan Document), whether or not the transactions contemplated hereby or thereby shall be consummated, and all reasonable out-of-pocket costs and expenses (including Attorney Costs and any Taxes) incurred by Administrative Agent and each Lender after an Event of Default in connection with the collection of the Obligations or the enforcement of this Agreement the other Loan Documents or any such other documents or during any workout, restructuring or negotiations in respect thereof. In addition, each Loan Party agrees to pay, and to save Administrative Agent and the Lenders harmless from all liability for, any fees of Borrower’s auditors in connection with any reasonable exercise by Administrative Agent and the Lenders of their rights pursuant to Section 10.2. All Obligations provided for in this Section 15.5 shall survive repayment of the Loans, cancellation of the Notes, expiration or termination of the Letters of Credit and termination of this Agreement.

15.6        Assignments; Participations.

15.6.1           Assignments. (a) Any Lender may at any time assign to one or more Persons (any such Person, an “Assignee”) all or any portion of such Lender’s Loans and Commitments, with the prior written consent of Administrative Agent, the Issuing Lenders (for an assignment of the Revolving Loans and the Revolving Commitments) and Borrower (which consent of Borrower shall not be unreasonably withheld or delayed), provided, however, consent of Borrower shall not be required (x) for an assignment by a Lender (i) to a Lender or an Affiliate of a Lender or an Approved Fund (ii) prior to the completion of the primary syndication of the Loans and Commitments as determined by Monroe Capital, or (iii) to an Eligible Assignee, or (y) during the existence of a Default or an Event of Default. Except as Administrative Agent may otherwise agree, any such assignment shall be in a minimum aggregate amount equal to $1,000,000 or, if less, the remaining Commitment and Loans held by the assigning Lender. Borrower and Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned to an Assignee until Administrative Agent shall have received and accepted an effective assignment agreement in substantially the form of Exhibit D hereto (an “Assignment Agreement”) executed, delivered and fully completed by the applicable parties thereto and a processing fee of $3,500. No assignment may be made to any Person if at the time of such assignment Borrower would be obligated to pay any greater amount under Section 7.6 or 8 to the Assignee than Borrower is then obligated to pay to the assigning Lender under such Sections (and if any assignment is made in violation of the foregoing, Borrower will not be required to pay such greater amounts). Any attempted assignment not made in accordance with this Section 15.6.1 shall be treated as the sale of a participation under Section 15.6.2. Borrower shall be deemed to have granted its consent to any assignment requiring its consent hereunder unless Borrower has expressly objected to such assignment within three (3) Business Days after notice thereof.

87

(b)          From and after the date on which the conditions described above have been met, (i) such Assignee shall be deemed automatically to have become a party hereto and, to the extent that rights and obligations hereunder have been assigned to such Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (ii) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, shall be released from its rights (other than its indemnification rights) and obligations hereunder. Upon the request of the Assignee (and, as applicable, the assigning Lender) pursuant to an effective Assignment Agreement, Borrower shall execute and deliver to Administrative Agent for delivery to the Assignee (and, as applicable, the assigning Lender) one or more Notes in the principal amount of the Assignee’s Pro Rata Share of the Revolving Commitments or the principal amount of the Assignee’s Term A Loans or the principal amount of the Assignee’s Delayed Draw Term Loans, as applicable (and, as applicable, one or more Notes in the principal amount of the Pro Rata Share of the Revolving Commitments retained by the assigning Lender or the principal amount of the Term A Loans retained by the assigning Lender or the principal amount of the Delayed Draw Term Loans retained by the assigning Lender, as applicable). Each such Note shall be dated the effective date of such assignment. Upon receipt by Administrative Agent of such Note(s), the assigning Lender shall return to Borrower any prior Note held by it.

(c)          Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

15.6.2           Participations. Any Lender may at any time sell to one or more Persons participating interests in its Loans, Commitments or other interests hereunder (any such Person, a “Participant”). In the event of a sale by a Lender of a participating interest to a Participant, (a) such Lender’s obligations hereunder shall remain unchanged for all purposes, (b) Borrower and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations hereunder and (c) all amounts payable by Borrower shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. No Participant shall have any direct or indirect voting rights hereunder except with respect to any event described in Section 15.1 expressly requiring the unanimous vote of all Lenders or, as applicable, all affected Lenders. Each Lender agrees to incorporate the requirements of the preceding sentence into each participation agreement which such Lender enters into with any Participant. Borrower agrees that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and with respect to any Letter of Credit to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that such right of set-off shall be subject to the obligation of each Participant to share with the Lenders, and the Lenders agree to share with each Participant, as provided in Section 7.5. Borrower also agrees that each Participant shall be entitled to the benefits of Section 7.6 or 8 as if it were a Lender (provided that on the date of the participation no Participant shall be entitled to any greater compensation pursuant to Section 7.6 or 8 than would have been paid to the participating Lender on such date if no participation had been sold and that each Participant complies with Section 7.6(d) as if it were an Assignee). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any Commitments, Loans, Letters of Credit or any other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

88

15.7         Register. Administrative Agent shall maintain a copy of each Assignment Agreement delivered and accepted by it and register (the “Register”) for the recordation of names and addresses of the Lenders and the Commitment of each Lender from time to time and whether such Lender is the original Lender or the Assignee. No assignment shall be effective unless and until the Assignment Agreement is accepted and registered in the Register. All records of transfer of a Lender’s interest in the Register shall be conclusive, absent manifest error, as to the ownership of the interests in the Loans. Administrative Agent shall not incur any liability of any kind with respect to any Lender with respect to the maintenance of the Register.

15.8         GOVERNING LAW. THIS AGREEMENT AND EACH NOTE SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

89

15.9        Confidentiality; Non-Public Information.

15.9.1           As required by federal law and Administrative Agent’s policies and practices, Administrative Agent may need to obtain, verify, and record certain customer identification information and documentation in connection with opening or maintaining accounts, or establishing or continuing to provide services. Administrative Agent and each Lender agree to use commercially reasonable efforts (equivalent to the efforts Administrative Agent or such Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all information provided to them by any Loan Party and designated as confidential, except that Administrative Agent and each Lender may disclose such information (a) to Persons employed or engaged by Administrative Agent or such Lender or such Lender’s Affiliates or Approved Funds in evaluating, approving, structuring or administering the Loans and the Commitments; (b) to any assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 15.9 (and any such assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any federal or state regulatory authority or examiner, or any insurance industry association, or as reasonably believed by Administrative Agent or such Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of Administrative Agent’s or such Lender’s counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any litigation to which Administrative Agent or such Lender is a party; (f) to any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender; (g) to any Affiliate of Administrative Agent, the Issuing Lenders or any Lender who may provide Bank Products to the Loan Parties; (h) to Lender’s independent auditors and other professional advisors as to which such information has been identified as confidential; or (i) that ceases to be confidential through no fault of Administrative Agent or any Lender. Notwithstanding the foregoing, Borrower consents to the publication by Administrative Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement, and Administrative Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements. If any provision of any confidentiality agreement, non-disclosure agreement or other similar agreement between Borrower and Lender conflicts with or contradicts this Section 15.9 with respect to the treatment of confidential information, this section shall supersede all such prior or contemporaneous agreements and understandings between the parties.

15.9.2           The Loan Parties hereby acknowledge that (a) the Administrative Agent will make available to the Lenders and the Issuing Lender materials and/or information provided by or on behalf of the Borrower hereunder and (b) certain of the Lenders may have personnel who do not wish to receive material non-public information (“MNPI”) with respect to the Loan Parties or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Loan Parties hereby agree that they shall identify in writing and clearly and conspicuously mark information that contains only information that is publicly available or that is not material for purposes of United States federal and state securities laws as "PUBLIC". The Loan Parties agree that by identifying such information as "PUBLIC" or publicly filing such information with the SEC, then Administrative Agent, the Lenders and the Issuing Lender shall be entitled to treat such information as not containing any MNPI for purposes of United States federal and state securities laws. The Loan Parties further represent, warrant, acknowledge and agree that the following documents and materials shall be deemed to be PUBLIC, whether or not so marked, and do not contain any MNPI: (A) the Loan Documents, including the schedules and exhibits attached thereto, and (B) administrative materials of a customary nature prepared by the Loan Parties or Administrative Agent (including, without limitation, notices of borrowing).

90

15.9.3           If any Lender or Issuing Lender has elected to abstain from receiving MNPI concerning the Loan Parties or their Affiliates, such Lender or Issuing Lender acknowledges that, notwithstanding such election, Administrative Agent and/or the Loan Parties will, from time to time, make available syndicate-information (which may contain MNPI) as required by the terms of this Agreement, or in the course of administering the Loans, to the credit contact(s) identified for receipt of such information on the Lender's administrative questionnaire who are able to receive and use all syndicate-level information (which may contain MNPI) in accordance with such Lender's compliance policies and contractual obligations and applicable law, including federal and state securities laws; provided, that if such contact is not so identified in such questionnaire, the relevant Lender or Issuing Lender hereby agrees to promptly (and in any event within one (1) Business Day) provide such a contact to Administrative Agent and the Loan Parties upon request therefor by Administrative Agent or the Loan Parties. Notwithstanding such Lender's or Issuing Lender's election to abstain from receiving MNPI, such Lender or Issuing Lender acknowledges that if such Lender or Issuing Lender chooses to communicate with Administrative Agent, it assumes the risk of receiving MNPI concerning the Loan Parties or their Affiliates.

15.10         Severability. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Loan Parties and rights of Administrative Agent and the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law.

15.11         Nature of Remedies. All Obligations of the Loan Parties and rights of Administrative Agent and the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law. No failure to exercise and no delay in exercising, on the part of Administrative Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

15.12         Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof (except as relates to the fees described in Section 5.3) and any prior arrangements made with respect to the payment by the Loan Parties of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of Administrative Agent or the Lenders.

91

15.13         Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of executed Loan Documents maintained by the Lenders shall deemed to be originals.

15.14         Successors and Assigns. This Agreement shall be binding upon Borrower, the Lenders and Administrative Agent and their respective successors and assigns, and shall inure to the benefit of Borrower, the Lenders and Administrative Agent and the successors and assigns of the Lenders and Administrative Agent. No other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. No Loan Party may assign or transfer any of its rights or Obligations under this Agreement without the prior written consent of Administrative Agent and each Lender.

15.15         Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

15.16         Customer Identification – USA Patriot Act Notice. Each Lender and Monroe Capital (for itself and not on behalf of any other party) hereby notifies the Loan Parties that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender or Monroe Capital, as applicable, to identify the Loan Parties in accordance with the Act.

15.17         INDEMNIFICATION BY LOAN PARTIES. IN CONSIDERATION OF THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY ADMINISTRATIVE AGENT AND THE LENDERS AND THE AGREEMENT TO EXTEND THE COMMITMENTS PROVIDED HEREUNDER, BORROWER HEREBY AGREES TO INDEMNIFY, EXONERATE AND HOLD ADMINISTRATIVE AGENT, EACH LENDER AND EACH OF THE OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES, APPROVED FUNDS AND AGENTS OF ADMINISTRATIVE AGENT AND EACH LENDER (EACH A “LENDER PARTY”) FREE AND HARMLESS FROM AND AGAINST ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, LOSSES, LIABILITIES, DAMAGES AND EXPENSES, INCLUDING ATTORNEY COSTS (COLLECTIVELY, THE “INDEMNIFIED LIABILITIES”), INCURRED BY THE LENDER PARTIES OR ANY OF THEM AS A RESULT OF, OR ARISING OUT OF, OR RELATING TO (a) ANY TENDER OFFER, MERGER, PURCHASE OF CAPITAL SECURITIES, PURCHASE OF ASSETS OR OTHER SIMILAR TRANSACTION FINANCED OR PROPOSED TO BE FINANCED IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, WITH THE PROCEEDS OF ANY OF THE LOANS, (b) THE USE, HANDLING, RELEASE, EMISSION, DISCHARGE, TRANSPORTATION, STORAGE, TREATMENT OR DISPOSAL OF ANY HAZARDOUS SUBSTANCE AT ANY PROPERTY OWNED OR LEASED AT ANY TIME BY ANY LOAN PARTY, (c) ANY VIOLATION, OBLIGATION OR LIABILITY PURSUANT TO ANY ENVIRONMENTAL LAWS WITH RESPECT TO CONDITIONS AT ANY PROPERTY OWNED OR LEASED BY ANY LOAN PARTY AT ANY TIME OR THE OPERATIONS CONDUCTED THEREON, (d) THE INVESTIGATION, CLEANUP OR REMEDIATION OF OFFSITE LOCATIONS AT WHICH ANY LOAN PARTY OR THEIR RESPECTIVE PREDECESSORS ARE ALLEGED TO HAVE DIRECTLY OR INDIRECTLY DISPOSED OF HAZARDOUS SUBSTANCES OR OTHERWISE BE LIABLE UNDER ENVIRONMENTAL LAWS, OR (e) THE EXECUTION, DELIVERY, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BY ANY OF THE LENDER PARTIES, EXCEPT FOR ANY SUCH INDEMNIFIED LIABILITIES ARISING ON ACCOUNT OF THE APPLICABLE LENDER PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A FINAL, NONAPPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION. IF AND TO THE EXTENT THAT THE FOREGOING UNDERTAKING MAY BE UNENFORCEABLE FOR ANY REASON, EACH LOAN PARTY HEREBY AGREES TO MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT AND SATISFACTION OF EACH OF THE INDEMNIFIED LIABILITIES WHICH IS PERMISSIBLE UNDER APPLICABLE LAW. ALL OBLIGATIONS PROVIDED FOR IN THIS SECTION 15.17 SHALL SURVIVE REPAYMENT OF THE LOANS, CANCELLATION OF THE NOTES, EXPIRATION OR TERMINATION OF THE LETTERS OF CREDIT, ANY FORECLOSURE UNDER, OR ANY MODIFICATION, RELEASE OR DISCHARGE OF, ANY OR ALL OF THE COLLATERAL DOCUMENTS AND TERMINATION OF THIS AGREEMENT.

92

15.18         Nonliability of Lenders. The relationship between Borrower on the one hand and the Lenders and Administrative Agent on the other hand shall be solely that of borrower and lender. Neither Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Loan Parties, on the one hand, and Administrative Agent and the Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor. Neither Administrative Agent nor any Lender undertakes any responsibility to any Loan Party to review or inform any Loan Party of any matter in connection with any phase of any Loan Party’s business or operations. Borrower agrees, on behalf of itself and each other Loan Party, that neither Administrative Agent nor any Lender shall have liability to any Loan Party (whether sounding in tort, contract or otherwise) for losses suffered by any Loan Party in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. NO LENDER PARTY SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY OTHERS OF ANY INFORMATION OR OTHER MATERIALS OBTAINED THROUGH INTRALINKS OR OTHER SIMILAR INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS AGREEMENT, NOR SHALL ANY LENDER PARTY HAVE ANY LIABILITY WITH RESPECT TO, AND BORROWER ON BEHALF OF ITSELF AND EACH OTHER LOAN PARTY, HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR ANY SPECIAL, PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ARISING OUT OF ITS ACTIVITIES IN CONNECTION HEREWITH OR THEREWITH (WHETHER BEFORE OR AFTER THE CLOSING DATE). Each Loan Party acknowledges that it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party. No joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Loan Parties and the Lenders

93

15.19         FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE ADMINISTRATIVE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION. EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH LOAN PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

15.20         WAIVER OF JURY TRIAL. EACH LOAN PARTY, ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

Section 16 JOINT AND SEVERAL LIABILITY

16.1         Borrower is defined collectively to include all Persons constituting Borrower; provided, however, that any references herein to “any Borrower”, “each Borrower”, “a Borrower” or similar references, shall be construed as a reference to each individual Person comprising Borrower. In addition, each Person comprising Borrower hereby acknowledges and agrees that all of the representations, warranties, covenants, obligations, conditions, agreements and other terms contained in this Agreement shall be applicable to and shall be binding upon each Person comprising Borrower unless expressly otherwise stated herein.

94

16.2         Each Borrower shall be jointly and severally liable for all of the Obligations of each other Borrower, regardless of which Borrower actually receives the proceeds or other benefits of the Loans or other extensions of credit hereunder or the manner in which Borrowers, Administrative Agent or any Lender accounts therefor in their respective books and records.

16.3         Each Borrower acknowledges that it will enjoy significant benefits from the business conducted by each other Borrower because of, inter alia, their combined ability to bargain with other Persons including without limitation their ability to receive the Loans and other credit extensions under this Agreement and the other Loan Documents which would not have been available to any Borrower acting alone. Each Borrower has determined that it is in its best interest to procure the credit facilities contemplated hereunder, with the credit support of each other Borrower as contemplated by this Agreement and the other Loan Documents.

16.4         Each of Administrative Agent and the Lenders have advised each Borrower that it is unwilling to enter into this Agreement and the other Loan Documents and make available the credit facilities extended hereby or thereby to any Borrower unless each Borrower agrees, among other things, to be jointly and severally liable for the due and proper payment of the Obligations of each other Borrower. Each Borrower has determined that it is in its best interest and in pursuit of its purposes that it so induce the Lenders to extend credit pursuant to this Agreement and the other documents executed in connection herewith (A) because of the desirability to each Borrower of the credit facilities hereunder and the interest rates and the modes of borrowing available hereunder and thereunder, (B) because each Borrower may engage in transactions jointly with other Borrowers and (C) because each Borrower may require, from time to time, access to funds under this Agreement for the purposes herein set forth. Each Borrower, individually, expressly understands, agrees and acknowledges, that the credit facilities contemplated hereunder would not be made available on the terms herein in the absence of the collective credit of all the Borrowers, and the joint and several liability of all the Borrowers. Accordingly, each Borrower acknowledges that the benefit of the accommodations made under this Agreement to the Borrower, as a whole, constitutes reasonably equivalent value, regardless of the amount of the indebtedness actually borrowed by, advanced to, or the amount of credit provided to, or the amount of collateral provided by, any one Borrower.

16.5         To the extent that applicable law otherwise would render the full amount of the joint and several obligations of any Borrower hereunder and under the other Loan Documents invalid or unenforceable, such Person’s obligations hereunder and under the other Loan Documents shall be limited to the maximum amount which does not result in such invalidity or unenforceability; provided, however, that each Borrower’s obligations hereunder and under the other Loan Documents shall be presumptively valid and enforceable to their fullest extent in accordance with the terms hereof or thereof, as if this Section 16 were not a part of this Agreement.

95

16.6         To the extent that any Borrower shall make a payment under this Section 16 of all or any of the Obligations (a “Joint Liability Payment”) which, taking into account all other Joint Liability Payments then previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Joint Liability Payments in the same proportion that such Person’s “Allocable Amount” (as defined below) (as determined immediately prior to such Joint Liability Payments) bore to the aggregate Allocable Amounts of each Borrower as determined immediately prior to the making of such Joint Liability Payments, then, following payment in full in cash of the Obligations (other than contingent indemnification Obligations not then asserted), the expiration, termination or Cash Collateralization of all Letters of Credit and the termination of the Commitments, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Joint Liability Payments. As of any date of determination, the “Allocable Amount” of any Borrower shall be equal to the maximum amount of the claim which could then be recovered from such Borrower under this Section 16 without rendering such claim voidable or avoidable under §548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

16.7         Each Borrower assumes responsibility for keeping itself informed of the financial condition of each other Borrower, and any and all endorsers and/or guarantors of any instrument or document evidencing all or any part of such other Borrower’s Obligations, and of all other circumstances bearing upon the risk of nonpayment by such other Borrower of their Obligations, and each Borrower agrees that neither Administrative Agent nor any Lender shall have any duty to advise such Borrower of information known to Administrative Agent or any Lender regarding such condition or any such circumstances or to undertake any investigation not a part of its regular business routine. If Administrative Agent or any Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to a Borrower, neither Administrative Agent nor any Lender shall be under any obligation to update any such information or to provide any such information to such Borrower or any other Person on any subsequent occasion.

16.8         Administrative Agent is hereby authorized to, at any time and from time to time, (a) in accordance with the terms of this Agreement, renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, Obligations incurred by any Borrower or any other Loan Party, otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument now or hereafter executed by any Borrower or any other Loan Party and delivered to Administrative Agent or any Lender; (b) accept partial payments on an Obligation incurred by any Borrower; (c) take and hold security or collateral for the payment of an Obligation incurred by any Borrower hereunder or for the payment of any guaranties of an Obligation incurred by any Borrower or other liabilities of any Borrower and exchange, enforce, waive and release any such security or collateral; (d) apply such security or collateral and direct the order or manner of sale thereof as Administrative Agent, in its sole discretion, may determine; and (e) settle, release, compromise, collect or otherwise liquidate an Obligation incurred by any Borrower and any security or collateral therefor in any manner, without affecting or impairing the obligations of any other Borrower. In accordance with the terms of this Agreement, Administrative Agent shall have the exclusive right to determine the time and manner of application of any payments or credits, whether received from a Borrower or any other source, and such determination shall be binding on each Borrower. In accordance with the terms of this Agreement, all such payments and credits may be applied, reversed and reapplied, in whole or in part, to any of an Obligation incurred by any Borrower as Administrative Agent shall determine in its sole discretion without affecting the validity or enforceability of the Obligations of any other Borrower. Nothing in this Section 16 shall modify any right of any Borrower or any Lender to consent to any amendment or modification of this Agreement or the other Loan Documents in accordance with the terms hereof or thereof.

96

16.9         Each Borrower hereby agrees that, except as hereinafter provided, its obligations hereunder shall be unconditional, irrespective of (a) the absence of any attempt to collect an Obligation incurred by Borrower from any Borrower or any guarantor or other action to enforce the same; (b) failure by Administrative Agent to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for an Obligation incurred by any Borrower; (c) of any proceeding under the Bankruptcy Code, or any similar proceeding, by or against any Borrower or any other Loan Party, or Administrative Agent’s or any Lender’s election in any such proceeding of the application of §1111(b)(2) of the Bankruptcy Code; (d) any borrowing or grant of a security interest by any Borrower as debtor-in-possession under §364 of the Bankruptcy Code; (e) the disallowance, under §502 of the Bankruptcy Code, of all or any portion of Administrative Agent’s or any Lender’s claim(s) for repayment of any of an Obligation incurred by any Borrower; or (f) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor unless such legal or equitable discharge or defense is that of a Borrower in its capacity as a Borrower.

16.10         Any notice given by Borrower Representative hereunder shall constitute and be deemed to be notice given by all Borrowers, jointly and severally. Notice given by Administrative Agent or any Lender to Borrower Representative hereunder or pursuant to any other Loan Documents in accordance with the terms hereof or thereof shall constitute notice to each Borrower. The knowledge of any Borrower shall be imputed to all Borrower and any consent by Borrower Representative or any Borrower shall constitute the consent of and shall bind all Borrower.

16.11         This Section 16 is intended only to define the relative rights of Borrower and nothing set forth in this Section 16 is intended to or shall impair the obligations of Borrower, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement or any other Loan Documents. Nothing contained in this Section 16 shall limit the liability of any Borrower to pay the credit facilities made directly or indirectly to such Borrower and accrued interest, fees and expenses with respect thereto for which such Borrower shall be primarily liable.

16.12         The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of each Borrower to which such contribution and indemnification is owing. The rights of any indemnifying Borrower against the other Borrowers under this Section 16 shall be exercisable upon the full and payment of the Obligations, the termination of the Letters of Credit and the termination of the Commitments.

97

16.13         No payment made by or for the account of a Borrower, including, without limitation, (a) a payment made by such Borrower on behalf of an Obligation of another Borrower or (b) a payment made by any other Person under any guaranty, shall entitle such Borrower, by subrogation or otherwise, to any payment from such other Borrower or from or out of property of such other Borrower and such Borrower shall not exercise any right or remedy against such other Borrower or any property of such other Borrower by reason of any performance of such Borrower of its joint and several obligations hereunder, until, in each case, the termination of the Commitments, payment in full of all Obligations (other than contingent indemnification Obligations not then asserted) and the expiration or termination or Cash Collateralization of all Letters of Credit.

Section 17 Appointment of Borrower Representative.

17.1         Each Borrower hereby irrevocably appoints and constitutes the Borrower Representative as its agent to request and receive the proceeds of advances in respect of the Loans (and to otherwise act on behalf of such Borrower pursuant to this Agreement and the other Loan Documents) from Lenders in the name or on behalf of each such Borrower. Administrative Agent may disburse such proceeds to the bank account of Borrower Representative (or any other Borrower) without notice to any other Borrower or any other Loan Party.

17.2         Each Borrower hereby irrevocably appoints and constitutes the Borrower Representative as its agent to (i) receive statements of account and all other notices from Administrative Agent with respect to the Obligations or otherwise under or in connection with this Agreement and the other Loan Documents, (ii) execute and deliver Compliance Certificates and all other notices, certificates and documents to be executed and/or delivered by any Borrower under this Agreement or the other Loan Documents; and (iii) otherwise act on behalf of such Borrower pursuant to this Agreement and the other Loan Documents.

17.3         The authorizations contained in this Section 17 are coupled with an interest and shall be irrevocable, and Administrative Agent may rely on any notice, request, information supplied by the Borrower Representative, every document executed by the Borrower Representative, every agreement made by the Borrower Representative or other action taken by the Borrower Representative in respect of any Borrower or other Loan Party as if the same were supplied, made or taken by such Borrower or Loan Party. Without limiting the generality of the foregoing, the failure of one or more Borrowers or other Loan Party to join in the execution of any writing in connection herewith shall not relieve any Borrower or other Loan Party from obligations in respect of such writing.

17.4         No purported termination of the appointment of Borrower Representative as agent shall be effective without the prior written consent of Administrative Agent.

[SIGNATURE PAGES FOLLOW]

98

The parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first set forth above.

BORROWER:	CYALUME TECHNOLOGIES HOLDINGS, INC., a Delaware corporation

	By:	/s/ Michael Bielonko
Michael Bielonko
Chief Financial Officer, Treasurer and Secretary

CYALUME TECHNOLOGIES, INC., a Delaware corporation

	By:	/s/ Michael Bielonko
Michael Bielonko
Chief Financial Officer, Treasurer and Secretary

CYALUME SPECIALTY PRODUCTS, INC., a Delaware corporation

	By:	/s/ Michael Bielonko
Michael Bielonko
Chief Financial Officer, Treasurer and Secretary

COMBAT TRAINING SOLUTIONS, INC., a Colorado corporation

	By:	/s/ Michael Bielonko
Michael Bielonko
Chief Financial Officer, Treasurer and Secretary

CYALUME REALTY, INC., a Delaware corporation

	By:	/s/ Michael Bielonko
Michael Bielonko
Chief Financial Officer, Treasurer and Secretary

Signature Page to Credit Agreement

BORROWER:	CT SAS HOLDINGS, INC., a Delaware corporation

	By:	/s/ Michael Bielonko
Michael Bielonko
Chief Financial Officer, Treasurer and Secretary

Signature Page to Credit Agreement

ADMINISTRATIVE AGENT:	MONROE CAPITAL MANAGEMENT ADVISORS, LLC, as Administrative Agent

	By:	/s/ Jeffrey Cupples
Jeffrey Cupples
Director

Signature Page to Credit Agreement

LENDERS:	Monroe Capital Corporation, in its capacity as a Lender

	By:	/s/ Jeffrey Cupples
Jeffrey Cupples
Director

Monroe Capital Corporation SBIC, LP, a Delaware limited partnership

		By:	MCC SBIC GP, LLC, a Delaware limited liability company
		Its:	General Partner

			By:	Monroe capital bdc advisors llc, a Delaware limited liability company
			Its:	Manager

				By:	/s/ Jeffrey Cupples
Jeffrey Cupples
Director

Monroe Capital Senior Secured Direct Loan Fund LP, in its capacity as a Lender

		By:	Monroe Capital Senior Secured Direct Loan Fund LLC
		Its:	General Partner

			By:	/s/ Jeffrey Cupples
Jeffrey Cupples
Director

Signature Page to Credit Agreement

LENDERS:	Monroe Capital Senior Secured Direct Loan FINANCING SPV LLC,
in its capacity as a Lender

	By:	MONROE CAPITAL SENIOR SECURED DIRECT LOAN FUND LP
	Its:	Designated Manager

		By:		Monroe Capital Senior Secured Direct Loan Fund LLC
		Its:		General Partner

			By:	/s/ Jeffrey Cupples
Jeffrey Cupples
Director

Monroe Capital Senior Secured Direct Loan Fund (Unleveraged) LP, in its capacity as a Lender

	By:	Monroe Capital Senior Secured Direct Loan Fund LLC
	Its:	General Partner

		By:		/s/ Jeffrey Cupples
Jeffrey Cupples
Director

Monroe Capital ParTners Fund II, Lp, in its capacity as a Lender

	By:	Monroe Capital PArtners fund ii, llc
	Its:	General Partner

		By:		/s/ Jeffrey Cupples
Jeffrey Cupples
Director

Signature Page to Credit Agreement

ANNEX A

LENDERS AND PRO RATA SHARES

Lender	Revolving Commitment	Pro Rata Share*/	Term A Loan Commitment	Pro Rata Share*/	Delayed Draw Term Loan Commitment	Pro Rata Share*/

MONROE CAPITAL CORPORATION	$1,527,777.78	30.555555600%	$0.00	0%	$611,111.11	30.555555500%

MONROE CAPITAL CORPORATION SBIC, LP	$0.00	0%	$5,500,000.00	30.555555556%	$0.00	0%

MONROE CAPITAL SENIOR SECURED DIRECT LOAN FUND LP	$1,343,577.24	26.871544800%	$0.00	0%	$537,430.90	26.871545000%

MONROE CAPITAL SENIOR SECURED DIRECT LOAN FINANCING SPV LLC	$0.00	0%	$4,836,878.07	26.871544833%	$0.00	0%

MONROE CAPITAL SENIOR SECURED DIRECT LOAN FUND (UNLEVERAGED) LP	$1,128,644.98	22.572899600%	$4,063,121.93	22.572899611%	$451,457.99	22.572899500%

MONROE CAPITAL PARTNERS FUND II, LP	$1,000,000.00	20.000000000%	$3,600,000.00	20.000000000%	$400,000.00	20.000000000%

TOTALS	$5,000,000.00	100%	$18,000,000.00	100%	$2,000,000.00	100%

*/	Carry out to nine decimal places.

Annex A to Credit Agreement

ANNEX B

ADDRESSES FOR NOTICES

BORROWER AND BORROWER REPRESENTATIVE

c/o Cyalume Technologies Holdings, Inc.

910 SE 17th Street, Suite 300

Fort Lauderdale, Florida 33316

Attention: Michael Bielonko
Telephone: (413) 858-2516
Facsimile: (413) 788-4817

MONROE CAPITAL MANAGEMENT ADVISORS, LLC, as Administrative Agent

MONROE CAPITAL CORPORATION

MONROE CAPITAL CORPORATION SBIC, LP

MONROE CAPITAL SENIOR SECURED DIRECT LOAN FUND LP

MONROE CAPITAL SENIOR SECURED DIRECT LOAN FINANCING SPV LLC

MONROE CAPITAL SENIOR SECURED DIRECT LOAN FUND (UNLEVERAGED) LP

MONROE CAPITAL PARTNERS FUND II, LP

c/o Monroe Capital LLC

311 South Wacker Drive, Suite 6400

Chicago, Illinois 60606

Attention: Jeffrey Cupples

Telephone: (312) 523-2385

Facsimile: (312) 258-8350

With a mandatory copy to:

Vedder Price P.C.

222 North LaSalle Street, Suite 2300

Chicago, Illinois 60601

Attention: Michael A. Nemeroff, Esq.

Telephone: (312) 609-7858

Facsimile: (312) 609-5005

Annex B to Credit Agreement